                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                   FORM SB-2/A
                                 Amendment No. 1

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                      ------------------------------------
                 (Name of Small Business Issuer in Its Charter)

        Delaware                                               13-4000208
------------------------- ----------------------------- ------------------------
     (State or Other            (Primary Standard           (I.R.S. Employer
     Jurisdiction of        Industrial Classification      Identification No.)
      Incorporation               Code Number)
    or Organization)


                          211 Madison Avenue Apt. #28B
                          New York City, New York 10116
                                Tel: 212-532-2736
          (Address and Telephone Number of Principal Executive Offices)

                                 Allan Klepfisz
                          211 Madison Avenue Apt. #28B
                          New York City, New York 10116
                                Tel: 212-532-2736
            (Name, Address and Telephone Number of Agent for Service)


   Approximate Date of Proposed Sale to the Pubic: From time to time after the effective date of the Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        Title of                                        Proposed               Proposed
     Each Class of               Amount          Maximum Offering Price    Maximum Aggregate          Amount of
     Securities To                To Be                 Per Unit            Offering Price          Registration
     Be Registered           Registered (1)                                                            Fee (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock                64,647,000 (3)                $0.08                $5,171,760                $ 553
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock                58,821,428 (4)                $0.08                $4,705,714                $ 504
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock               112,207,849 (5)                $0.08                $8,976,628                $ 960
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock               162,496,084 (6)                $0.08               $12,999,687              $ 1,391
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock                 3,483,966 (7)                $0.08                  $278,717              $    30
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Total                      401,656,327                                        $32,132,506              $ 3,438*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

*        Fee previously paid

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration Statement also covers such indeterminate number of additional shares of our common stock as may be issuable solely upon the conversion our 9% Convertible Debentures and exercise of the related warrants solely to prevent dilution resulting form stock splits, stock dividends or similar transactions. The number of shares of our common stock registered hereunder includes a good faith estimate by us of the number of shares of our common stock issuable upon conversion of our 9% Convertible Debentures and upon exercise of the related warrants. For purposes of estimating the number of shares of our common stock to be included in this Registration Statement, we calculated 150% of the number of shares of our common stock issuable upon conversion of our 9% Convertible Debentures, including interest thereon through the maturity date thereof, and exercise of the related warrants.
(2) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on October 28, 2005, as reported on the OTC Bulletin Board.
(3) Represents shares of our common stock that may be issued upon the conversion of the principal and interest of our 9% Convertible Debentures.
(4) Represents shares of our common stock that may be issued upon the exercise of the warrants issued in connection with our 9% Convertible Debentures.
(5) Represents shares of our common stock that are outstanding or that are issuable to the former stockholders of LTDnetwork, Inc. upon receipt of such stockholder's letters of transmittal in connection with our acquisition of LTDnetwork, Inc.
(6) Represents shares of our common stock that may be issued upon the exercise of the warrants issued in connection with our acquisition of LTDnetwork, Inc.
(7) Represents shares of our common stock that may be issued in connection with an agreement with a stockholder that provides for an adjustment in the number of shares previously issued to such stockholder based on the average closing prices of our common stock for a specified period prior to a specified future date being below $0.15 per share.

         The registrant hereby amends this registration statement of such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATON IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED January [  ], 2006

PROSPECTUS

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                      401,656,327 shares of common stock

         This prospectus relates to the sale by the selling stockholders of our common stock. The selling stockholders may offer to sell the shares of our common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

         We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "AVDI". On December 30, 2005, the closing bid price per share of our common stock was $0.08.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BEGINNING ON PAGE 2 BEFORE INVESTING IN OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this prospectus is [ ], 2006.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

PROSPECTUS SUMMARY............................................................1

RISK FACTORS..................................................................2

USE OF PROCEEDS..............................................................11

MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
   STOCKHOLDER MATTERS.......................................................11

BUSINESS.....................................................................12

DESCRIPTION OF PROPERTY......................................................16

LEGAL PROCEEDINGS............................................................16

PLAN OF OPERATION............................................................16

DIRECTORS AND EXECUTIVE OFFICERS.............................................18

EXECUTIVE COMPENSATION.......................................................19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............21

DESCRIPTION OF SECURITIES....................................................21

SELLING STOCKHOLDERS.........................................................22

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
   INDEMNIFICATION FOR SECURITIES ACT LIABILITIES............................29

LEGAL MATTERS................................................................29

EXPERTS......................................................................29

WHERE YOU CAN FIND MORE INFORMATION..........................................29

FINANCIAL STATEMENTS........................................................F-1

                               PROSPECTUS SUMMARY

THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

BUSINESS

Our primary strategy is to acquire and commercialize new or previously existing but non-commercialized technologies. We may acquire a direct interest in these technologies, a right to use these technologies, and/or an ownership interest in the entity owning these technologies. Our principal activities include identifying, reviewing and assessing technologies for their commercial applicability and potential.

While we have acquired the intellectual property rights for a number of products, such products are still in various stages of development. We are currently focusing on our Qtrax and intelliPrice products which are each at the end of the development process.

       QTRAX. We believe that Qtrax, a unique music file sharing technology based Internet service, will be the first music file sharing application that provides consumers the ability, at no charge, to download music files from the Gnutella peer to peer network with the permission of the record companies that own the rights to such music to the extent that such record companies have executed licensing agreements with us. This revolutionary free service will allow a consumer to play the music files only on the computer such consumer uses to download such music files. QTrax will also operate as an online music store where a consumer can purchase music files as a permanent download so that the consumer can play such music files on any device that plays MP3 files. Through the integration of our innovative Xpeer software application as part of the Qtrax service, we will be able to offer online e-tailers, advertising, media and marketing companies the ability to provide highly targeted advertising, promotional and other marketing information to consumers who may have a strong interest in such advertisers' products. For example, if a consumer downloads music files of a particular artist, Xpeer will display books, music and other products that feature such artist.

       INTELLIPRICE. intelliPrice is a fully customizable, event driven Internet Explorer browser add-in that automatically performs price comparisons on recognized products that a consumer is viewing on an alternate or a competitors website. intelliPrice can boost referral and commission revenues to portals by increasing the visibility and accessibility of products and services available from portal affiliates. intelliPrice can also be used by large independent Internet retailing partners to promote their products directly to their customers when they are at alternative websites. As shoppers browse, intelliPrice is able to identify what is being viewed and can deliver current price comparisons, targeted advertising and personalized information from portal partners in either a slide-out panel, a toolbar, or an alert window from the task bar.

We have only generated a nominal amount of revenue since our inception. We have incurred net losses of $28,547,734 and $4,124,927, respectively, for the year ended December 31, 2004 and the nine months ended September 30, 2005. We have a history of net losses and have incurred net losses in each of the fiscal quarters since our inception. As of September 30, 2005, we had an accumulated deficit of $42,818,642. Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2004. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and the requirement for a significant amount of capital financing to proceed with our business plan.

PRINCIPAL EXECUTIVE OFFICES

Our executive offices are located at 211 Madison Avenue, Apt. #28B, New York City, New York and our telephone number is 212-532-2736.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 64,647,000 shares of our common stock which may be issued to certain stockholders upon the conversion of principal and interest under 9% convertible securities, up to 58,821,428 shares of our common stock which may be issued to certain selling stockholders upon the exercise of outstanding common stock purchase warrants issued in connection with the private placement of the 9% convertible securities, up to 162,496,084 shares of our common stock which may be issued to certain selling stockholders upon the exercise of outstanding common stock purchase warrants issued in connection with our acquisition of LTDnetwork, Inc. and up to 3,483,966 shares of our common stock that may be issued in connection with an agreement with a stockholder that provides for an adjustment in the number of shares previously issued to such stockholder based on the average closing prices of our common stock for a specified period prior to a specified future date being below $0.15 per share. In addition, this prospectus covers the resale of up to 112,207,849 shares of our common stock owned by the selling stockholders. The selling stockholders may sell the shares of our common stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of our common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE YOU PURCHASE ANY OF OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT DUE TO ANY OF THESE RISKS.

                    RISKS RELATED TO OUR BUSINESS IN GENERAL

WE HAVE ONLY GENERATED NOMINAL REVENUES FROM OPERATIONS AND WE EXPECT TO INCUR ADDITIONAL SIGNIFICANT LOSSES.

We have conducted only limited operations to date consisting primarily of activities related to identifying and acquiring our technologies and products. We are subject to all of the business risks associated with a development company, including, but not limited to:

         o an inability to successfully market our technologies and products;

         o        risks of unforeseen capital requirements;

         o        failure of market acceptance of our technologies and products;

         o        failure to establish business relationships; and

         o competitive disadvantages as against larger and more established companies.

We anticipate that we will continue to incur significant operating losses for the foreseeable future as our operating expenses will increase as we continue to develop, enhance and commence the commercialization of our products. We have generated no meaningful revenues to date and do not anticipate generating any significant revenue through the first quarter of 2006. We have incurred net losses of $28,547,734 and $4,124,927, respectively, for the year ended December 31, 2004 and the nine months ended September 30, 2005. As of September 30, 2005, we had an accumulated deficit of $42,818,642. Although our management believes that we may recognize revenues once we launch our products in the marketplace, there can be no assurance as to when or whether we will be able to commercialize our products and technologies and realize any revenues therefrom.

WE WILL REQUIRE SIGNIFICANT ADDITIONAL CAPITAL IN ORDER TO FULLY IMPLEMENT OUR BUSINESS PLAN AND MARKETING STRATEGY.

Our future capital requirements could vary significantly and will depend upon certain factors, many of which are not within our control. Factors that may bear on our future capital requirements include:

         o        the timing of licensing of technologies and sales of products;

         o        market acceptance of our technologies and products;

         o the existence and terms of any licensing and/or joint venture agreements for the marketing and sales of technologies and products;

         o the ongoing development and testing of technologies and products; and

         o        the availability of financing.

We will require substantial additional capital to expand our business, for research and development activities and to hire administrative, marketing, technical and operational support personnel. We cannot provide any assurances that we ever will obtain the additional capital necessary to fully effectuate our business goals or obtain such capital on commercially reasonable terms. Moreover, we cannot provide assurances that additional capital requirements will not arise, or that we will generate sufficient revenues to cover expenses or generate profits. If adequate financing is not available, we may be required to delay, scale back or eliminate certain of our research and development programs and marketing and sales programs, forego technology acquisition opportunities, or license third parties to commercialize technologies that we would otherwise seek to develop. In addition, we may have to issue our common stock or securities convertible into our common stock in order to obtain the funding necessary to support operations which will dilute shareholdings and may negatively impact the price of our common stock.

THE HOLDERS OF OUR 9% CONVERTIBLE DEBENTURES HAVE A LIEN ON ALL OF OUR ASSETS (INCLUDING OUR INTELLECTUAL PROPERTY) AND COULD FORECLOSE IN THE EVENT THAT WE DEFAULT UNDER THOSE DEBENTURES.

Our 9% Convertible Debentures are due and payable with 9% interest, on August 20, 2006, unless sooner converted into shares of our common stock. In addition, any event of default as described in our 9% Convertible Debentures could require the early repayment of such 9% Convertible Debentures. If we are required to repay such 9% Convertible Debentures, we may need to raise additional funds. Also, under the terms of the Security Agreement among us and the holders of our 9% Convertible Debentures we have granted a security interest to such holders on all our assets (including our intellectual property). If we default under the terms of our 9% Convertible Debentures, the holders of such 9% Convertible Debentures would be entitled, among other things, to foreclose on our assets in order to satisfy our obligations under such 9% Convertible Debentures. A foreclosure on our assets would have a material adverse effect on our business, financial condition and results of operations.

OUR CURRENT AND NEW PRODUCTS MAY NOT COMPETE SUCCESSFULLY WITH COMPETITOR'S PRODUCTS.

The markets for our products experience and will continue to experience rapidly changing technologies, evolving industry standards and new product introductions by our competitors. These market characteristics and the activities of our competitors, including their introduction of new products and product upgrades, could render our technology obsolete. We may not successfully develop, introduce or manage the transition of new products or do so on a timely basis in response to changing technologies and standards and new products and product upgrades introduced by our competitors.

Many of our current and potential competitors have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources. Our inability to compete in the following factors could have a material adverse effect on our business: product performance, product features, ease of use, reliability, hardware and competitor compatibility, brand name recognition, product reputation, pricing, levels of advertising, availability and quality of customer support and timeliness of product upgrades.

ANY INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY MAY LIMIT OUR ABILITY TO COMPETE AND RESULT IN A LOSS OF A COMPETITIVE ADVANTAGE.

We rely principally on copyright, trademark, patent, trade secret and contract laws to protect our proprietary technology. We cannot be certain that we have taken adequate steps to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

We have prepared and filed patent applications covering several of our software and consumer products. Our success depends, in part, on our ability to obtain and protect patents covering, and maintain trade secrecy protection of, technologies, as well as other, future technologies, and to operate without infringing on the proprietary rights of third parties. There can be no assurance that any of our pending or future patent applications will be approved, that we will develop additional proprietary technology that is patentable, that any patents issued will provide us with a competitive advantage or will not be challenged by third parties or that the patents of others will not have an adverse effect on our ability to conduct business.

In addition to patent protection, we rely on trade secrets, proprietary know-how and technology which we seek to protect. There can be no assurance that our trade secrets and proprietary know-how will not become known or be independently discovered by others.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS THAT ARE COSTLY TO DEFEND AND COULD LIMIT OUR ABILITY TO USE SOME TECHNOLOGIES IN THE FUTURE.

Although we believe that none of the technologies or products we have developed or the trademarks we use or any of the other elements of our business infringe on the proprietary rights of any third parties, third parties may assert claims against us for infringement of their proprietary rights and these claims may be successful. We could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect our business, results of operations or financial condition. Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block our ability to market or license our products. Such a judgment could have a material adverse effect on our ability to sell our products or on our costs of doing business. If a third party asserts a claim relating to proprietary technology or information against us, we may seek licenses to the intellectual property from such third party. However, we cannot be certain that third parties will extend licenses to us on commercially reasonable terms, or at all. Our failure to obtain the necessary licenses or other rights or to obtain those rights at a reasonable cost could materially adversely affect our ability to sell our products or our costs of doing business.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY BE UNABLE TO DEVELOP PRODUCTS OR ACHIEVE SALES OF PRODUCTS.

Our success depends to a significant extent on the performance of our executive officers and key technical personnel. The loss of one or more of our key employees could have a material adverse effect on our ability to develop and sell products. We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, managerial and sales and marketing personnel. There can be no assurance that we will be successful in attracting and retaining these personnel.

WE MAY NOT SUCCESSFULLY OVERCOME PROBLEMS ENCOUNTERED IN CONNECTION WITH POTENTIAL FUTURE ACQUISITIONS.

As part of our long-term growth strategy, we may seek to acquire or make investments in complementary businesses, technologies, services or products or enter into strategic relationships with parties who can provide access to those assets, if appropriate opportunities arise. From time to time, we may enter into discussions and negotiations with companies regarding our acquiring, investing in, or partnering with their businesses, products, services or technologies. We may not identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates, may not complete those transactions on commercially acceptable terms or at all.

Acquisitions often involve a number of special risks, including the following:

         o difficulty integrating acquired operations, products, services and personnel;

         o        the acquisition may disrupt our ongoing business;

         o we may not be able to retain the key personnel of the acquired company;

         o the acquired businesses may fail to achieve the revenues and earnings anticipated; and

         o we may ultimately be liable for contingent and other liabilities, not previously disclosed to us, of the companies that we acquire.

Any of these factors could have a material adverse effect on our business. These difficulties could distract our management and employees and increase our expenses. Furthermore, we may incur indebtedness or issue equity securities to pay for any future acquisitions.

WE MAY NOT BE SUCCESSFUL IN ENTERING INTO STRATEGIC ALLIANCES.

We intend to enter into strategic partnerships, joint ventures and/or teaming arrangements with regional and multinational corporations to promote our technologies and products. In the event that we are unable to develop these relationships or once developed maintain them for any reason, our business, operating results and financial condition could be materially adversely affected. Moreover, we can give no assurances that any such relationships will result in the sale or licensing of our technologies or products.

CERTAIN RISKS MAY ATTACH TO OPERATIONS IN FOREIGN COUNTRIES.

We conduct a significant portion of our operations in Australia and Germany. Certain risks attach to operations in foreign countries. Legal systems in some of the nations in which we conduct operations, including the licensing of technologies and selling products, may not be as developed as the United States legal system. Consequently, certain contract rights may be unenforceable in some of these jurisdictions. Any inability to enforce contracts or collect payment from clients located in these areas would have material adverse effect on our business and results of operations. In addition, changes in a specific country's political or economic condition and unexpected changes in foreign laws and regulatory requirements could have a material adverse effect on our business and results of operations.

Our expenses are recorded in different currencies. As a result, we will be subject to the effects of exchange rate fluctuations with respect to these currencies.

                       RISKS RELATED TO OUR QTRAX BUSINESS

WE ARE SUBJECT TO RISKS ASSOCIATED WITH GOVERNMENTAL REGULATION.

We do not know for certain how existing laws governing issues such as property ownership, copyright and other intellectual property issues, digital rights management, taxation, security, retransmitting of media, personal privacy and data protection apply to the Internet. The vast majority of such laws were adopted before the advent of the Internet and related technologies and do not address the unique issues associated with the Internet and related technologies. Most of the laws that relate to the Internet have not yet been interpreted. In addition to potential legislation from local, state and federal governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the Internet may directly or indirectly affect our business. While we, and our potential customers, may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor Internet distribution. Changes to or the interpretation of these laws and the entry into such industry agreements could:

         o        limit the growth of the Internet;

         o create uncertainty in the marketplace that could reduce demand for our products and services;

         o        increase our cost of doing business;

         o expose us to increased litigation risk, substantial defense costs and significant liabilities associated with content available on our Websites or distributed or accessed through our products or services, with our provision of products and services and with the features or performance of our products and Websites;

         o lead to increased product development costs or otherwise harm our business; or

         o decrease the rate of growth of our user base and limit our ability to effectively communicate with and market to our user base.

There are a large number of legislative proposals before the United States Congress and various state legislatures regarding intellectual property, digital rights management and copy protection requirements. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH LEGAL UNCERTAINTIES.

We do not know for certain how the recent Supreme Court case, Metro-Goldwyn v. Grokster, will affect our business model. The Court found that companies that distribute music file sharing software with the object of promoting its use to infringe copyright, as shown by clear expression or other affirmative steps taken to foster infringement, are liable for the resulting acts of infringement by third parties. Record companies may assert claims against us for infringement of their proprietary rights and these claims may be successful. We could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect our business, results of operations or financial condition. Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block our ability to market Qtrax.

WE FACE COMPETITION FROM OTHER "FREE" PEER-TO-PEER SERVICES, FROM TRADITIONAL RETAIL MUSIC DISTRIBUTORS AND FROM EMERGING PAID ONLINE MUSIC SERVICES DELIVERED ELECTRONICALLY.

Our online music services will face significant competition from other "free" peer-to-peer services, such as KaZaA, Morphues, Grokster and a variety of other similar services that allow computer users to connect with each other and to copy many types of program files, including music and other media, from one another's hard drives, all without securing licenses from content providers. The legal status of these other "free" services is questionable since the Supreme Court recently ruled that certain of such services violate copyright laws. However, it is not clear what effect such ruling will have on users of such services, and there can be no assurance that these services will ever be shut down.

Our paid online music services will also face competition from traditional retail music distributors such as Tower Records as well as online retailers such as Amazon.com. These retailers may include regional and national mall-based music chains, international chains, deep-discount retailers, mass merchandisers, consumer electronics outlets, mail order, record clubs, independent operators and online physical retail music distributors, some of which have greater financial and other resources than we do. To the extent that consumers choose to purchase media in non-electronic formats, it may reduce our sales, reduce our gross margins, increase our operating expense and decrease profit margins in specific markets.

Online music services competitors will include Napster, Listen.com, the provider of the Rhapsody services and a subsidiary of RealNetworks, Inc., Apple Computer's iTunes Music Store, MusicMatch, Sony Connect, Walmart.com, Yahoo!, MSN and online music services powered by MusicNet such as AOL Music and Virgin.

ONLINE MUSIC DISTRIBUTION SERVICES IN GENERAL ARE NEW AND RAPIDLY EVOLVING AND MAY NOT PROVE TO BE A PROFITABLE OR EVEN A VIABLE BUSINESS MODEL.

Online music distribution services that principally rely on advertising as a source of revenue are a relatively new business model for delivering digital media over the Internet. It is too early to predict whether consumers and advertisers will accept in significant numbers online music services and accordingly whether the services will be financially viable. If online music distribution services do not prove to be popular with consumers, or if these services cannot sustain any such popularity, our business and prospects would be harmed.

WE RELY ON CONTENT PROVIDED BY THIRD PARTIES, WHICH MAY NOT BE AVAILABLE TO US ON COMMERCIALLY REASONABLE TERMS OR AT ALL.

We rely on third-party content providers to offer music online content that can be delivered to users of our service. These third party providers include music publishers and music labels. Rights to provide this content to our customers, particularly publishing rights, may be difficult to obtain and will require significant time and expense. In some cases, we may have to pay substantial fees to obtain this third party content. We cannot guarantee that we will be able to secure licenses to music content or that such licenses will be available on commercially reasonable terms.

WE MUST PROVIDE DIGITAL RIGHTS MANAGEMENT SOLUTIONS THAT ARE ACCEPTABLE TO BOTH CONTENT PROVIDERS AND CONSUMERS.

We must provide digital rights management solutions and other security mechanisms in our online music distribution services in order to address concerns of content providers and artists, and we cannot be certain that we can develop, license or acquire such solutions, or that content licensors or consumers will accept them. Consumers may be unwilling to accept the use of digital rights management technologies that limit their use of content.

OUR BUSINESS COULD BE HARMED BY A LACK OF AVAILABILITY OF POPULAR CONTENT.

Our business could be affected by the release of "hit" music titles, which can create cyclical trends in sales distinctive to the music industry. It is not possible to determine the timing of these cycles or the future availability of hit titles. Hit products are important because they generate customer interest. We will depend upon the music content providers to continue to produce hit products. To the extent that new hits are not available, or not available at prices attractive to consumers, our sales and margins may be adversely affected.

THE GROWTH OF OUR BUSINESS DEPENDS ON THE INCREASED USE OF THE INTERNET FOR COMMUNICATIONS, ELECTRONIC COMMERCE AND ADVERTISING.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising. Our business could be harmed if Internet usage does not continue to grow, particularly as a source of media information and entertainment and as a vehicle for commerce in goods and services. Our success also depends on the efforts of third parties to develop the infrastructure and complementary products and services necessary to maintain and expand the Internet as a viable commercial medium. We believe that other Internet-related issues, such as security, privacy, reliability, cost, speed, ease of use and access, quality of service and necessary increases in bandwith availability, remain largely unresolved and may affect the amount and type of business that is conducted over the Internet, and may impact our ability to sell our products and services and ultimately impact our business results and prospects.

If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. As a result, its performance and reliability may decline. In addition, Websites have experienced interruptions in service as a result of outages, system attacks and other delays occurring throughout the Internet network infrastructure. If these outages, attacks or delays occur frequently or on a broad scale in the future, Internet usage, as well as the usage of our products, services and Websites, could grow more slowly or decline.

MORE CONSUMERS ARE UTILIZING NON-PC DEVICES TO ACCESS DIGITAL CONTENT, AND WE MAY NOT BE SUCCESSFUL IN DEVELOPING VERSIONS OF OUR PRODUCTS AND SERVICES THAT WILL GAIN WIDESPREAD ADOPTION BY USERS OF SUCH DEVICES.

In the coming years, the number of individuals who access digital content through devices other than a personal computer, such as personal digital assistants, cellular telephones, televisions, set-top devices, game consoles and Internet appliances, is expected to increase dramatically. Manufacturers of these types of products are increasingly investing in media-related applications, but development of these devices is still in an experimental stage and business models are new and unproven. If we are unable to offer our services on these alternative non-PC devices, we may fail to capture a sufficient share of an increasingly important portion of the market for digital media services or our costs may increase significantly.

OUR NETWORK WILL BE SUBJECT TO SECURITY AND STABILITY RISKS THAT COULD HARM OUR BUSINESS AND REPUTATION AND EXPOSE US TO LITIGATION OR LIABILITY.

Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

         o our own or licensed encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or intellectual property;

         o we could experience unauthorized access, computer viruses, system interference or destruction, "denial of service" attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our Websites or use of our products and services;

         o someone could circumvent our security measures and misappropriate our, our partners' or our customers' proprietary information or content or interrupt operations;

         o our computer systems could fail and lead to service interruptions;

         o we may be unable to scale our infrastructure with increases in customer demand; or

         o our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

    RISKS RELATED TO THE SECURITIES MARKETS AND OWNERSHIP OF OUR COMMON STOCK

THIS OFFERING MAY HAVE AN ADVERSE IMPACT ON THE MARKET VALUE OF OUR COMMON
STOCK.

This prospectus relates to the sale or distribution of up to 401,656,327 shares of our common stock by the selling stockholders. We will not receive any proceeds from these sales and have prepared this prospectus principally in order to meet our contractual obligations to the selling stockholders. The sale of this block of stock, or even the possibility of its sale, may adversely affect the trading market for our common stock and reduce the price available in that market.

HOLDERS OF OUR COMMON STOCK MAY HAVE THEIR PERCENTAGE OWNERSHIP DILUTED AS A RESULT OF THE CONVERSION OF OUR 9% CONVERTIBLE DEBENTURES, THE EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH SUCH 9% CONVERTIBLE DEBENTURES AND THE EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH OUR ACQUISITION OF LTDNETWORK, INC.

If all our 9% Convertible Debentures are converted at the current conversion price and all the warrants issued in connection with such 9% Convertible Debentures are exercised at their current exercise price, then 78,428,566 shares of our common stock will be issued with respect to such conversion (not including any shares of our common stock to be issued on the conversion of interest accrued on such 9% Convertible Debentures) and exercise. In addition, if all the warrants issued in connection with our acquisition of LTDnetwork, Inc. are exercised, then 162,496,084 shares of our common stock will be issued with respect to such exercise. The exercise price for such warrants is equal to approximately $0.04 per share. If all our 9% Convertible Debentures are converted at the current conversion price (including any shares of our common stock to be issued on the conversion of interest accrued on such 9% Convertible Debentures if such 9% Debentures were converted on their maturity date), all the warrants issued in connection with such 9% Convertible Debentures are exercised at their current exercise price, all the warrants issued in connection with our acquisition of LTDnetwork, Inc. are exercised and the former stockholders of LTDnetwork, Inc. who have not yet submitted a letter of transmittal in connection with our acquisition of LTDnetwork, Inc. submit such a letter of transmittal, then 250,945,050 shares of our common stock would be issued. The additional shares in the market will dilute the percentage interest of our stockholders and may have a material adverse effect on the market price of our common stock. Any such decline in the market price of our common stock could impede our efforts to obtain additional financing through the sale of additional equity or equity-related securities or could make such financing more costly.

THE ADJUSTABLE CONVERSION PRICE OF OUR 9% CONVERTBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES OF OUR COMMON STOCK.

Our 9% Convertible Debentures are convertible at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of our common stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of our common stock for the 30 trading days immediately preceding the applicable date of conversion. Accordingly, the conversion price may fluctuate with the market price of our common stock and the number of shares we would be required to issue would increase, perhaps substantially, if the market price of our common stock trades below $0.09. In addition, since our 9% Convertible Debentures are convertible at a discount to the trading price of our common stock prior to the conversion, the significant downward pressure on the price of our common stock as the selling stockholders converts and sells material amounts of our common stock could encourage short sales by investors. The selling stockholders could sell our common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price.

THE PRICE OF OUR COMMON STOCK HAS BEEN AND MAY IN THE FUTURE BE AFFECTED BY PRICE AND VOLUME FLUCTUATION IN THE MARKET FOR DEVELOPMENTAL STAGE COMPANIES.

The OTC Bulletin Board, where many developmental stage companies are traded, experiences extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may materially adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of an individual company's securities, securities class action litigation often has been instituted against that company. We have not been the subject to any lawsuits alleging that we have violated any provisions of federal securities laws. The filing of litigation against us, or any other claims, if made, could result in substantial costs and a diversion of the attention and resources of our management.

OUR COMMON STOCK IS PRESENTLY SUBJECT TO THE "PENNY STOCK" RULES WHICH MAY MAKE IT A LESS ATTRACTIVE INVESTMENT.

Since the trading price of our common stock is less than $5.00 per share, trading in our common stock is also subject to the requirements of Rule 15g-9 of the Securities Exchange Act of 1934. Our common stock is also considered a penny stock under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which defines a penny stock, generally, as any equity security not traded on an exchange or quoted on the Nasdaq SmallCap Market that has a market price of less than $5.00 per share. Under such Rule 15g-9, brokers who recommend our common stock to persons who are not established customers and accredited investors, as defined in the Securities Exchange Act of 1934, must satisfy special sales practice requirements, including requirements that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosures in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with that market. Such requirements may severely limit the market liquidity of our common stock and the ability of purchasers of our equity securities to sell their securities in the secondary market.

                           FORWARD LOOKING STATEMENTS

This prospectus contains certain statements that are "forward looking statements", which relate to future events or our future financial performance. Any statements contained in this prospectus which are not statements of historical fact may be deemed to be forward looking statements. Without limiting the generality of the foregoing, forward looking statements can be identified by the use of words such as "believes," "expects," "intends," "projects," "anticipates," "contemplates," or "estimates." Although we believe that the expectations reflected in the forward looking statements are reasonable, management can give no assurance that such expectations will prove to have been correct. Generally, forward looking statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures, liquidity or indebtedness, ability to raise working capital, or other aspects of operating results or financial position. All phases of our operations are subject to a number of uncertainties, risks and other influences which are set forth under the section entitled "Risk Factors", many of which are outside of our control and any one of which, or a combination of which, could materially affect our results of operations and whether the forward looking statements made by us ultimately prove to be accurate. The safe harbor for forward looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.


                                 USE OF PROCEEDS

The selling stockholders will receive the net proceeds from sales of the shares of our common stock included in this prospectus. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Assuming all of the warrants for which the underlying shares of our common stock that are covered by this prospectus are exercised for cash, we will receive approximately $10,556,293 in cash proceeds.


                    MARKET FOR THE REGISTRANT'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

Market Information.
-------------------

Our common stock is traded on the OTC Bulletin Board currently under the symbol AVDI.

The table below sets forth the range of high and low bid quotes of our common stock for each quarter for the last two fiscal years and the first, second and third quarters of 2005, as reported by the OTC Bulletin Board. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not represent actual transactions.

                 2003                          HIGH                     LOW
                 ----                          ----                     ---
             First Quarter                  $      0.38              $     0.14
            Second Quarter                  $      0.60              $     0.18
             Third Quarter                  $      0.38              $     0.21
            Fourth Quarter                  $      0.29              $     0.11

                 2004                          HIGH                     LOW
                 ----                          ----                     ---
             First Quarter                  $      0.35              $     0.16
            Second Quarter                  $      0.24              $     0.11
             Third Quarter                  $      0.22              $     0.09
            Fourth Quarter                  $      0.36              $     0.16

                 2005                          HIGH                     LOW
                 ----                          ----                     ---
             First Quarter                  $      0.24              $     0.12
            Second Quarter                  $      0.25              $     0.10
             Third Quarter                  $      0.14              $     0.07
            Fourth Quarter                  $      0.14              $     0.07

Holders
-------

There were approximately 296 stockholders of record of our common stock as of December 30, 2005.

Dividends
---------

We have never declared or paid cash dividends on our common stock, and we anticipate that future earnings, if any, will be retained for development of our business. Payment of cash dividends in the future will be wholly dependent upon our earnings, financial condition, capital requirements and other factors deemed relevant by us.


                                    BUSINESS

ACQUISITIONS
------------

ACQUSITION OF LTDNETWORK, INC.

On December 15, 2004, we consummated the acquisition of all of the issued and outstanding shares of capital stock of LTDnetwork, Inc., which is referred to in this prospectus as "LTDN". Such acquisition was effected pursuant to a merger of LTDN with and into one of our subsidiaries. Pursuant to the terms of the merger we issued to the stockholders of LTDN consideration consisting of (i) 193,336 shares of our Series A Convertible Preferred Stock and (ii) warrants to purchase 487,903 shares of our Series A Convertible Preferred Stock at an exercise price of $16.33 per share. The exercise period for such warrants with respect to 25% of such aggregate warrants will expire on the 14th day following the effective date of the registration statement containing this prospectus, 25% of the aggregate Warrants will expire on the 44th day following such effective date, 25% of the aggregate Warrants will expire on the 74th day following such effective date and 25% of the aggregate Warrants will expire on the 104th day following such effective date.

The terms of our Series A Convertible Preferred Stock provided that each share of our Series A Convertible Preferred Stock would automatically convert into 400 shares of our common stock if the holders of our common stock approved an amendment to our certificate of incorporation to increase our authorized capital stock from 100,000,000 shares to at least 500,000,000 shares. The holders of our common stock approved such amendment at our annual meeting of stockholders held on September 26, 2005 and we filed such amendment with the Secretary of State of the State of Delaware on September 27, 2005. As a result, all shares of our Series A Convertible Preferred Stock were converted into shares of our common stock and the corresponding warrants became warrants to purchase shares of our common stock at approximately $0.04 per share.

We agreed to file a registration statement with the Securities and Exchange Commission relating to the resale of the shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock issued in such merger within 90 days following the date of such amendment to our certificate of incorporation. In addition, we agreed to use our reasonable efforts to cause such registration statement to be declared effective within 180 days following the date of such amendment to our certificate of incorporation. We have agreed to keep any such registration statement effective until the earliest of (a) the sale of all securities eligible to be sold thereunder, (b) the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 and (c) two years from the effective date of such registration statement.

Since the former stockholders of LTDN own a majority of our common stock (assuming the conversion of all the shares of our Series A Convertible Preferred Stock and the exercise of all the warrants to purchase shares of our Series A Convertible Preferred Stock, in each case issued to such stockholders) and the former management of LTDN constitutes a majority of our Board of Directors, we have accounted for the acquisition of LTDN as a reverse merger with LTDN as the acquirer of us. LTDN was formed on October 1, 1999.

ALFA-PRO PRODUCTS GMBH--ACQUISITION OF STOCK AND ASSETS.

Prior to the reverse merger with LTDN, on December 13, 2004, we entered into, and consummated the acquisitions contemplated by, a Stock and Intellectual Property Purchase Agreement with Alice Schlattl, Schlattl GBR, Claudia Schreiner, Susanne Schlattl and Ralph Schlattl.

Pursuant to such Stock and Intellectual Property Purchase Agreement, we purchased (a) all of the equity interests of Alfa-Pro Products GmbH, referred to in this prospectus as "Alfa-Pro", from Alice Schlattl in consideration for 43,600 shares of our Series A Convertible Preferred Stock and $90,000, such cash amount to be paid within 180 days of December 13, 2004, and (b) certain intellectual property rights from Schlattl GBR in consideration for 6,400 shares of our Series A Convertible Preferred Stock. As a result of the acquisition of Alfa-Pro and such intellectual property rights, we obtained the intellectual property rights to over 40 consumer products. Such products are in varying stages of the development process and none have yet been commercialized.

Each of Alice Schlattl, Claudia Schreiner, Susanne Schattl and Ralph Schlattl are employees of one of our subsidiaries.

COMPANY OPERATIONS
------------------

GENERAL. We are a development stage company and our efforts have been primarily devoted to technology identification and acquisition, research and development and raising capital.

Our primary strategy is to acquire and commercialize new or previously existing but non-commercialized technologies. Directly or through a subsidiary, we may acquire a direct interest in these technologies, a right to use these technologies, and/or an ownership interest in the entity owning these technologies. The acquisition of technologies by us may be made by the issuance of our common stock or other securities, cash or other consideration, or a combination thereof. Our principal activities include identifying, reviewing and assessing technologies for their commercial applicability and potential.

Described below are the various technologies in which we presently own.

LTDNETWORK, INC.
----------------

LTDN specializes in the development of innovative technologies, software and services for online e-tailers, advertising, media and marketing companies. LTDN's software and services include the following:

QTRAX. We believe that Qtrax, a unique music file sharing technology based Internet service, will be the first music file sharing application that provides consumers the ability, at no charge, to download music files from the Gnutella peer to peer network with the permission of the record companies that own the rights to such music to the extent that such record companies have executed licensing agreements with LTDN. This revolutionary free service will allow a consumer to play the music files only on the computer such consumer uses to download such music files. QTrax will also operate as an online music store where a consumer can purchase music files as a permanent download so that the consumer can play such music files on any device that plays MP3 files. Through the integration of LTDN's innovative Xpeer software application as part of the Qtrax service, LTDN will be able to offer online e-tailers, advertising, media and marketing companies the ability to provide highly targeted advertising, promotional and other marketing information to consumers who may have a strong interest in such advertisers' products. For example, if a consumer downloads music files of a particular artist, Xpeer will display books, music and other products that feature such artist.

INTELLIPRICE. intelliPrice is a fully customizable, event driven Internet Explorer browser add-in that automatically performs price comparisons on recognized products that a consumer is viewing on an alternate or a competitors website. intelliPrice can boost referral and commission revenues to portals by increasing the visibility and accessibility of products and services available from portal affiliates. intelliPrice can also be used by large independent Internet retailing partners to promote their products directly to their customers when they are at alternative websites. As shoppers browse, intelliPrice is able to identify what is being viewed and can deliver current price comparisons, targeted advertising and personalized information from portal partners in either a slide-out panel, a toolbar, or an alert window from the task bar. We believe that intelliPrice is unobtrusive yet significantly enhances the price- and value-seeking shopper experience.

PROMOSENSE. PromoSense is an event driven and fully customizable web browser add-in that enables an advertiser to deliver highly targeted information depending on customizable rules and the web page the PromoSense user is currently viewing by performing basic promotional alerts (window pane, pop-up or Windows Taskbar notification).

XPEER. XPeer is an interactive component designed for price comparison providers that want to promote themselves within P2P file sharing applications. Xpeer offers end users product information and price comparison data based off keyword searches performed while searching for files or music. As an example, if a user searches for a particular music artist, XPeer will display a list of all music and books that feature references to that artist.

DYNAAD. DynaAd enables an advertiser to build and display exact match product ads on any website/web page as opposed to broad, category level based ads.

MESSAGERETRIEVER. MessageRetriever is a web based proprietary software that enables the automatic retrieval of e-mail by the simple provision of a user's standard e-mail address and password from any ISP and from any computer with a web browser. If an e-tailer integrates their own branded version of MessageRetriever on its website, it will encourage repeat visitors to such site so such visitors can check their e-mail.

PAGEQUERY WEB SERVICE. PageQuery Web Service is a high performance URL query system that allows a business to automatically extract specific or user defined nuggets of data from a web page. Any number of items can be configured into a system for extraction and once they are, the PageQuery Web Service will automatically detect their presence on any page across an entire domain.

FREE TEXT ANALYSIS WEB SERVICE. Free Text Analysis Web Service is a URL query system that automatically catalogues the information presented in a web page into a structured, hierarchical view of visually important ranked data. All existing page data is preserved along with a collection of meta data that allows a business to further process, manipulate or extract specific information from the results.

RESEAL, LTD.
------------

Reseal, Ltd, a 96% owned subsidiary referred to in this prospectus as "Reseal", holds the ownership of our proprietary resealable metal beverage can. This innovative product allows a beverage can to be resealed while maintaining the carbonation and/or freshness of the contents longer than a pop top feature of most beverage cans. To date, Reseal has not entered into any distribution or sales agreements and there can be no assurance that Reseal will enter into distribution or sales agreements, or if entered into that the agreements will result in significant sales or revenue. The ability to successfully commercialize the resealable metal beverage can is heavily dependent upon our ability to raise additional funds.

ALFA-PRO
--------

Alfa-Pro Products GmbH, referred to in this prospectus as "Alfa-Pro", is a German based firm focused on developing and patenting technologies and products for the consumer market. Alfa Pro's products are designed to fill a gap in a market where products do not exist or to make a significant improvement over products currently serving the target markets. The products of Alfa-Pro are in various stages of development and none of such products has reached the commercialization stage.

ISRAELI INVESTMENTS AND TECHNOLOGIES
------------------------------------

During April, 1999, we acquired a 20% equity interest in each of two Israeli companies, Flexitech, Ltd. and Pirocat, Ltd. Flexitech, Ltd. has developed a heating element, which can be printed on a thin film substrate, and Pirocat, Ltd. has developed a technology, which allows for conversion of plastic waste into fuel, which can be used to produce gasoline, diesel fuel, and heating oil. We have not been involved in the operations of such companies and do not intend to incur any future funds with respect to such companies.

INTELLECTUAL PROPERTY
---------------------

Our success depends substantially upon our intellectual property. We have a portfolio of approximately 28 patents and/or patents pending. We may be unsuccessful in prosecuting our patent applications or patents may not be issued from our patent applications. Even if patents are issued and maintained, these patents may not be of adequate scope to benefit us or may be held invalid and unenforceable against third parties.

MARKETING AND DISTRIBUTION
--------------------------

We believe that several of our acquired technologies and products are ready for commercialization and marketing, specifically the Qtrax and intelliPrice service.

As a result, we will devote significant business activities and resources to the successful commercialization and marketing of our acquired technologies and products. We have little experience marketing products of a technological or consumer nature. The introduction of a new product or technology into the market place requires vast capital resources and an increase in corporate personnel. Our product marketing with respect to our consumer products relies on the development of strategic alliances with global distributors. This would place the burden of marketing the products directly on the strategic partners and would keep our cost risk low and reduce the amount of capital resources we need to operate successfully. Conversely, the risks include the inability to locate the proper partner and or if the partner is ineffective.

COMPETITION
-----------

Competition in all of the areas in which we own and propose to purchase technologies is intense. We compete against a wide range of companies, universities, think tanks, consumer product companies and others, most which possess substantially greater financial and marketing resources and experience than us. Competition in our core business segments is typically based on product recognition and acceptance, price, and sales and marketing expertise and resources. Any one or more of our competitors or other enterprises not presently identified by or known to us may develop technologies and/or products which are superior to ours, less expensive than our products and technologies or market more successfully existing or new competing products and technologies. To date, we have not generated any revenues from our products or technologies and are competing against companies that may have significantly greater financial and human resources.

RESEARCH AND DEVELOPMENT
------------------------

In the fiscal year ended December 31, 2004, we incurred expenses of $558,249 on research and development. In addition we incurred $23,224,695 of in process research & development charges relating to the merger of one of our subsidiaries with and into LTDN.

By comparison, in the fiscal year ended December 31, 2003, we incurred expenses of $800,953 on research and development.

GOVERNMENTAL REGULATION
-----------------------

Few U.S. or foreign laws and regulations specifically apply to the marketing, sale or use of any of our present technologies, other than laws and regulations generally applicable to businesses. Many laws and regulations, however, are pending and may be adopted in the United States and other countries with respect to the Internet and intellectual property rights relating to the products of our subsidiary, LTDN. There can be no assurance that such laws and regulations or different standards if adopted or applied in the future will not materially increase the cost of licensing and using such products, or prevent their use altogether. Moreover, there can be no assurance that any or all jurisdictions in which we presently operate or in the future may conduct our business will not enact laws or adopt regulations which increase the cost of or prevent us from licensing or marketing our other technologies or otherwise doing business therein.

EMPLOYEES
---------

We currently employ no part-time and three full-time employees. LTDN, currently employs eight full-time and no part-time employees. LTDN's employees engage in software development and marketing.

We believe that we have satisfactory relations with our current employees.

                             DESCRIPTION OF PROPERTY

Our principal executive offices are located in a 142.9 square foot office space at 211 Madison Avenue, Apt. #28B New York, New York 10016. Such space is located as part of a larger leasehold interest and the monthly rent attributable to such space is approximately $3,300. Such lease has a remaining term of one year.

LTDN's principal executive offices are located in a 250 square meter space at 459 Collins Street Level 11, Melbourne, Victoria 3000, Australia.

                                LEGAL PROCEEDINGS

In May 2004, TPG Capital Corporation filed a claim against us with the International Centre for Dispute Resolution. TPG Capital Corporation claims it is entitled to receive additional shares of our common stock for certain services provided to us in connection with our merger with Aberdeen Acquisition Corporation. An agreement executed by us and TPG Capital Corporation in 1999 provided that on the first anniversary of such merger the amount of our common stock previously issued to TPG Capital Corporation in connection with such services would be adjusted such that the aggregate stock held by TPG Capital Corporation would have a value of at least $500,000. At such time, such provision would have resulted in 1,465,671 additional shares of our common stock being issued to TPG Capital Corporation. TPG Capital Corporation claims it is entitled to such number of such shares plus additional shares in connection with interest and the difference between our current stock price and such stock price on such one year anniversary. We believe that we have certain defenses to such claim based on certain actions taken by TPG Capital Corporation. We agreed to a minimum payment to TPG of $150,000 as part of an agreement to postpone an arbitration hearing.

We are also subject to various matters of litigation during our normal course of operations. Management believes that the eventual outcome of these matters will not have a material adverse effect on our consolidated financial position, results of operations, or cash flows.


                                PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the remainder of this prospectus including, but not limited to, the financial statements and notes thereto included herein.

We are a development stage company and our efforts have been primarily devoted to technology identification and acquisition, research and development and raising capital. This discussion provides an analysis of our anticipated plan of operation for the next 12 months.

During the next 12 months we intend to concentrate on the (i) continued development and marketing of the software products of LTDN, (ii) commercialization of our proprietary resealable metal beverage can, and (iii) commercialization of products developed by Alfa-Pro and from the intellectual property acquired from Schlattl GBR.

Except for a nominal amount of revenue from the sale of products of one of our subsidiaries in a prior period, we have not generated any revenue from operations since our inception and we have not been profitable since our inception. We will require additional financing to continue our planned operations during the next 12-month period. We believe that we will be able to raise the necessary financing to continue planned operations. We will attempt to raise this additional capital through the public or private placement of our securities, debt or equity financing, joint ventures, or the licensing or sale of our technologies and products. However, there is no guarantee that we will be able to successfully raise the required funds for operations or that such funds will be available on terms satisfactory to us. Any inability to raise additional funds would require that we significantly scale back our planned operations.

In particular, we need to obtain financing for the production of machine-fabricated samples of our resealable beverage can for distribution to beverage producers who have previously expressed an interest in our resealable beverage can. It is anticipated that production of those samples, marketing and general operational expenses will require less than $450,000. We anticipate that in the event we are required to purchase capital equipment for the full scale production of our resealable beverage cans, an additional $2,000,000 would be required. The production of the machine produced samples has been delayed by a failed financing, the proceeds of which were to be used to complete this production run.

Also, we have recently launched our intelliPrice product developed by LTDN. We need to raise additional funds in order to put us in a position to successfully market and distribute such product. We also plan on launching our Qtrax product in the near future.

Ideally, upon the commercialization of our products, including intelliPrice and Qtrax, and implementation of operational cost controls, we would hope that sustainable revenues will be able to be generated so as to avoid the necessity to raise significant funds in the longer term. There can be no assurances as to when and whether we will be able to commercialize our products and technologies and realize any revenues therefrom.

No assurance can be given that we can complete the development of any technology or that, if any technology is fully developed, it can be manufactured and marketed on a commercially viable basis. Furthermore, no assurance can be given that any technology will receive market acceptance. Being a development stage company, we are subject to all risks inherent in the establishment of a developing or new business.

Between March 1, 2005 and November 28, 2005, we have raised from various financing sources approximately $2,700,000 through the issuance of our 9% Convertible Debentures and warrants to purchase shares of our common stock. We have also issued an additional $45,000 aggregate principal amount of such 9% Convertible Debentures and warrants to certain holders of such 9% Convertible Debentures in consideration for such holders agreeing to certain amendments with respect to the terms of such 9% Convertible Debentures.

The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. Such 9% Convertible Debentures are convertible, at the holder's option, into shares of our common stock at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of our common stock for the 30 trading days immediately preceding the applicable date of conversion. Subject to limited exceptions, a holder shall not be entitled to convert a 9% Convertible Debenture held by such holder if such conversion would result in such holder beneficially owning more than 4.99% of our common stock following such conversion. If a holder elects to convert all or a portion of such 9% Convertible Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs), in lieu of effecting such conversion, we may elect to redeem the amount of such 9% Convertible Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of such 9% Convertible Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of such 9% Convertible Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of our common stock from trading on the OTC Bulletin Board. Such 9% Convertible Debentures are secured by a security interest in all of our assets.

Each such warrant is exercisable until the second anniversary of the effective date of the registration statement described below. Such warrants are exercisable at $0.10 per share, such exercise price subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs. Subject to limited exceptions, a holder shall not be entitled to convert a warrant held by such holder if such conversion would result in such holder beneficially owning more than 4.99% of our common stock following such conversion. If the average of the closing bid prices of our common stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of our common stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each such warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from us that such average price and closing bid prices have occurred, the exercise price for such warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs). Holders of such warrants are entitled to effect a cashless exercise of such warrants if the registration statement described below has not been declared effective prior the first anniversary of the issuance of such warrants.

We have agreed to file this registration statement to register the shares of our common stock issuable upon the conversion of such 9% Convertible Debentures and the exercise of such warrants. As a result of our failure to file such registration statement by October 5, 2005 and to cause such registration statement to become effective prior to November 30, 2005, we are obligated to pay the holders of such 9% Convertible Debentures issued prior to October 5, 2005 liquidated damages equal to 1% of the principal amount of such 9% Convertible Debentures. We will be obligated to pay the holders of such 9% Convertible Debentures additional liquidated damages in the event that such registration statement is not declared effective by November 30, 2005 or the effectiveness of such registration statement is subsequently suspended for more than certain permitted periods. We will use our reasonable best efforts to cause the registration statement to be declared effective.

If all such 9% Convertible Debentures are converted at their current conversion rates and all such warrants are exercised at their current exercise prices, then we would be obligated to issue 78,428,566 shares of our common stock (not including any shares of our common stock to be issued on the conversion of interest accrued on such 9% Convertible Debentures).

                        DIRECTORS AND EXECUTIVE OFFICERS

As of December 31, 2004, our officers and Directors were:

Name                        Age            Title
----                        ---            -----
Allan Klepfisz              49             President, Chief Executive Office and
                                             Director
James Samuelson             35             Vice President, Chief Financial
                                             Officer, Secretary and Director
Arie Baalbergen             64             Director
Chai Ong                    55             Director

All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors elects the officers annually.

Allan Klepfisz joined us as our President, Chief Executive Officer and a Director on December 15, 2004. Mr. Klepfisz was appointed to our Board of Directors in connection with the consummation of our acquisition of LTDN. Between August 1999 and March 2000, Mr. Klepfisz was involved in the formation of LTDN. From March 2000, Mr. Klepfisz has served as the Chief Executive Officer and a director of LTDN.

James Samuelson joined us as Vice President, Chief Financial Officer and Secretary in February 2000. Mr. Samuelson was appointed to our Board of Directors in August 2004. Mr. Samuelson has also served as an officer and director of our former affiliate, Nurescell Inc. until March 2003. Mr. Samuelson received a Master of Business Administration degree, and a Bachelor of Science in Business Administration degree from Creighton University.

Arie Baalbergen joined us as a Director on December 15, 2004. Mr. Baalbergen was appointed to our Board of Directors in connection with the consummation of our acquisition of LTDN. Between August 1999 and March 2000, Mr. Baalbergen was involved in the formation of LTDN. Since March 2000, Mr. Baalbergen has served as the Chief Financial Officer and a director of LTDN.

Chai Ong joined us a Director on December 15, 2004. Mr. Ong was appointed to our Board of Directors in connection with the consummation of our acquisition of LTDN. Since 2001, Mr. Ong has served as a director of LTDN. During 2000 and 2001, Mr. Ong served as the Vice President, Corporate Finance of LTDN.

Our Board of Directors believes that Mr. Samuelson is an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission. We are not a "listed issuer" as defined in Rule 10A-3 of the Securities Exchange Act of 1934. If the NASD's listing standards applied to us, then Mr. Samuelson would not be an "Independent Director" as defined in Rule 4200(a)(15) of the NASD Marketplace Rules. We do not have a separate audit committee.

                             EXECUTIVE COMPENSATION

The following table presents, for each of the last three fiscal years ending December 31, 2004 the annual compensation earned by our chief executive officer and our most highly compensated executive officers, who are referred to in this prospectus as the "Named Executive Officers".

-------------- ----------- --------------------------------------- --------------------------------------------------
                                    Annual Compensation                         Long-Term Compensation
-------------- ----------- --------------------------------------- --------------------------------------------------
                                                                            Awards                   Payouts
-------------- ----------- -------------- ----------- ------------ ------------------------- ------------------------
                                                                                Securities
                                                         Other     Restricted   Underlying                 All Other
   Name and                                              Annual       Stock      Options/       LTIP        Compen-
  Principal                   Salary        Bonus        Compen-     Awards        SARs        Payouts      sation
   Position       Year          ($)          ($)         sation        ($)          (#)          ($)          ($)
-------------- ----------- -------------- ----------- ------------ ----------- ------------- ------------ -----------
Hans-Joachim
Skrobanek,        2004     $110,000(1)        --          --           --           --           --           --
Former            2003     $110,000           --          --           --           --           --           --
President         2002     $110, 000          --          --           --           --           --           --

-------------- ----------- -------------- ----------- ------------ ----------- ------------- ------------ -----------
James
Samuelson,
Vice              2004     $225,000(2)        --          --        $206,000     937,777         --           --
President,        2003     $120,000           --          --           --           --           --           --
Chief             2002     $120,000           --          --           --           --           --           --
Financial
Officer and
Secretary

-------------- ----------- -------------- ----------- ------------ ----------- ------------- ------------ -----------
Allan
Klepfisz,
Chief             2004     $11,455(3)         --          --           --           --           --           --
Executive
Officer
-------------- ----------- -------------- ----------- ------------ ----------- ------------- ------------ -----------

         (1) Mr. Skrobanek served as our President until December 15, 2004. Mr. Skrobanek was entitled to receive a salary equal to $110,000 per annum. Due to our financial condition, Mr. Skrobanek has accrued an amount equal to $34,000 during the year ended December 31, 2004.

         (2) During 2004, Mr. Samuelson received 1,526,238 shares of our common stock, registered on Form S-8 and 1,183,333 shares of our unregistered common stock as payment of $407,800 in salary accrued and unpaid for prior years. Mr. Samuelson received as a bonus 937,777 shares of our unregistered common stock valued at $206,000. Mr. Samuelson also received as a bonus an option to purchase 937,777 shares of our common stock with an exercise price of $0.22 per share

        (3) Mr. Klepfisz has served as our President and Chief Executive Officer since December 15, 2004 and has a base annual salary of $275,000.

The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended December 31, 2004.

                                 OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2004
                                              INDIVIDUAL GRANTS

------------------- ----------------------- -------------------- ---------------------- --------------------
                          Number of             % of Total
                          Securities            Options/SARS
                          Underlying             Granted to
                         Options/SARS           Employees in        Exercise or Base         Expiration
       Name              Granted (#)            Fiscal Year           Price ($/Sh)              Date
------------------- ----------------------- -------------------- ---------------------- --------------------
   Hans-Joachim
    Skrobanek                 0                      0                    N/A                     -
------------------- ----------------------- -------------------- ---------------------- --------------------
      James
    Samuelson              937,777                 100%                  $0.22                3/12/2014
------------------- ----------------------- -------------------- ---------------------- --------------------
      Allan
    Klepfisz                  0                      0                    N/A                     -
------------------- ----------------------- -------------------- ---------------------- --------------------

The following table sets forth certain information with respect to options exercised during the fiscal year ended December 31, 2004 by the Named Executive
Officers and with respect to unexercised options held by such persons at December 31, 2004.

                            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION/SAR VALUES

------------------------------------- ----------------------------------- -----------------------------------
                                         Number of Shares Underlying      Value of Unexercised In-The-Money
                                          Unexercised Options as of              Options/SARs as of
                                            December 31, 2004 (#)               December 31, 2004 ($)
               Name                       Exercisable/Unexercisable           Exercisable/Unexercisable
------------------------------------- ----------------------------------- -----------------------------------
       Hans-Joachim Skrobanek                  100,000/100,000                           0/0
------------------------------------- ----------------------------------- -----------------------------------
          James Samuelson                        1,037,777/0                             0/0
------------------------------------- ----------------------------------- -----------------------------------
           Allan Klepfisz                            0/0                                 0/0
------------------------------------- ----------------------------------- -----------------------------------

EMPLOYMENT CONTRACTS

We have no formal employment contracts with the Named Executive Officers. Mr. Samuelson, our Vice President, Chief Financial Officer and Secretary and a Director, has an arrangement with us that entitles Mr. Samuelson to an annual base salary of $175,000 per annum and a $12,500 quarterly bonus subject to certain activities being completed.

Mr. Klepfisz, our President, Chief Executive Officer and a Director has an arrangement with us that entitles Mr. Klepfisz to an annual base salary of $275,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 8, 2004, we entered into a consulting agreement with Allan Klepfisz pursuant to which we issued to Mr. Klepfisz 2,337,500 shares of our common stock, with a value of $352,750, for consulting services performed by Mr. Klepfisz between November 1, 2002 and July 8, 2004 and for further services to be performed by Mr. Klepfisz up to the date of our acquisition of LTDN, which occurred on December 15, 2004. On July 8, 2004, we entered into a consulting agreement with Chai Ong pursuant to which we issued to Mr. Ong 1,700,000 shares of our common stock, with a value of $255,000, for consulting services performed by Mr. Ong between November 1, 2002 and July 8, 2004 and for further services to be performed by Mr. Ong up to the date of our acquisition of LTDN, which occurred on December 15, 2004. In February 2005, we issued 380,952 shares of our common stock to Mr. Ong in connection with consulting services provided to us by Mr. Ong. Our subsidiary, LTDN, owes Mr. Klepfisz $350,338 related to advances made by him over the three year period ended December 31, 2004. This obligation is payable on demand and does not provide for interest.

Each of Allan Klepfisz, Arie Baalbergen, and Chai Ong was a stockholder of LTDN at the time of our acquisition of LTDN on December 15, 2004. As result such persons received shares of our Series A Convertible Preferred Stock and warrants to purchase shares of our Series A Convertible Preferred Stock in exchange for their shares of common stock of LTDN. Mr. Klepfisz received 12,278 shares of our Series A Convertible Preferred Stock and warrants to purchase 30,985 shares of our Series A Convertible Preferred Stock, Mr. Baalbergen received 7,748 shares of our Series A Convertible Preferred Stock and warrants to purchase 19,553 shares of our Series A Convertible Preferred Stock and Mr. Ong received 1,944 shares of our Series A Convertible Preferred Stock and warrants to purchase 4,905 shares of our Series A Convertible Preferred Stock. Each of Mr. Klepfisz, Mr. Baalbergen and Mr. Ong also has the right to participate in the registration of our common stock received upon exercise of such shares of our Series A Convertible Preferred Stock and such warrants.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 30, 2005 as to each person who is known to us to be the beneficial owner of more than 5% of our common stock (giving effect to all warrants and options exercisable within 60 days) and as to the security and percentage ownership of each of our Named Executive Officers and directors and all of our officers and directors as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

--------------------------------- ------------------------------ ------------------------
          Name of                          Common Stock                 Percent of
      Beneficial Owner                   Beneficially Owned            Common Stock
--------------------------------- ------------------------------ ------------------------
Alice Schlattl                             17,440,000                       8.1%
--------------------------------- ------------------------------ ------------------------
Allan Klepfisz (1)                         15,638,011                       7.3%
--------------------------------- ------------------------------ ------------------------
Hans Joachim Skrobanek                      1,073,359                        *
--------------------------------- ------------------------------ ------------------------
James Samuelson (2)                         7,527,847                       3.5%
--------------------------------- ------------------------------ ------------------------
Chai Ong (3)                                4,820,452                       2.2%
--------------------------------- ------------------------------ ------------------------
Arie Baalbergen (4)                         7,409,459                       3.5%
--------------------------------- ------------------------------ ------------------------
All Officers and Directors as
a group (5 persons)                        36,469,128                       17%
--------------------------------- ------------------------------ ------------------------

* Less than 1%

(1) Includes warrants to purchase 1,112,000 shares of our common stock.
(2) Includes options to purchase 1,037,777 shares of our common stock.
(3) Includes warrants to purchase 1,481,200 shares of our common stock. Also includes 190,400 shares of our common stock and warrants to purchase 480,800 shares of our common stock held by Mr. Ong's wife.
(4) Includes warrants to purchase 4,876,800 shares of our common stock.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 800,000,000 shares of our common stock. As of December 30, 2005, there were 224,880,706 shares of our common stock outstanding and 10,020,400 shares of our common stock are issuable to the former stockholders of LTDN upon the receipt by us from such stockholders of the letter of transmittal relating to our acquisition of LTDN. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefore. Upon our liquidation, dissolution, or winding up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are validly issues, fully paid and nonassessable.

PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of our preferred stock. As of September 30, 2005, there were no shares of our preferred stock issued and outstanding. All of our shares of Series A Convertible Preferred Stock were automatically converted into shares of our common stock on September 26, 2005.

The preferred stock are issuable in series, and in connection with the issuance of any series of preferred stock and to the extent now or hereafter permitted by law, our Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate or rates of each series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, representing the redemption of the shares of each series and, subject to requirement of law, the voting rights, the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of our stock and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.


                              SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of September 30, 2005, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. The selling stockholders acquired their beneficial interests in the shares being offered hereby in private placements.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. However, except for the selling stockholders with a pound sign (#) next to their names, each of the selling stockholders may not convert its 9% Convertible Debentures or exercise its warrants, if such conversion or exercise would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their unconverted 9% Convertible Debentures or unexercised warrants) to exceed 4.99% of the outstanding shares of our common stock immediately after the conversion or exercise. If the holder subsequently disposes of some or all of its holdings it can again convert its 9% Convertible Debentures or exercise its warrants, subject to the same limitation. The table below also includes the number of shares which might be issuable on the occurrence of certain events, such as the accrual of interest, which have not yet occurred and may not occur. Therefore, although they are included in the table below, the number of shares of our common stock for some listed persons may include shares that are not subject to purchase during the 60-day period. None of the selling stockholders are, or are an affiliate of, a registered broker-dealer.

------------------------------------------- ----------------- ------------------- -------------------- ------------------------
SELLING STOCKHOLDER                         NUMBER OF         SHARES OFFERED      SHARES TO BE         PERCENTAGE OF SHARES
                                            SHARES OWNED      PURSUANT TO THIS    BENEFICIALLY OWNED   TO BE BENEFICIALLY
                                            BEFORE OFFERING   PROSPECTUS          AFTER THE OFFERING   OWNED AFTER THE
                                                                                                       OFFERING
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
DOUBLE U MASTER FUND, L.P.                  9,541,946         9,541,946(1)                 0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
THE GROSS FOUNDATION, INC.                  14,382,678        14,382,678(2)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
PLATINUM PARTNERS VALUE ARBITRAGE FUND,     14,306,591        14,306,591(3)                0                      0
L.P.
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
JM INVESTORS, LLC                           4,768,757         4,768,757(4)                 0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
HARBORVIEW MASTER FUND, L.P.                13,351,700        13,351,700 (5)               0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
SILVERLAKE HOLDINGS, INC.                   6,699,621         6,699,621(6)                 0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
ALPHA CAPITAL AG                            11,238,698        11,238,698(7)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
SAM NEBENZHAL                               4,045,931         4,045,931(8)                 0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------


                                                               22




LEON GOLDBERG                               2,247,741         2,247,741(9)                 0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
JOSE ZAJAC                                  1,348,649         1,348,649(10)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
SHALOM TORAH CENTER                         1,123,871         1,123,871(11)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
YAAKOV FREEDMAN                             1,123,871         1,123,871(12)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
JOEL BLUMENTHAL                             1,123,871         1,123,871(13)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
ATERES MICHOEL                              1,123,871         1,123,871(14)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
YOSSI SINGER                                1,348,649         1,348,649(15)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
MOSHE SINGER                                2,247,741         2,247,741(16)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
NATHAN HERTZKA                              1,123,871         1,123,871(17)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
NITE CAPITAL, L.P.                          6,743,219         6,743,219(18)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
OSHER CAPITAL, INC.                         2,247,741         2,247,741(19)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
BELLA JACOBS                                1,123,871         1,123,871(20)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
MONARCH CAPITAL FUND LTD                    13,303,338        13,303,338 (21)              0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
CHICAGO VENTURE PARTNERS, L.P.              8,902,202         8,902,202(22)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
WILLIAM LYE                                 66,800            66,800(23)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
FELCH LIMITED                               4,700,400         4,700,400(24)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
THE GLENN A. CRAMER SEPARATE PROPERTY       4,532,800         4,532,800(25)           45,000                      *
TRUST
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
GRANGE INVESTMENTS AUSTRALIA PTY LTD.       16,400            16,400(26)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
SOON HOLDINGS PTY LTD.                      13,200            13,200(27)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
HIN CHONG TEH                               66,800            66,800(28)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
CHIN YAU TEH                                268,000           268,000(29)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
WENG KIN LAU                                268,000           268,000(30)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
BALA ACHILINGAM                             13,200            13,200(31)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
BRONYN DUNCAN                               134,000           134,000(32)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
DUNCAN SUPERANNUATION FUND                  66,800            66,800(33)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
GREENTREE MARKETING PTY LTD                 1,060,400         1,060,400(34)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
LAWRENCE LEE                                940,000           940,000(35)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
NELSON PANG                                 671,200           671,200(36)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
ELMSIDE PTY LTD                             9,378,400         9,378,400(37)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
NESS GADOL PTY LTD                          7,760,800         7,760,800(38)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
CHAI ONG                                    2,014,400         2,014,400(39)          510,000                      *
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
DAWN ONG                                    671,200           671,200(40)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
HOE EU ONG                                  8,363,600         8,363,600(41)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
MICHAEL RUDD                                671,200           671,200(42)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
CRAIG APPLEBY                               335,600           335,600(43)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
COLLCARL PTY LTD                            1,356,465         1,356,465(44)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
SAMUEL KAVOURAKIS                           671,412           671,412(45)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
RINUSI PTY LTD                              335,600           335,600(46)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
PANORAMA TTT PTY LTD                        200,800           200,800(47)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
CHOSEN HOLDINGS PTY LTD                     66,800            66,800(48)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
RONALD TAYLOR AND QIONGGUANG DENG           33,200            33,200(49)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
PAUL GALLAGHER                              503,200           503,200(50)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
ROXTRUS PTY LTD                             223,200           223,200(51)                  0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
REBEL PROPERTY GROUP PTY LTD                55,600            55,600(52)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------

                                       23


SYDART GROUP PTY LTD                        33,200            33,200(53)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
MERLOR HOLDINGS GROUP PTY LTD               45,200            45,200(54)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
REP INVESTMENTS GROUP PTY LTD               78,800            78,400(55)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
IAN BOBROW                                  3,357,200         3,357,200(56)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
MICHAEL J. DALLING SUPER FUND               33,200            33,200(57)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
CHRISTOPHER NEVAN                           16,400            16,400(58)                   0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
BOING TECHNOLOGY LIMITED                    8,703,600         8,703,600(59)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
FIRST JAK BONSAI PTY LTD                    6,401,600         6,401,600(60)                0                      0
------------------------------------------- ----------------- ------------------- -------------------- ------------------------
OTHER HOLDERS OF OUR COMMON STOCK OR        214,059,222
FUTURE TRANSFEREE, PLEDGEE, DONEE OR
SUCCESSOR OF ANY HOLDER (61)
------------------------------------------- ----------------- ------------------- -------------------- ------------------------

         *  Represents less than 1%.
(1) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $210,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 3,000,000 shares of our common stock issuable upon the exercise of warrants. Double U Master Fund L.P. is a master fund in a master-feeder structure whose general partner is B & W Equities LLC. Isaac Winehouse is the manager of B & W Equities LLC and has ultimate responsibility for trading with respect to Double U Master Fund L.P. Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.
(2) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $315,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 4,500,000 shares of our common stock issuable upon the exercise of warrants. Chaim Gross has voting and investment power with respect to The Gross Foundation, Inc.
(3) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $315,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 4,500,000 shares of our common stock issuable upon the exercise of warrants. Mark Nordlicht, may be deemed to have voting and investment power with respect to Platinum Partners Value Arbitrage Fund, L.P.
(4) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $105,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 1,500,000 shares of our common stock issuable upon the exercise of warrants. Jeff Rubin has voting and investment power with respect to JM Investors, LLC.
(5) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $300,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 4,285,714 shares of our common stock issuable upon the exercise of warrants. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.
(6) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $150,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 2,142,857 shares of our common stock issuable upon the exercise of warrants. Seth Fireman has voting and investment power with respect to Silverlake Holdings, Inc.

(7) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $250,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 3,571,428 shares of our common stock issuable upon the exercise of warrants. Alpha Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman and Rainer Posch, who may be deemed the control persons of the securities.
(8) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $90,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 1,285,714 shares of our common stock issuable upon the exercise of warrants.
(9) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $50,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 714,286 shares of our common stock issuable upon the exercise of warrants.
(10) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $30,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 428,571 shares of our common stock issuable upon the exercise of warrants.
(11) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $25,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 357,143 shares of our common stock issuable upon the exercise of warrants. Yisroel Kellner has voting and investment power with respect to the Shalom Torah Center.
(12) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $25,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 357,143 shares of our common stock issuable upon the exercise of warrants.
(13) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $25,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 357,143 shares of our common stock issuable upon the exercise of warrants.
(14) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $25,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 357,143 shares of our common stock issuable upon the exercise of warrants.
(15) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $30,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 428,571 shares of our common stock issuable upon the exercise of warrants.
(16) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $50,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 714,286 shares of our common stock issuable upon the exercise of warrants.
(17) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $25,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 357,143 shares of our common stock issuable upon the exercise of warrants.
(18) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $150,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 4,495,479 shares of our common stock issuable upon the exercise of warrants. Keith Goodman, a Manager of the General Partner of Nite Capital, LP, has voting control of the security investments.

(19) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $50,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 714,286 shares of our common stock issuable upon the exercise of warrants. Yisrael Kluger has voting and investment power with respect to Osher Capital, Inc.
(20) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $25,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 357,143 shares of our common stock issuable upon the exercise of warrants.
(21) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $300,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 4,285,714 shares of our common stock issuable upon the exercise of warrants. Monarch Capital Fund Ltd. is a BVI Investment Fund whose Manager is Monarch Managers Ltd. Joseph Franck has voting and investment control with respect to the Fund. Mr. Franck disclaims beneficial ownership of the shares being registered hereunder.
(22) Represents 150% of (a) the number of shares of our common stock issuable upon the conversion of $200,000 in aggregate principal amount of our 9% Convertible Debentures, (b) the number of shares of our common stock issuable in payment of interest accruing on such 9% Convertible Debentures through August 20, 2006 and (c) 2,857,143 shares of our common stock issuable upon the exercise of warrants. John Fife has voting and investment control with respect to Chicago Venture Partners, L.P.
(23) Represents 18,000 shares of our common stock and 48,000 shares of our common stock issuable upon the exercise of warrants.
(24) Represents 1,334,000 shares of our common stock and 3,366,400 shares of our common stock issuable upon the exercise of warrants. William Lye has voting and investment power with respect to felch Limited.
(25) Represents 1,286,400 shares of our common stock and 3,246,400 shares of our common stock issuable upon the exercise of warrants. James Anderson and James Cramer share voting and investment power with respect to The Glenn A. Cramer Separate Property Trust.
(26) Represents 4,400 shares of our common stock and 12,000 shares of our common stock issuable upon the exercise of warrants. Andrew Walmsley has voting and investment power with respect to the Grange Investments Australia Pty Ltd.
(27) Represents 3,600 shares of our common stock and 9,600 shares of our common stock issuable upon the exercise of warrants. Eric Soon has voting and investment power with respect to Soon Holdings Pty Ltd.
(28) Represents 18,800 shares of our common stock and 48,000 shares of our common stock issuable upon the exercise of warrants.
(29) Represents 76,000 shares of our common stock and 192,000 shares of our common stock issuable upon the exercise of warrants.
(30) Represents 76,000 shares of our common stock and 192,000 shares of our common stock issuable upon the exercise of warrants.
(31) Represents 3,600 shares of our common stock and 9,600 shares of our common stock issuable upon the exercise of warrants.
(32) Represents 38,000 shares of our common stock and 96,000 shares of our common stock issuable upon the exercise of warrants.
(33) Represents 18,800 shares of our common stock and 48,000 shares of our common stock issuable upon the exercise of warrants. Wayne Duncan and Helen Duncan share voting and investment control with respect to Duncan Supperannuation Fund.
(34) Represents 300,800 shares of our common stock and 759,600 shares of our common stock issuable upon the exercise of warrants. Michael Grunbaum has voting and investment power with respect to Greentree Marketing Pty Ltd..
(35) Represents 266,800 shares of our common stock and 673,200 shares of our common stock issuable upon the exercise of warrants.
(36) Represents 190,400 shares of our common stock and 480,800 shares of our common stock issuable upon the exercise of warrants.
(37) Represents 2,661,600 shares of our common stock and 6,716,800 shares of our common stock issuable upon the exercise of warrants. Michael Malbourne has voting and investment power with respect to Elmside Pty Ltd.
(38) Represents 2,202,400 shares of our common stock and 5,558,400 shares of our common stock issuable upon the exercise of warrants. John Wood has voting and investment power with respect to Ness Gadol Pty Ltd.

(39) Represents 571,600 shares of our common stock and 1,442,800 shares of our common stock issuable upon the exercise of warrants.
(40) Represents 190,400 shares of our common stock and 480,800 shares of our common stock issuable upon the exercise of warrants.
(41) Represents 2,373,600 shares of our common stock and 5,990,000 shares of our common stock issuable upon the exercise of warrants.
(42) Represents 190,400 shares of our common stock and 480,800 shares of our common stock issuable upon the exercise of warrants.
(43) Represents 95,200 shares of our common stock and 240,400 shares of our common stock issuable upon the exercise of warrants.
(44) Represents 413,943 shares of our common stock and 942,522 shares of our common stock issuable upon the exercise of warrants. Samuel Kavourakis has voting and investment power with respect to Collcarl Pty Ltd.
(45) Represents 204,800 shares of our common stock and 466,612 shares of our common stock issuable upon the exercise of warrants.
(46) Represents 95,200 shares of our common stock and 240,400 shares of our common stock issuable upon the exercise of warrants. Geof Bransbury has voting and investment power with respect to the Rinusi Pty Ltd..
(47) Represents 56,800 shares of our common stock and 144,000 shares of our common stock issuable upon the exercise of warrants. Alex Stojanoski has voting and investment power with respect to Panorama TTT Pty Ltd.
(48) Represents 18,800 shares of our common stock and 48,000 shares of our common stock issuable upon the exercise of warrants. Craig Appleby and Sue Appleby share voting and investment control with respect to Chosen Holdings Pty Ltd.
(49) Represents 9,200 shares of our common stock and 24,000 shares of our common stock issuable upon the exercise of warrants.
(50) Represents 142,800 shares of our common stock and 360,400 shares of our common stock issuable upon the exercise of warrants.
(51) Represents 63,200 shares of our common stock and 160,000 shares of our common stock issuable upon the exercise of warrants. Jeremy Dunkel and Roxanne Dunkel share voting and investment control with respect to Roxtrus Pty Ltd.
(52) Represents 15,600 shares of our common stock and 40,000 shares of our common stock issuable upon the exercise of warrants. Allen Linz and Alexandra Linz share voting and investment control with respect to Rebel Property Group Pty Ltd.
(53) Represents 9,200 shares of our common stock and 24,000 shares of our common stock issuable upon the exercise of warrants. Ian Pryer and Beverly Pryer share voting and investment control with respect to Sydart Pty Ltd.
(54) Represents 12,800 shares of our common stock and 32,400 shares of our common stock issuable upon the exercise of warrants. Merlyn Basserable and Lorraine Basserable share voting and investment control with respect to Merlor Holdings Pty Ltd.
(55) Represents 22,400 shares of our common stock and 56,400 shares of our common stock issuable upon the exercise of warrants. Michael Evans and Rodney Evans share voting and investment control with respect to Rep Investments Pty Ltd.
(56) Represents 952,800 shares of our common stock and 2,404,400 shares of our common stock issuable upon the exercise of warrants.
(57) Represents 9,200 shares of our common stock and 24,000 shares of our common stock issuable upon the exercise of warrants. Michael Dalling has voting and investment control with respect to Michael J. Dalling Super Fund.
(58) Represents 4,400 shares of our common stock and 12,000 shares of our common stock issuable upon the exercise of warrants.
(59) Allan Klepfisz has voting and investment control with respect to Boing Technology Limited.
(60) Represents 5,289,600 shares of our common stock and 1,112,000 shares of our common stock issuable upon the exercise of warrants. Allan Klepfisz has voting and investment control with respect to First Jak Bonsai Pty Ltd.
(61) Information about other selling stockholders will be set forth in prospectus supplements or post-effective amendments, if required.

                              PLAN OF DISTRIBUTION

         The shares of our common stock offered by this prospectus are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling stockholders.

         We have been advised by the selling stockholders that the shares offered by this prospectus may be sold from time to time by or for the account of the selling stockholders pursuant to this prospectus or, in some cases, pursuant to Rule 144 under the Securities Act of 1933. Sales of shares pursuant to this prospectus may be made in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price (in each case as determined by the selling stockholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

         The shares may be sold in one or more of the following ways:

         o a block trade in which the seller's broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
         o        privately negotiated transactions;
         o        through put or call option transactions;
         o through short sales following the effectiveness of this registration statement; or
         o        an underwritten public offering.

         Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or members, who may sell their shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by such selling stockholder by gift, and upon and such transfer, the donee would have the same right of sale as the selling stockholder.

         A selling stockholder may enter into hedging transactions with broker-dealers in connection with the distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares pursuant to this prospectus. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares pursuant to this prospectus.

         The selling stockholders may sell shares directly to other purchasers, through agents or through broker-dealers. Any selling agents or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents, or from both sources. That compensation may be in excess of customary commissions.

         The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling stockholders and any such broker-dealers may be deemed to be underwriting discounts and commissions. We have been advised by each of the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

         We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the Securities and Exchange Commission or similar events.

         We will pay all costs and expenses incurred by us in connection with the registration of the sale of shares pursuant to this prospectus. We will not be responsible for any commissions, underwriting discounts or similar charges on sales of the shares.


          DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our directors to us and our stockholders for monetary damages for a breach of fiduciary duty as a director, except for any breach of the duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of a dividend or approval of a stock repurchase in violation of the Delaware General Corporation Law or for any transaction in which such director obtained an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                                  LEGAL MATTERS

The validity of our common stock offered under this prospectus will be passed on for us by Ropes & Gray, LLP.


                                     EXPERTS

The financial statements as of December 31, 2004 and 2003 and for the years then ended have been included in this prospectus and elsewhere in the Registration Statement in reliance upon the reports of Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report express an unqualified opinion and includes an explanatory paragraph related to our ability to continue as a going concern) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Reports and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

                     Judiciary Plaza 450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

Copies of such material may be obtained by mail from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including us. The Securities and Exchange Commission 's telephone number is 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form SB-2, of which this prospectus is a part, with respect to the shares offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission at the address listed above or from the Securities and Exchange Commission's website.

Statements made in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement or in a filing incorporated by reference herein or otherwise, reference is made to the exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by this reference.

Prospective investors may rely on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide prospective investors with the information different from that contained in this prospectus. The information in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

                              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)

                                INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                                                       F-2

Consolidated Balance Sheet At December 31, 2004                                                               F-3

Consolidated Statements of Operations  For the Years Ended December 31, 2004
and 2003 and For the period from Inception (October 31, 1999) to December 31, 2004                            F-4

Consolidated Statements of Stockholders' (Deficiency)  For the period from Inception
(October 31, 1999) to December 31, 2004                                                              F-5a to F-6b

Consolidated Statements of Cash Flows  For the Years Ended December 31, 2004
and 2003 and For the period from Inception (October 31, 1999) to December 31, 2004                            F-7

Notes to the Consolidated Financial Statements                                                        F-8 to F-33


                  INDEX TO QUARTERLY (September 30, 2005) UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet (Unaudited) At September 30, 2005                                       F-34

Condensed Consolidated Statements Of Operations (Unaudited)
For the Nine Months Ended September 30, 2005 and 2004
For the Period from Inception (October 1, 1999) to September 30, 2005                                        F-35

Condensed Consolidated Statements Of Stockholders' Deficiency (Unaudited)
For the Nine Months Ended September 30, 2005                                                                 F-36

Condensed Consolidated Statements Of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2005 and 2004
For the Period from Inception (October 1, 1999) to September 30, 2005                                F-37 to F-38

Notes To Condensed Consolidated Financial Statements (Unaudited)                                     F-39 to F-61


                                                       F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Advanced Technology Industries, Inc.

We have audited the accompanying consolidated balance sheets of Advanced Technology Industries, Inc. and Subsidiaries (a development stage company commencing October 1, 1999) (the "Company") as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the years ended December 31, 2004 and 2003 and for the period from inception (October 1, 1999) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the effectives of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Technology Industries, Inc. and Subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 and for the period from inception (October 1, 1999) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred net losses of $28,547,734 and $2,459,819 during the years ended December 31, 2004 and 2003, respectively. As of December 31, 2004, the Company had a working capital deficiency of $8,764,720. These conditions raise substantial doubt about the Company's ability to continue as a going-concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Marcum & Kliegman LLP
---------------------------
Marcum & Kliegman LLP

New York, New York
May 27, 2005

                 ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                             (A Development Stage Company)

                              CONSOLIDATED BALANCE SHEET
                                   DECEMBER 31, 2004

                                        ASSETS
                                        ------

Current Assets:
     Cash and cash equivalents                                            $     49,862
     Prepaid expenses and other current assets                                 228,689
                                                                          ------------
         Total Current Assets                                                  278,551

Property and equipment, net                                                    118,262

Note receivable                                                                229,640

Other assets                                                                    13,205

Capitalized software                                                           479,376

Due from related parties                                                        96,606
                                                                          ------------
         TOTAL ASSETS                                                     $  1,215,640
                                                                          ============

                       LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                       ----------------------------------------

CURRENT LIABILITIES:
     Loans payable                                                        $  1,013,517
     Notes payable - related party                                             150,000
     Accrued liabilities, including $1,307,103 due to related parties        6,689,980
     Due to related parties                                                  1,189,774
                                                                          ------------
         TOTAL LIABILITIES                                                   9,043,271
                                                                          ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
     Preferred stock - $.001 par value; 1,000,000 shares authorized;
         257,889 shares issued and outstanding                                     205
     Common stock - $.0001 par value; 100,000,000 shares authorized;
         83,931,775 shares issued and outstanding                                8,393
     Additional paid-in capital                                             31,291,209
     Accumulated other comprehensive loss                                     (433,723)
     Deficit accumulated during the development stage                      (38,693,715)
                                                                          ------------

         TOTAL STOCKHOLDERS' DEFICIENCY                                     (7,827,631)
                                                                          ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                   $  1,215,640
                                                                          ============


                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                                         F-3

                                    ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                (A DEVELOPMENT STAGE COMPANY)

                                            CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                            For the Period
                                                                                                            From Inception
                                                                                                           (October 1, 1999)
                                                                                For the Years Ended             Through
                                                                                    December 31,              December 31,
                                                                               2004              2003             2004
                                                                           ------------      ------------     ------------
REVENUES                                                                   $         --      $         --     $      9,862
                                                                           ------------      ------------     ------------

COSTS AND EXPENSES:
   Research and development                                                     558,249           800,953        1,359,202
   In-process research and development                                       23,224,695                --       23,224,695
   Compensatory element of stock issuances pursuant to
      consulting, professional and other agreements                           3,668,637           458,954        5,401,264
   Consulting fees                                                              497,172           432,943        2,295,210
   Other general and administrative expenses                                    520,259           619,303        5,931,910
   Depreciation and amortization expense                                         31,089            62,151          257,733
   Interest and amortization of debt issuance costs                              14,745            52,051          117,125
   Other expenses                                                                32,888            33,464          116,438
                                                                           ------------      ------------     ------------

      TOTAL COSTS AND EXPENSES                                               28,547,734        (2,459,819)      38,703,577
                                                                           ------------      ------------     ------------

NET LOSS                                                                   $(28,547,734)     $ (2,459,819)    $(38,693,715)
                                                                           ============      ============     ============

Basic and diluted loss per common share                                    $       (.52)     $       (.06)
                                                                           ============      ============

Weighted average shares used in basic and diluted loss per
   common share                                                              54,892,590        39,424,551
                                                                           ============      ============


                  The accompanying notes are an integral part of these consolidated financial statements.

                                                           F-4

                                     ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                 (A DEVELOPMENT STAGE COMPANY)

                                       CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIENCY
                                           FROM OCTOBER 1, 1999 TO DECEMBER 31, 2004


                                                                                                                     Additional
                                           Per Share            Common Stock                Preferred Stock           Paid-in
                                            Amount         Shares         Amount         Shares         Amount        Capital
                                          ----------     ----------     ----------     ----------     ----------     ----------
Period from Inception
   (October 1, 1999) through
   December 31, 1999                           --                --     $       --             --     $       --     $       --

Issuance of founders shares               $      .01             --             --         52,014             --            487

Net loss                                       --                --             --             --             --             --
                                          ----------     ----------     ----------     ----------     ----------     ----------
Balance at 12/31/99                                              --             --         52,014             --            487

Issuance of common stock for cash         $   174.47             --             --          8,310              8      1,449,788
Issuance of common stock for services     $    35.27             --             --          3,640              4        128,390
Subscription receivable                        --                --             --             --             --             --
Net loss                                       --                --             --             --             --             --
Foreign currency translation
   adjustment                                  --                --             --             --             --             --

     Comprehensive loss                        --                --             --             --             --             --
                                          ----------     ----------     ----------     ----------     ----------     ----------
Balance at December 31, 2000                                     --             --         63,964             12      1,578,665

Issuance of common stock for cash         $   252.29             --             --          8,140              8      2,053,695
Issuance of common stock for
   services                               $   503.35             --             --          2,080              1      1,046,999
Subscription receivable                        --                --             --             --             --             --
Net loss                                       --                --             --             --             --             --
Foreign currency translation
   adjustment                                  --                --             --             --             --             --

     Comprehensive loss                        --                --             --             --             --             --
                                          ----------     ----------     ----------     ----------     ----------     ----------

Balance at December 31, 2001                                     --     $       --         74,184     $       21     $4,679,359
                                          ==========     ==========     ==========     ==========     ==========     ==========

The common stock of LTDN has been retroactively restated to reflect the recapitalization and merger transactions discussed in Note 1.


                    The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-5a

                                      ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                  (A DEVELOPMENT STAGE COMPANY)

                                       CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIENCY
                                      FROM OCTOBER 1, 1999 TO DECEMBER 31, 2004 (CONTINUED)


                                                                                    Accumulated
                                                                     Accumulated      Deficit         Total
                                      Receivable                        Other        During the    Stockholders
                                      on Sale of      Unearned      Comprehensive   Development       Equity       Comprehensive
                                        Stock       Compensation    Income (Loss)      Stage        (Deficiency)       Loss
                                     -----------    ------------     -----------    -----------     -----------     -----------
Period from Inception
  (October 1, 1999)
  through December 31, 1999          $        --     $        --     $        --    $        --     $        --     $        --

Issuance of founders shares                   --              --              --             --             487              --
Net Loss                                      --              --              --           (483)           (483)           (483)
                                     -----------     -----------     -----------    -----------     -----------     ===========
Balance at 12/31/99                           --              --              --           (483)              4

Issuance of common stock for cash             --              --              --             --       1,449,796              --
Issuance of common stock for
  services                                    --              --              --             --         128,394              --
Subscription receivable              $   (65,000)             --              --             --         (65,000)             --
Net loss                                      --              --              --     (1,877,614)     (1,877,614)     (1,877,614)
Foreign currency translation
  adjustment                                  --              --           2,391             --           2,391           2,391
Comprehensive loss                            --              --              --             --              --      (1,875,223)
                                     -----------     -----------     -----------    -----------     -----------     ===========
Balance at December 31, 2000         $   (65,000)             --           2,391     (1,878,097)       (362,029)

Issuance of common stock for cash             --              --              --             --       2,053,703              --
Issuance of common stock for
  services                                    --              --              --             --       1,047,000              --
Subscription receivable              $    65,000              --              --             --          65,000              --
Net loss                                      --              --              --     (2,983,450)     (2,983,450)     (2,983,450)
Foreign currency translation
  adjustment                                  --              --          51,020             --          51,020          51,020
Comprehensive loss                            --              --              --             --              --      (2,932,430)
                                     -----------     -----------     -----------    -----------     -----------     ===========
Balance at December 31, 2001         $        --     $        --     $    53,411    $(4,861,547)    $  (128,756)
                                     ===========     ===========     ===========    ===========     ===========

The common stock of LTDN has been retroactively restated to reflect the recapitalization and merger transactions discussed in Note 1.


                     The accompanying notes are an integral part of these consolidated financial statements.

                                                              F-5b

                                        ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                    (A DEVELOPMENT STAGE COMPANY)

                                          CONSOLIDATD STATEMENT OF STOCKHOLDER'S DEFICIENCY
                                              FROM OCTOBER 1, 1999 TO DECEMBER 31, 2004


                                        Per Share     Common Stock                          Preferred Stock               Paid-in
                                         Amount          Shares          Amount          Shares          Amount           Capital
                                     -------------    ------------    ------------    ------------    ------------     ------------
Balance at December 31, 2001                                    --    $         --          74,184    $         21     $  4,679,359

Issuance of common stock for cash    $      197.75              --              --          13,624              --        2,694,254
Issuance of common stock for
  services                           $       52.32              --              --           8,446               8          441,833
Net loss                                        --              --              --              --              --               --
Foreign currency translation
  adjustment                                    --              --              --              --              --               --

   Comprehensive loss                           --              --              --              --              --               --
                                     -------------    ------------    ------------    ------------    ------------     ------------

Balance at December 31, 2002                                    --              --          96,254              29        7,815,446

Issuance of common stock for cash    $      168.09              --              --           2,203              16          370,351
Issuance of common stock for
  services                           $       68.99              --              --           7,595               8          523,965
Net loss                                        --              --              --              --              --               --
Amortization of unearned
  compensation                                  --              --              --              --              --               --
Foreign currency translation
  adjustment                                    --              --              --              --              --               --

   Comprehensive loss                           --              --              --              --              --               --
                                     -------------    ------------    ------------    ------------    ------------     ------------

Balance at December 31, 2003                                    --              --         106,052              53        8,709,762

Issuance of common stock for cash    $       51.67              --              --          63,659              64        3,288,885
Offering costs                                  --              --              --              --              --         (125,000)
Issuance of common stock for
  services                           $       90.23              --              --          36,125              36        3,259,533
Conversion of debt                              --              --              --           2,053               2          224,817
Issuance of stock to stockholders
  of ATI                             $      109.51      83,931,775           8,393          50,000              50       15,933,212
Net loss                                        --              --              --              --              --               --
Amortization of unearned
  compensation                                  --              --              --              --              --               --
Foreign currency translation
  adjustment                                    --              --              --              --              --               --
   Comprehensive loss                           --              --              --              --              --               --
                                     -------------    ------------    ------------    ------------    ------------     ------------

Balance at December 31, 2004         $                  83,931,775    $      8,393         257,889    $        205     $ 31,291,209
                                     =============    ============    ============    ============    ============     ============

The common stock of LTDN has been retroactively restated to reflect the recapitalization and merger transactions discussed in Note 1.

                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                F-6a

                                        ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                    (A DEVELOPMENT STAGE COMPANY)

                                         CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIENCY
                                        FROM OCTOBER 1, 1999 TO DECEMBER 31, 2004 (CONTINUED)


                                                                     Accumulated     Accumulated         Total
                                    Receivable                          Other       Deficit During    Stockholders
                                    on Sale of       Unearned       Comprehensive  the Development       Equity       Comprehensive
                                      Stock        Compensation     Income (Loss)       Stage         (Deficiency)         Loss
                                   ------------    ------------     ------------     ------------     ------------     ------------
Balance at December 31, 2001       $         --    $         --     $     53,411     $ (4,861,547)    $   (128,756)    $         --

Issuance of common stock for cash            --              --               --               --        2,694,254               --
Issuance of common stock for
  services                                   --        (344,157)              --               --           97,684               --
Net Loss                                     --              --               --       (2,824,849)      (2,824,849)      (2,824,849)
Foreign currency translation
  adjustment                                 --              --         (162,210)              --         (162,210)        (162,210)
Comprehensive loss                           --              --               --               --               --       (2,987,059)
                                   ------------    ------------     ------------     ------------     ------------     ============
Balance at December 31, 2002                 --        (344,157)        (108,799)      (7,686,396)        (323,877)

Issuance of common stock for cash            --              --               --               --          370,367               --
Issuance of common stock for
  services                                   --        (523,973)              --               --               --               --
Net loss                                     --              --               --       (2,459,819)      (2,459,819)      (2,459,819)
Amortization of unearned
compensation                                 --         458,948               --               --          458,948               --
Foreign currency translation
  adjustment                                 --              --         (160,901)              --         (160,901)        (160,901)
Comprehensive loss                           --              --               --               --               --       (2,620,720)
                                   ------------    ------------     ------------     ------------     ------------     ============
Balance at December 31, 2003                 --        (409,182)        (269,700)     (10,146,215)      (2,115,282)

Issuance of common stock for cash            --              --               --               --        3,288,949               --
Offering costs                               --              --               --               --         (125,000)              --
Issuance of common stock for
  services                                   --      (3,259,569)              --              234              234               --
Conversion of debt                           --              --               --               --          224,819               --
Issuance of stock to
  stockholders of ATI                        --              --               --               --       15,941,655               --
Net loss                                     --              --               --      (28,547,734)     (28,547,734)     (28,547,734)
Amortization of unearned
  compensation                               --       3,668,751               --               --        3,668,751               --
Foreign currency translation
  adjustment                                 --              --         (164,023)              --         (164,023)        (164,023)
Comprehensive loss                           --              --               --               --               --      (28,711,757)
                                   ------------    ------------     ------------     ------------     ------------     ============
Balance at December 31, 2004       $         --    $         --     $   (433,723)    $(38,693,715)    $ (7,827,631)
                                   ============    ============     ============     ============     ============

The common stock of LTDN has been retroactively restated to reflect the recapitalization and merger transactions discussed in Note 1.


                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                F-6b

                           ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                       (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                           For the Period
                                                                                           From Inception
                                                                                          (October 1, 1999)
                                                             For the Years Ended               Through
                                                                 December 31,               December 31,
                                                            2004              2003              2004
                                                        ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                             $(28,547,734)     $ (2,459,819)     $(38,693,715)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Acquired-in process technology                     23,224,695                --        23,224,695
       Stock-based compensation                            3,668,637           458,954         5,401,264
       Depreciation and amortization                          31,089            62,151           257,733
       Non-cash charges for consulting services              240,000           230,000           470,000
       Write-off of fixed assets                              11,068                --            11,068
   Changes in Operating Assets and Liabilities:
     Prepaid expenses and other current assets                (9,176)          (93,356)         (161,100)
     Other assets                                            (13,205)              557           (13,205)
     Accrued liabilities                                    (280,689)          605,129           684,387
                                                        ------------      ------------      ------------

     Net Cash Used in Operating Activities                (1,675,315)       (1,196,384)       (8,818,873)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of ATI Stock                              300,000           160,000           460,000
Capitalized software                                        (249,558)         (229,819)         (479,376)
Advances to ATI prior to merger                           (1,428,000)         (720,566)       (2,443,619)
Capital expenditures                                              --           (41,742)         (317,467)
                                                        ------------      ------------      ------------

     Net Cash Used in Investing Activities                (1,377,558)         (832,127)       (2,780,462)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                     3,288,949           370,366         9,857,068
Proceeds from loans                                          191,181           517,464           886,903
Repayment of loans                                           (74,999)               --           (78,954)
Due from (to) related parties, net                          (361,449)        1,160,452           984,180
                                                        ------------      ------------      ------------

     Net Cash Provided by Financing Activities             3,043,682         2,048,282        11,649,197

(Decrease) Increase in Cash                                   (9,191)           19,771            49,862
Cash - Beginning of Year                                      59,053            39,282                --
                                                        ------------      ------------      ------------
Cash - End of Year                                      $     49,862      $     59,053      $     49,862
                                                        ============      ============      ============

Supplementary disclosure of Cash Flows Information:

Interest paid                                           $         --      $         --      $         --
                                                        ============      ============      ============
Income taxes paid                                       $         --      $         --      $         --
                                                        ============      ============      ============

Non-Cash Investing and Financing Transactions:

Conversion of debt and related interest                 $    224,819      $         --      $    224,819
                                                        ============      ============      ============
Conversion of advances to affiliate                     $    130,000      $    925,000      $  1,055,000
                                                        ============      ============      ============
Offering costs satisfied by transfer of ATI stock       $   (125,000)     $         --      $   (125,000)
                                                        ============      ============      ============

In addition, see Note 3 for details related to the acquisition of ATI.


          The accompanying notes are an integral part of these consolidated financial statements.

                                                    F-7

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND REVERSE MERGER

Reverse Merger
--------------

On December 15, 2004 (the "Closing Date"), Advanced Technology Industries, Inc. ("ATI") consummated the acquisition of all of the issued and outstanding shares of capital stock of LTDnetwork, Inc., a Delaware corporation ("LTDN"). LTDN and ATI collectively are referred to as "the Company".

LTDN and its wholly-owned Australian subsidiary LTDnetwork PTY LTD ("LTD PTY") are development stage companies and their efforts have been primarily devoted to technology identification and acquisition, research and development and raising capital. LTDN and LTDPTY, specialize in the development of innovative technologies, software and services for online e-tailers, advertising, media and marketing companies.

The acquisition was consummated pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2004, among ATI, LTDN and LTDN acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ATI ("Acquisition Sub"), as amended by the First Amendment thereto, dated as of December 15, 2004, among ATI, LTDN and Acquisition Sub. Such acquisition was effected pursuant to a merger (the "Merger") of LTDN with and into Acquisition Sub. Pursuant to the terms of the Merger, ATI issued to the stockholders of LTDN consideration (the "Merger Consideration") consisting of (i) 207,889 shares of Series A Convertible Preferred Stock, of ATI ("Series A Preferred Stock") and
(ii) warrants (the "Warrants") to purchase 473,350 shares of Series A Preferred Stock at an exercise price of $16.33 per share. The exercise period with respect to 25% of the aggregate Warrants will expire on each of May 15, 2005, June 15, 2005, July 15, 2005 and August 15, 2005.

As part of the Merger, 10,394 shares of Series A Preferred Stock and 23,668 Warrants are being held in escrow pending the receipt by ATI's Chief Financial Officer, of a statement, certified by the accountants of LTDN, setting forth the amount of liabilities and cash on LTDN's balance sheet as of the Closing Date. If the difference between such cash and liabilities is less than such amount certified by LTDN's officers on the Closing Date, then based on such difference a certain number of the shares of Series A Preferred Stock held in escrow will be cancelled, and a number of additional newly issued Warrants equal to such cancelled shares of Series A Preferred Stock, all the remaining escrowed shares of Series A Convertible Preferred Stock not so cancelled and all the escrowed Warrants will be issued to the stockholders of LTDN. If the difference between such cash and liabilities is greater than the amount certified by LTDN's officers on the Closing Date, then based on such difference additional shares of Series A Preferred Stock will be issued to the stockholders of LTDN, a number of Warrants equal to such number of issued shares of Series A Preferred Stock will be cancelled and any remaining escrowed Warrants not so cancelled and all escrowed shares of Series A Preferred Stock will be issued to the stockholders of LTDN. This matter was settled in July 2005 (see Note 11)

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BUSINESS AND REVERSE MERGER (CONTINUED)

Reverse Merger (Continued)
--------------------------

The terms of the Series A Preferred Stock provide that each share of Series A Preferred Stock will automatically convert into 400 shares of common stock, of ATI ("Common Stock") if the holders of Common Stock approve an amendment (the "Certificate of Incorporation Amendment") to ATI's certificate of incorporation to increase its authorized capital stock from 100,000,000 shares to at least 500,000,000 shares. While the holders of Series A Preferred Stock can vote with the holders of Common Stock on all matters on an as converted basis, such holders of Series A Preferred Stock will not be entitled to vote on the approval of the Certificate of Incorporation Amendment. ATI intends to seek approval for the Certificate of Incorporation Amendment at a special meeting of the stockholders currently anticipated to be held in the third quarter of 2005. If the Certificate of Incorporation Amendment is approved, the shares of Series A Preferred Stock will be automatically converted into an aggregate of 83,155,600 shares of Common Stock and the Warrants will be exercisable for an aggregate of 189,340,000 shares of Common Stock. Such amounts are subject to adjustment as described in the proceeding paragraph

ATI has agreed to file a registration statement with the Securities and Exchange Commission relating to the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued in the Merger within 90 days following the later (the "Trigger Date") of (a) the date the Certificate of Incorporation Amendment is filed with the Delaware Secretary of State and (b) the date ATI receives the audited financial statements of LTDN. In addition, ATI has agreed to use its reasonable efforts to cause such registration statement to be declared effective within 180 days of the Trigger Date. In the event that the Certificate of Incorporation Amendment is not filed by the later of (x) December 15, 2005 and (b) the date ATI receives the audited financial statements of LTDN, ATI has agreed to register the shares of Series A Preferred Stock issued in the Merger. ATI has agreed to keep any such registration statement effective until the earliest of (a) the sale of all securities eligible to be sold thereunder,
(b) the expiration of the period referred to in Rule 144(k) under the Securities Act and (c) two years from the effective date of such registration statement.

After the merger, ATI's President resigned as the President and as a member of the Board of Directors of ATI and the Board of Directors voted to expand the number of directors from 3 to 4. The Board of Directors appointed Allan Klepfisz, Chai Ong and Arie Baalbergen as directors, each to serve until the next annual meeting of ATI's stockholders. Each of Allan Klepfisz, Chai Ong and Arie Baalbergen are directors of LTDN. Immediately following the Merger, Allan Klepfisz was elected as the Chief Executive Officer and President of ATI.

Because the former stockholders of LTDN own a majority of the merged company and the LTDN management controls the Board of Directors of the merged company, this transaction has been accounted for as a reverse merger with LTDN as the acquirer of ATI (See Note 3). The accompanying consolidated financial statements of the Company reflect the historical results of LTDN, and the consolidated results of operations of ATI subsequent to the acquisition date of December 15, 2004.

The common stock of LTDN has been retroactively restated to reflect the recapitalization and merger transactions discussed above.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BUSINESS AND REVERSE MERGER (CONTINUED)

Organization And Description Of ATI
-----------------------------------

ATI was incorporated under the laws of the State of Delaware on October 25, 1999. ATI was organized to identify, assess and commercialize technologies introduced and developed by scientists throughout the world with particular emphasis on technologies originating in Russia, Germany and Israel. The Company is considered a development stage enterprise as defined in financial Accounting Standards Board ("FASB") Statement No. 7, Accounting and Reporting for Development Stage Companies. There is no assurance that commercially successful products will be developed, nor that the Company will achieve a profitable level of operations.

During December of 1999, ATI acquired all of the outstanding capital stock of Cetoni Umwelttechnologie Entwicklungs Gmbh ("Cetoni"), a German-based design and engineering firm focused on developing and patenting technologies and products for the consumer market. Cetoni is a development-stage company and as such has generated nominal revenue or no earnings from operations.

On August 22, 2000, ATI entered into a joint agreement with Nurescell US, a Nevada corporation, to form a German company named Nurescell AG. At the time of this agreement, ATI Nuklear AG was owned 51% by Nurescell US and 49% by ATI. During June 2001, ATI acquired the remaining 51% interest in Nurescell AG and during July 2001, Nurescell AG changed its name to ATI Nuklear AG ("ATI Nuklear"). ATI Nuklear is a development-stage company focused on development of nuclear waste remediation technologies. Since inception, ATI Nuklear has had no revenues or earnings from operations.

On June 8, 2001, ATI formed a new entity, Reseal, Ltd., ("Reseal") which was incorporated under the laws of the State of Delaware. Reseal is a development-stage company organized to commercialize its proprietary "resealable" packaging systems technology. Reseal, LTD has had no revenues or earnings from operations.

On December 13, 2004, ATI entered into, and consummated the acquisitions contemplated by, the Stock and Intellectual Property Purchase Agreement (the "Stock and Intellectual Property Purchase Agreement") with Alice Schlattl, Schlattl GBR, Claudia Schreiner, Susanne Schlattl and Ralph Schlattl. Pursuant to the Stock and Intellectual Property Purchase Agreement, ATI purchased (a) Alfa-Pro Products GmbH ("Alfa-Pro") from Alice Schlattl in consideration for 43,600 shares of Series A Preferred Stock and $90,000, such cash amount to be paid within 180 days of December 13, 2004, and (b) certain intellectual property rights from Schlattl GBR in consideration for 6,400 shares of Series A Preferred Stock. The Series A Preferred Stock issued in connection with this transaction is convertible into 20 million shares of Common Stock. As a result of the acquisition of Alfa-Pro and such intellectual property rights, ATI obtained the intellectual property rights to over 40 consumer products. Such products are in varying stages of the development process and none have yet been commercialized.

In connection with an oral agreement, ATI has agreed to acquire the rights to certain in-process technologies now held by a German Bank, for an estimated purchase price of $500,000 payable in cash and/or Common Stock. Management of ATI has indicated that this transaction is expected to close during the year ended December 31, 2005 although there is no assurance it will be consummated. During the year ended December 31, 2004, LTDN paid $352,089 to the German bank as part of this oral agreement.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BUSINESS AND REVERSE MERGER (CONTINUED)

Going-Concern And Management's Plan
-----------------------------------

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying consolidated financial statements, the Company has incurred losses from operations since inception. Management anticipates incurring substantial additional losses in 2005. Further, the Company may incur additional losses thereafter, depending on its ability to generate revenues from the licensing or sale of its technologies and products, or to enter into any or a sufficient number of joint ventures. The Company has no revenue to date. There is no assurance that the Company can successfully commercialize any of its technologies and products and realize any revenues there from. The Company's technologies and products have never been utilized on a large-scale commercial basis and there is no assurance that any of its technologies or products will receive market acceptance. There is no assurance that the Company can continue to identify and acquire new technologies. As of December 31, 2004, the Company had an accumulated deficit since inception of $38,693,715 and a working capital deficiency and stockholder's deficiency of $8,764,720 and $7,827,631, respectively. In addition the Company is delinquent in paying its payroll taxes in Germany and Australia at December 31, 2004 in the amounts of approximately $199,800 and $218,400, respectively

Management's business plan will require additional financing.
-------------------------------------------------------------

While no assurance can be given, management believes the Company can raise adequate capital to keep the Company functioning during 2005. No assurance can be given that the Company can obtain additional working capital, or if obtained, that such funding will not cause substantial dilution to shareholders of the Company. If the Company is unable to raise additional funds, it may be forced to change or delay its contemplated marketing and business plans. Between March 1, 2005 and May 18, 2005, the Company has raised from various financing sources approximately $900,000 through the issuance of convertible debt securities ("Debentures") and warrants ("Debenture Warrants") to purchase 12,857,142 shares of Common Stock.

Being a development stage company, the Company is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of the Company. All of the factors discussed above raise substantial doubt about the Company's ability to continue as a going concern.

These consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles Of Consolidation
---------------------------

The consolidated financial statements include the accounts of LDTN and its subsidiaries and ATI and all of its wholly-owned and its majority-owned subsidiaries commencing with the acquisition date of December 15, 2004. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method when the Company owns at least 20%, but no more than 50% of such affiliates and under the cost method when the Company owns less than 20%. Under the equity method, the Company records its proportionate shares of profits and losses based on its percentage interest in earnings.

Use Of Estimates
----------------

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Equity Method Of Accounting For Unconsolidated Affiliates
---------------------------------------------------------

At December 31, 2004, investments in companies accounted for under the equity method consist of the following inactive foreign development-stage technology companies:

                                                     %                Country of
                                                   Owned              Operations
Flexitech, Ltd.                                    20.00%               Israel
Pirocat, Ltd.                                      20.00%               Israel
Sibconvers                                         50.00%               Russia
Container Engineering, Ltd                         50.00%               Russia

The Company does not have sufficient control over management, the board of directors or financial matters and accordingly the Company does not consolidate such entities. The above companies do not have any revenue nor any significant assets, liabilities, commitments and contingencies. The Company's carrying values in these equity-method investments is zero as of December 31, 2004.

Fair Value Of Financial Instruments
-----------------------------------

The recorded carrying values of accounts receivable, accounts payable and other long-term obligations approximate the fair value of such financial instruments.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash And Cash Equivalents
-------------------------

For purposes of the statement of cash flows, the Company considers all short-term investments with original maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2004.

Concentration Of Credit Risk
----------------------------

The Company places its cash in what it believes to be creditworthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

Property And Equipment
----------------------

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets, generally two to ten years.

Amortization of leasehold improvements is provided on a straight-line basis over the lesser of the estimated useful lives of the improvements or the initial term of the lease. Gain or loss is recognized upon sale or other disposition of property and equipment.

Major repairs or replacements of property, plant and equipment are capitalized. Maintenance, repairs and minor replacements are charged to operations as incurred.

Impairment Of Long-Lived Assets
-------------------------------

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal On Long-Lived Assets," the Company reviews the carrying amount of long-lived assets on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows before interest from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

Deferred taxes represent the tax effects of differences between the financial reporting and tax bases of the Company's assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Income tax expense consists of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Revenue Recognition
-------------------

The Company expects that it will derive substantially all of its revenue from the sale, licensing and sub-licensing of its technologies and products. Revenue from the sale of technology will be recognized in the year of sale. Revenue from licensing and sub-licensing will be recognized in the periods when the fees have been earned.

Research And Development
------------------------

In accordance with SFAS No. 2 "Accounting for Research and Development Costs," all research and development ("R&D") costs are expensed when they are incurred, unless they are reimbursed under specific contracts. Assets used in R&D activity, such as machinery, equipment, facilities and patents that have alternative future use either in R&D activities or otherwise are capitalized. In connection with the merger of ATI and LTDN, $23,224,695 was allocated to in-process research and development costs and was charged to R&D costs during the period ended December 31, 2004.

Capitalized Software
--------------------

Capitalization of computer software development costs begins upon the establishment of technological feasibility. Technological feasibility for the Company's computer software is generally based upon achievement of a detail program design free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized computer software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technology.

Amortization of capitalized computer software development costs commences when the related products become available for general release to customers. Amortization is provided on a product by product basis. The annual amortization is the greater of the amount computed using (a) the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product, or (b) the straight-line method over the remaining estimated economic life of the product.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Software (Continued)
--------------------------------

The Company periodically performs reviews of the recoverability of such capitalized software development costs. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, the capitalized costs of each software product is then valued at the lower of its remaining unamortized costs or net realizable value.

Amounts capitalized by LTDN during the years ended December 31, 2004 and 2003 totaled $249,558 and $229,819 respectively. There was no amortization expense for the years ended December 31, 2004 and 2003 as the software product was not placed into use as of December 31, 2004.

Comprehensive Income (Loss)
---------------------------

SFAS No. 130, "Accounting for Comprehensive Income," establishes standards for reporting and disclosure of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities.

Accumulated other comprehensive loss, at December 31, 2004, consists of foreign currency translation adjustments in the amount of $433,723.

Stock-Based Compensation
------------------------

The Company accounts for stock-based compensation for employees in accordance with Accounting Principals Board ("APB") No. 25 and Financial Interpretation No.
44. Stock and options granted to other parties in connection with providing goods and services to the Company are accounted for under the fair value method as prescribed by SFAS No. 123.

In December 2002, the Financial Accounting Standard Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of SFAS Statement No. 123". This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)
------------------------------------

The additional disclosures required by SFAS No. 148 are as follows:

                                                                              For the Years Ended
                                                                                  December 31,
                                                                             2004              2003
                                                                        -------------     -------------
Net loss, as reported                                                   $ (28,547,734)    $  (2,459,819)
Add: stock-based employee compensation expense
     Included in reported loss                                                     --                --

Less: Total stock-based employee compensation expense
     determined under the fair value-based method of all awards                    --                --
                                                                        -------------     -------------

Proforma net loss                                                       $ (28,547,734)    $  (2,459,819)
                                                                        =============     =============

Net loss per basic and diluted shares:
     As reported                                                        $        (.52)    $       (.06)
                                                                        --------------    -------------
     Proforma                                                           $        (.52)    $       (.06)
                                                                        --------------    -------------

Translation Of Foreign Currencies
---------------------------------

The U.S. dollar is the functional currency for all of the Company's businesses, except its operations in Australia and Europe. Foreign currency denominated assets and liabilities for these units are translated into U.S. dollars based on exchange rates prevailing at the end of each period presented, and revenues and expenses are translated at average exchange rates during the period presented. The effects of foreign exchange gains and losses arising from these translations of assets and liabilities are included as a component of equity.

Loss Per Share Of Common Stock
------------------------------

Basic net earnings (losses) per share of common stock are computed by dividing earnings (losses) available to common stockholders by the weighted average number of common shares outstanding during the periods presented.

Diluted net earnings (losses) per share reflects per share amounts that result if dilutive common stock equivalents are converted to common stock.

Common stock equivalents, consisting of convertible debt, convertible preferred stock, options and warrants, discussed in Note 8, were not included in the calculation of diluted loss per share because their inclusion would have had been anti-dilutive.

Basic and diluted loss per share have been calculated assuming the Series A Convertible Preferred Stock has been converted under the "if converted method". This was because each share of Series A Convertible Preferred Stock automatically converts into 400 shares of common stock upon the increase in authorized common shares to 500 million. The Company believes that it has the requisite votes to ratify this amendment.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business Segment
----------------

SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," establishes standards for the way public enterprises report information about operating segments in annual consolidated financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographical areas and major customers. The Company has determined that under SFAS No. 131, it operates in three geographic segments (see Note 10).

New Accounting Pronouncements
-----------------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R eliminates the alternative to use APB No. 25's intrinsic value method of accounting that was provided in SFAS No 123 as originally issued. SFAS No. 123R requires entities to recognize the cost of employee services in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide the service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS No. 123R requires entities to initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of the award will be remeasured at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. The grant date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123R is effective as of the beginning of the Company's fiscal year following December 15, 2005 (January 1, 2006). The adoption of SFAS No. 123R will have no effect on the Company's consolidated cash flows or financial position but will have an adverse effect on the Company's consolidated results of operations.

In December 2004, the FASB issued FAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." This Statement eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance. This Statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (Continued)
-----------------------------------------

In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on the Company's calculation of EPS.

In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on the Company's calculation of EPS.

NOTE 3 - MERGER AND CONVERSION AGREEMENT

Merger Agreement - LTDN
-----------------------

On December 15, 2004, ATI consummated the acquisition of all of the issued and outstanding shares of capital stock of LTDN, through a Merger transaction discussed in Note 1.

Immediately after the merger, the stockholders of LTDN controlled a majority of the merged company's voting securities and LTDN management controlled the board of directors of the merged company. Accordingly, LTDN is considered to be the accounting acquirer in the transaction.

The total consideration for the acquisition of the ATI equity securities was determined as follows:

                                                               No. of Shares      Amount
                                                               -------------      ------
Value of ATI common stock                                       83,931,775     $12,589,766
Value of ATI preferred stock, based upon a conversion rate
     of 400 of 1 conversion rate                                20,000,000       3,000,000
Value of ATI options/warrants                                   15,589,766         351,889

     Total Purchase Price                                                      $15,941,655

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - MERGER AND CONVERSION AGREEMENT (CONTINUED)

Merger Agreement - Ltdn (Continued)
-----------------------------------

The fair value used to value the ATI common stock was based on the quoted market price of ATI's common stock at the time the merger transaction was announced.

The fair value of the ATI options/warrants was determined using the Black-Scholes valuation model. To determine the fair value of these options/warrants, the following assumptions were used: expected volatility of 127.33%, risk-free interest rate of 3.250%, and expected life of four to ten years.

Under the purchase method of accounting, the total estimated purchase price as detailed above was allocated to ATI's net tangible and intangible assets based as follows:

Prepaid expenses and other current assets                          $     67,589
Property and equipment, net                                              52,166
Note receivable-Related Party                                           229,640
Due from related parties                                                 59,946
Loans and notes payable                                                (549,999)
Accrued liabilities                                                  (5,584,825)
Advances from LTDN                                                   (1,388,619)
Due to related parties                                                 (168,938)
Acquired in-process technology                                       23,224,695
Equity securities issued                                            (15,941,655)
                                                                   ------------

Net Cash                                                           $         --
                                                                   ------------

The amount allocated to acquired in-process technology of $23,224,695 has been expensed as a charge against operations and is included in the accompanying consolidated statement of operations for the year ended December 31, 2004. The amount allocated to acquired in-process technology relates to products that had not yet reached technological feasibility and that, until completion of development, had no alternative future use. These products require substantial development and testing prior to reaching technological feasibility. However, there can be no assurance that these products will reach technological feasibility or develop into products that may be sold by the Company. The acquired in-process technology has required, and may require substantial development by the Company.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - MERGER AND CONVERSION AGREEMENT (CONTINUED)

Merger Agreement - Ltdn (Continued)
-----------------------------------

The following unaudited pro forma information has been prepared assuming that this acquisition had taken place at the beginning of the respective periods; it is not necessarily indicative of results that may occur in the future.

                                                           PRO FORMA
                                                          (UNAUDITED)
                                                    YEAR ENDED DECEMBER 31,
                                                     2004             2003
                                                -------------     -------------
Revenue                                         $          --     $          --
                                                =============     =============
Net loss                                        $ (34,909,312)    $  (6,316,748)
                                                =============     =============
Loss per share                                  $        (.23)    $        (.04)
                                                =============     =============

Prior to the Merger, LTDN advanced monies to ATI to be used for working capital purposes. Loans made by LTDN to ATI for the years ended December 31, 2004, 2003, and 2002 totaled $1,428,000, $720,566, and $295,053, respectively. During the years ended December 31, 2004 and 2003, LTDN converted $130,000, and $925,000 respectively of such loans into 1,300,000, and 9,250,000 respectively, of shares of common stock of ATI. LDTN accounted for their interests in ATI's common shares under the cost method since LTDN at any point in time prior to December 15, 2004 did not own more than 20% of ATI's equity securities.

In 2003, 1,600,000 ATI common shares owned by LTDN were sold resulting in proceeds of $160,000.

In 2003, 2,300,000 ATI common shares owned by LTDN were transferred to consultants in connection with consulting services valued at $230,000.

In 2004, 3,000,000 ATI common shares owned by LTDN were sold to stockholders of LTDN in connection with the purchase of shares of stocks of LTDN. The value allocated to the ATI shares was $300,000.

In 2004, 2,400,000 ATI common shares owned by LTDN were transferred to consultants in connection with consulting services valued at $240,000.

In 2004, 1,250,000 ATI common shares owned by LTDN were transferred to finders valued at $125,000 in connection with the sale of LTDN common stock.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - PROPERTY AND EQUIPMENT

Equipment at December 31, 2004 consisted of the following:

Office furniture and fixtures                                     $      47,190
Purchased software                                                      172,053
Computer hardware                                                       173,922
Assets acquired in merger                                                52,166
                                                                  -------------
                                                                        445,331
Less: Accumulated depreciation                                         (327,069)
                                                                  -------------
                                                                  $     118,262
                                                                  =============

Depreciation expense for the years ended December 31, 2004 and 2003, amounted to $31,089 and $62,151, respectively.

NOTE 5 - LOANS AND NOTES PAYABLE

During June 2001, ATI borrowed $260,000 from an individual and issued a promissory note, which was due in six months and provides for interest at the rate of 1% per month. This loan is still owed at December 31, 2004. Also on July 13, 2001, an officer of ATI advanced $10,000 pursuant to a promissory note, which was due in three months and provides for interest at the rate of 1% per month. The officer has agreed to extend the due date to June 15, 2005, with no additional consideration.

On November 27, 2001, ATI borrowed $10,000 from an individual and issued a promissory note that is due in 90 days and provides for interest at the rate of 1% per month. The loan's maturity date was extended to May 27, 2002. ATI is in default under the note.

During October 2002, ATI received an advance of $120,000 from an individual, payable on demand. The loan accrues interest at 10% per annum.

As of December 31, 2004, LTDN has loans outstanding payable to five unrelated parties which aggregate $613,517. These loans are all payable on demand and do not provide for interest.

In 2004, an investor converted a $190,080 advance plus accrued interest of $34,738 into 2,053 shares of ATI's Series A Preferred Stock.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - LOANS AND NOTES PAYABLE - RELATED PARTIES

As of December 31, 2004, the remaining promissory notes from a year 2000 private placement by ATI was $150,000. Interest on such debt securities is at the rate of 1% per month cumulative. ATI has the option to pay the interest in cash or restricted stock. If the option is exercised by ATI to pay the interest in stock, the number of shares to be delivered to the lender will be determined by multiplying (i) the average closing bid price of the stock for the five trading days prior to the maturity date by (ii) 85% and dividing the interest due by the resulting multiple. The price per share for purposes of computing the conversion ratio is $0.25 per share. The maturity date of the remaining promissory notes, totaling $150,000, was extended to August 11, 2005.

As of December 31, 2004, LTDN owed its CEO $1,020,719 related to advances made by the CEO over the three years ended December 31, 2004. These advances are payable on demand and do not provide for interest.

As of December 31, 2004, ATI has outstanding obligations payable to four related parties totaling $168,938. These loans are payable on demand and do not provide for interest.

NOTE 7 - INCOME TAXES

There is no provision for income taxes for the years ended December 31, 2004 and 2003, as a result of net operating losses incurred during those years.

The net operating losses of LTDN from October 1, 1999 ("Inception") to December 31, 2004 approximated 15.5 million. Substantially all of these losses are related to LTDN's operations in Australia and these net operating losses may not be used to offset future taxable income in the United States and utilization of this carryover is dependent upon future income earned by LTDN. The tax benefit of LTDN net operating loss has been fully reserved by a valuation allowance of approximately $5.3 million.

As of December 31, 2004, ATI had available approximately $11.9 million of net operating losses ("NOL") for income tax purposes that may be carried forward to offset future taxable income, if any. The net operating losses from December 31, 1999, 2000, 2001, 2002, 2003 and 2004 expire in the years 2019, 2020, 2021,
2022, 2023 and 2024, respectively. Pursuant to Section 382 of the Internal Revenue Code, substantial restrictions are imposed on the utilization of NOL carryforwards in the event of an ownership change. ATI's foreign subsidiary has a net operating loss carryforward of approximately $$8.5 million. Utilization of this carryover is dependent upon future income earned by its foreign subsidiary. The tax benefit of ATI's net operating losses and temporary differences related to stock-based compensation has been fully reserved by a valuation allowance.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - INCOME TAXES (CONTINUED)

A reconciliation between the statutory federal income tax rate (34%) and the LTDN's effective rate is as follows:

                                                                                  For the Years Ended
                                                                                     December 31,
                                                                                 2004             2003
                                                                            -------------     -------------
Federal statutory rate                                                           (34)%            (34)%
Unutilized foreign losses                                                          6%              34%
Permanent difference In process research and development charge                   28%              --
                                                                            -------------     -------------
Effective rate                                                                    -0-%             -0-%
                                                                            =============     =============

NOTE 8 - STOCKHOLDERS' EQUITY

Preferred Stock
---------------

The Company has authorized 1,000,000 shares of preferred stock, par value - $.001 per share. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series. At December 31, 2004, 257,889 shares of Series A Preferred Stock have been issued (See Note 1).

Warrants
--------

At December 31, 2004, there were warrants outstanding to purchase 1,000,000 shares of the Company's common stock at $0.165 per share that expire on December 19, 2008 and there were Warrants outstanding to purchase 473,350 shares of Series A Preferred Stock at an exercise price of $16.33 per share. The exercise period with respect to 25% of the aggregate Warrants will expire on each of May 15, 2005, June 15, 2005, July 15, 2005 and August 15, 2005. The Warrants were issued to the stockholders of LTDN in connection with the Merger (Notes 1 and Note 11).

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - STOCKHOLDERS' EQUITY

Stock Option Plans
------------------

On October 26, 2000, the Board of Directors adopted the Advanced Technology Industries, Inc. 2000 Stock Option Plan ("Plan"). On that date, the Board, which is the Plan Administrator under the Plan, awarded employees and officers' incentive stock options to purchase 470,000 shares of common stock. In addition, consultants and advisors were awarded non-qualified stock options to purchase a total of 615,000 shares. All of the options have an exercise price of $.343 per share, which was the closing price of the common stock on October 25, 2000.

During 2002, the Board of Directors and the majority shareholders amended the Plan to increase the number of shares that are subject to Incentive Stock Options, from 3,000,000 to 5,000,000.

                                                                          WEIGHTED                         WEIGHTED
                                                        INCENTIVE         AVERAGE      NON-QUALIFIED       AVERAGE
                                                      STOCK OPTIONS   EXERCISE PRICE   STOCK OPTIONS    EXERCISE PRICE
                                                      -------------   --------------   -------------    --------------
Outstanding - 01/01/03                                     470,000              .34          943,672              .42

Options granted - 2003:                                         --               --               --               --
    In the plan
Options granted - 2003:                                         --               --               --               --
    Outside the option plan
Options expired/cancelled:                                      --               --               --               --
    Outside the plan
Options exercised
    Outside the plan                                            --               --               --               --
                                                      ------------     ------------     ------------     ------------
Outstanding 12/31/03                                       470,000              .34          943,672              .42
                                                      ------------     ------------     ------------     ------------

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS' EQUITY (CONTINUED)

Stock Option Plans (Continued)

                                                                  WEIGHTED                           WEIGHTED
                                                INCENTIVE         AVERAGE       NON-QUALIFIED        AVERAGE
                                                  STOCK           EXERCISE          STOCK            EXERCISE
                                                 OPTIONS           PRICE           OPTIONS            PRICE
                                               ----------       -----------       ----------        -----------
Outstanding - 12/31/03                            470,000               .34          943,672                .42
                                               ----------       -----------       ----------        -----------
Options granted - 2004:
    In the plan                                        --                --               --                 --
Options granted - 2004:
    Outside the option plan                            --                --          937,777                .22
Options expired/cancelled:
    In the plan                                        --                --         (638,672)               .34
Options exercised
    Outside the plan                                   --                --               --                 --
                                               ----------       -----------       ----------        -----------
                                                  470,000               .34        1,242,777                .28
                                               ==========       ===========       ==========        ===========


Composition at 12/31/04:
------------------------
2000 stock option plan                            470,000       $       .34          305,000                .54
Options granted outside the plan                       --                --          937,777                .22
                                               ----------       -----------       ----------        -----------
Outstanding - 12/31/04                            470,000       $       .34        1,242,777        $       .30
                                               ==========       ===========       ==========        ===========
Total Number and Exercisable Value Price          470,000       $   159,800        1,242,777        $   372,280
                                               ==========       ===========       ==========        ===========
Total Number and Exercisable Value Price          470,000       $   159,800        1,242,777        $   372,280
                                               ==========       ===========       ==========        ===========

Earnings Per Share
------------------

Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

Options to purchase common stock                                                        1,712,777
Warrants to purchase common stock                                                       1,000,000
Convertible preferred stock                                                           103,155,000
Warrants to purchase convertible preferred stock                                      189,340,000
                                                                                     ============
Total as of December 31, 2004                                                         295,207,777
                                                                                     ============

Substantial and potential issuances after December 31, 2004 and through May 27, 2005:

Shares of common stock sold to investors                                                1,050,000
Warrants to purchase common stock                                                      12,857,142

Shares of common stock issued to officers and consultants                               1,092,263
Shares of convertible preferred stock issued
     (10,911 shares x 400)                                                              4,364,400

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - COMMITMENTS AND OTHER MATTERS

Consulting Agreement - ERBC
---------------------------

By letter dated June 1, 1996, ATI engaged ERBC Holdings, LTD ("ERBC"), a related party, as a consultant for a one-year period to undertake all aspects of ATI's operations in Russia. Pursuant to the letter agreement, ATI agreed to pay ERBC a fee of $115,000 for the year during which it had been engaged. During June 1997, ATI renewed the agreement with ERBC for an additional one-year period on like terms. During June 1998, ATI renewed the agreement with ERBC for an additional one-year term and agreed to pay ERBC a fee of $168,577 for the year during which it had been engaged. Commencing in 2001, fees under the consulting agreement are $240,000 per year. During April 2001, ERBC entered into an agreement to convert $467,873 of accrued consulting fees into the Common Stock . Included in accrued liabilities as of December 31, 2004 is $1,015,176 related to this agreement. Subsequent to December 31, 2004, the balance outstanding under this agreement was converted into 1,692,388 shares of Common Stock and 10,536 shares of Series A Convertible Preferred Stock (See Note 11).

Russian Contracts For Research And Development
----------------------------------------------

ATI is a party to a research and development agreement with a Moscow-based State Scientific Research Institute Scientific Production Company named Lutch pursuant to which such entity has agreed to perform various contract research and development services related to technology obtained by ATI from Nurescell for a total price of $985,000. As of December 31, 2004, the Company paid $100,000 under this agreement. As a continued result of limited funding, no services have been performed under this agreement to date. It is uncertain when or if any services will eventually be completed under this contract.

ATI is a party to a research and development agreement with a branch of the Ministry of the Atomic Energy of the Russian Federation pursuant to which such entity has agreed to perform various contract research and development services to develop an industrial fireproof swelling cable coating for a total price of $462,000. As a result of limited funding of this contract, the performance of services were rescheduled to occur commencing with the quarter ended December 31, 2003 and to be completed within one year. As a continued result of limited funding, no services have been performed under this agreement to date.

Facilities Rent
---------------

ATI and LTDN rent facilities under month-to-month rental agreements. Rent expense for LTDN facilities for the years ended December 31, 2004 and 2003 amounted to $82,910 and $110,421, respectively.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - COMMITMENTS AND OTHER MATTERS (CONTINUED)

Legal Disputes
--------------

During the quarter ended June 30, 2003, ATI was notified that Dr. Jurgen Lempert intended to commence legal proceeding against ATI relating to his termination as Chief Executive Officer of ATI Nuklear. A German court ruled the Dr. Lempert is entitled to collect $69,629. As of December 31, 2004, the Company has accrued such amounts.

A noteholder has threatened to sue ATI for repayment of an outstanding note. To date, ATI has not been served with a lawsuit. In the event the noteholder does sue ATI, ATI believes it has sufficient defenses and intends to vigorously defend itself against such claims.

James Cassidy and TPG Capital have filed for arbitration against ATI regarding a purported reset provision in an agreement entered into during 1999. TPG believes it is entitled to receive an additional 1,465,671 shares of Common Stock under an agreement previously executed between the parties. Should litigation arise, the Company believes that it has sufficient defenses and intends to vigorously defend itself against such claims.

Dr. Alexander Kaul, former Chairman of the Supervisory Board of ATI Nuklear, initiated legal proceedings against ATI for monies he believes are due him under his terminated employment contract. A German court ruled that Dr. Kaul is entitled to collect $67,808. As of December 31, 2004, the Company has accrued such amounts.

Peter Goerke, a former Vice President of the Company, initiated legal proceedings against the Company for the value of his remaining employment agreement, accrued wages and expenses. A German court ruled that Mr. Goerke is not entitled to the remaining value of his employment contract and is only entitled to collect $197,486. At December 31, 2004, the Company has accrued such amounts. Mr. Goerke has filed for a lien against certain assets of Cetoni.

The Company is also subject to various matters of litigation during its normal course of operations. Management believes that the eventual outcome of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - COMMITMENTS AND OTHER MATTERS (CONTINUED)

Lien On Star Can Patents
------------------------

During June 2003, the Company became aware that a lien had been placed against the patents relating to the resealable can by Paxsys Ltd., a Bermuda corporation, in connection with a failed financing. The Company disputes the validity of the claim and intends to take vigorous action to remedy the situation and have the lien removed.

Settlement Agreement
--------------------

On June 15, 2004, ATI entered into a settlement agreement with a law firm previously engaged by ATI in connection with the settlement of various claims between such parties. Such claims included a claim by such law firm that ATI owed such law firm approximately $721,000 for legal services and interest on the outstanding amount. Pursuant to such settlement agreement each party provided the other with a general release for all claims arising prior to the date of such settlement agreement and ATI agreed to issue to such law firm 2,250,000 shares of Common Stock.

Shares issued under these arrangements were valued at $405,000. As part of the settlement agreement, the law firm was entitled to penalty shares in the event certain shares were not registered on Form S-8 by July 1, 2004. As such, the law firm received 65,590 shares of restricted common stock as a penalty. The Settlement Agreement allows for a period of one year, for a repricing of shares in the event that the common stock trades below a price of $0.12 per share for a period of 30 consecutive days. In the event that the repricing is triggered, additional shares of Common Stock would be issuable as detailed in the Settlement Agreement.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - SEGMENT REPORTING

The Company's business is organized on a geographic basis, and the Company's Chief Operating Decision Maker assesses performance and allocates resources on this basis. The information provided in the following section is representative of the information used by the Chief Operating Decision Maker in deciding how to allocate resources and in assessing performance.

The Company has three geographic reportable segments: United States of America (U.S.A.), Australia and Germany. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on net income (loss).

Segment results for the year ended December 31, 2004 and 2003 are as follows:

                                           U.S.A.          Australia          Germany        Eliminations         Total
                                       --------------    --------------    -------------     ------------     -------------
2004:
-----
Net Loss                               $           --    $  (5,323,039)    $(23,224,695)     $         --     $(28,547,734)
                                       ==============    =============     ============      ============     ============
Depreciation and amortization          $           --    $      31,089     $         --      $         --     $     31,089
                                       ==============    =============     ============      ============     ============
Identifiable Assets                    $      289,586    $     808,004     $    118,050      $         --     $  1,215,640
                                       ==============    =============     ============      ============     ============

2003:
-----
Net Loss                               $           --    $  (2,459,819)    $         --      $         --     $ (2,459,819)
                                       ==============    =============     ============      ============     ============
Depreciation and  amortization         $           --    $      62,151     $         --      $         --     $     62,151
                                       ==============    =============     ============      ============     ============

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - SUBSEQUENT EVENTS

Debt Issuances
--------------

Between March 1, 2005 and May 18, 2005, the Company has raised from various financing sources approximately $900,000 through the issuance of convertible debt securities ("Debentures") and warrants ("Debenture Warrants") to purchase 12,857,142 shares of Common Stock.

The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. If the Certificate of Incorporation Amendment is approved, and after such approval, the Debentures will be convertible, at the holder's option, into shares of Common Stock. If the Certificate of Incorporation Amendment is not approved by July 1, 2005, the holder of the Debentures will be entitled to require the Company to redeem the Debentures held by such holder at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. If such approval is obtained, the Debentures will become convertible as described above at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board.

Each Debenture Warrant is exercisable during the period from the approval of the Certificate of Incorporation Amendment until the second anniversary of the effective date of the registration statement described below. The Debenture Warrants are exercisable at $0.10 per share, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs. If the average of the closing bid prices of the Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Debenture Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Debenture Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Debenture Warrants are entitled to effect a cashless exercise of the Debenture Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Debenture Warrants.

The Company has agreed to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Debenture Warrants. The Company will be obligated to pay the holder of the Debentures certain liquidated damages in the event that such registration statement is not filed by October 5, 2005 or is not declared effective by November 30, 2005 or the effectiveness of such registration statement is subsequently suspended for more than certain permitted periods. The Company will use its reasonable best efforts to cause the registration statement to be declared effective.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - SUBSEQUENT EVENTS (CONTINUED)

SUBSEQUENT STOCK ISSUANCES

Common Stock Issuances
----------------------

During February 2005, the Company issued to the President and Chief Financial Officer of the Company 523,811 shares of Company Common Stock as a bonus valued at $78,571.

During February 2005, the Company issued to a Director of the Company 380,952 shares of the Company's Common Stock as a bonus valued at $57,142.

During March 2005, the Company issued to a consultant 187,500 shares of Common Stock valued at $36,000.

During April 2005, the Company issued 375 shares of Series A Convertible Preferred Stock, valued at $22,500, to a party as a finders fee relating to financings the Company entered into during the first quarter of 2005.

During April 2005, the Company issued to several investors 1,050,000 shares Common Stock for $104,565.

During February 2005, the Company issued to a former consultant 1,692,388 shares of common stock and 10,536 shares of the Company's Series A Preferred Stock in settlement of $1,016,000 of accrued consulting fees.

UNAUDITED SUBSEQUENT EVENTS

COMMON STOCK ISSUANCES

During June 2005, the Company entered into a conversion agreement with a debtholder whereby the Company agreed to issue 1,977,585 shares of restricted Common Stock as full and final payment of $138,430.

INCENTIVE BONUS AGREEMENTS

During June 2005, the Company made an incentive bonus offer to an existing officer of the Company whereby the Company would issue shares of Common Stock, registered under Form S-8, to the officer upon certain milestones being reached. During June, the Company became obligated to issue to said officer 2,000,000 shares of its Common Stock as part of this bonus arrangement. The officer is also entitled to be issued up to 1,000,000 shares of Common Stock upon additional milestones being reached.

JUDGMENT

Cnet Networks, Inc. initiated proceedings against LTDN for amounts due it by a former third party affiliate of LTDN. During June 2005, Cnet Networks, Inc. received a judgment in the amount of $100,000 against LTDN. LTDN believes that it is not liable for this amount and intends to appeal the verdict. Additionally, LTDN believes that it has a cause of action against Cnet Networks, Inc. relating to a breach of contract and other claims relating to a contract between it and Cnet Networks, Inc. As of March 31, 2005, LTDN accrued $100,000 related to this judgment.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - SUBSEQUENT EVENTS (CONTINUED)
UNAUDITED SUBSEQUENT EVENTS (CONTINUED)

FINALIZATION OF LTDN MERGER

Pursuant to the terms of the Merger and taking into account the finalization of the purchase price adjustment provided for in the Merger Agreement, ATI issued to the stockholders of LTDN consideration consisting of (i) 193,336 shares of Series A Preferred Stock, and (ii) Warrants to purchase 487,903 shares of Series A Preferred Stock at an exercise price of $16.33 per share. ATI recently determined to extend the exercise period for the Warrants so that the exercise period with respect to 25% of the aggregate Warrants will expire on the 14th day following the effective date of the registration statement relating to the Series A Preferred Stock described above, 25% of the aggregate Warrants will expire on the 44th day following such effective date, 25% of the aggregate Warrants will expire on the 74th day following such effective date and 25% of the aggregate Warrants will expire on the 104th day following such effective date.

SECURITIES PURCHASE AGREEMENT

On July 19, 2005, pursuant to a Securities Purchase Agreement dated as of July 14, 2005 (the "Securities Purchase Agreement") among the Company and a group of investors(collectively, the "Investors"), the Company has sold an aggregate of $875,000 principal amount of its Debentures and Debenture Warrants to purchase 12,500,000 shares of Common Stock. The Company received net proceeds in such sale of $785,000, after the payment of offering related fees and expenses. The Debentures and Debenture Warrants were issued in a private placement pursuant to
Section 4(2) under the Securities Act of 1933, as amended (the "Securities
Act").

The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. If the holders of Common Stock approve the Certificate of Incorporation Amendment to the Company's certificate of incorporation to increase its authorized capital stock to at least 500,000,000 shares, then from and after such approval the Debentures will be convertible, at the holder's option, into shares of Common Stock. As previously disclosed in connection with the Company's acquisition of LTDN and the issuance of Series A Preferred Stock and Warrants (the "LTDN Warrants") to purchase such Series A Convertible Preferred Stock to the shareholders of LTDN, the Company intends to seek approval for the Certificate of Incorporation Amendment at a special meeting of its shareholders which is currently anticipated to be held in the third quarter of 2005. If the Certificate of Incorporation Amendment is not approved by September 30, 2005, the holders of the Debentures will be entitled to require the Company to redeem the Debentures at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. If such approval is obtained, the Debentures will become convertible as described above at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board. The Debentures are secured by a security interest in all of the assets of the Company pursuant to a Security Agreement dated as of July 19, 2005 (the "Security Agreement") among the Company, the Investors and certain other lenders of the Company.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - SUBSEQUENT EVENTS (CONTINUED)
UNADUITED SUBSEQUENT EVENT (CONTINUED)
SECURITY PURCHASE AGREEMENT (CONTINUED)

Each Debenture Warrant is exercisable during the period from the approval of the Certificate of Incorporation Amendment until the second anniversary of the effective date of the registration statement described below. The Debenture Warrants are exercisable at $0.10 per share, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs. If the average of the closing bid prices of the Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Debenture Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Debenture Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Debenture Warrants are entitled to effect a cashless exercise of the Debenture Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Debenture Warrants.

The Company has agreed pursuant to a Registration Rights Agreement dated as of July 14, 2005 (the "Registration Rights Agreement") between the Company and the Investors to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Debenture Warrants. The Company will be obligated to pay the holder of the Debentures certain liquidated damages in the event that such registration statement is not filed by October 5, 2005 or is not declared effective by November 30, 2005 or the effectiveness of such registration statement is subsequently suspended for more than certain permitted periods. The Company will use its reasonable best efforts to cause the registration statement to be declared effective.

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

On July 19, 2005, the Company entered into an Amendment (the "Amendment") to each of the Securities Purchase Agreements, the Registration Rights Agreements and Convertible Debentures with The Gross Foundation, Inc., Double U Master Fund, L.P., Platinum Partners Value Arbitrage Fund, L.P. and JM Investors, Inc. The Amendment amended, among other things, the date that the Certificate of Incorporation Amendment must be approved in order to avoid triggering the right of the holders of such Debentures to require the Company to redeem the Debentures at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption from May 31, 2005 to September 30. 2005. The Amendment also amended the date that the registration statement relating to such Debentures must be filed and the date such registration statement must be declared effective in order to avoid triggering the requirement that the Company must pay to the holders of such Debentures certain liquidated damages from May 31, 2005 and July 1, 2005, respectively, to October 5, 2005 and November 30, 2005, respectively. Notwithstanding such amendment, the Company is still obligated to accrue such liquidated damages from such dates in effect prior to such amendment but the Company is not obligated to pay such liquidated damages, and is therefore not in default, until the occurrence of the earlier of the effective date of such registration statement and such dates as amended. In order to induce such lenders to enter into the Amendment the Company issued to such lenders an aggregate of $45,000 of such Debentures and granted to such lenders a security interest in certain patents of the Company pursuant to the Security Agreement.

                    ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                (A Development Stage Company)

                             CONDENSED CONSOLIDATED BALANCE SHEET
                                    AT September 30, 2005
                                         (Unaudited)


ASSETS
------

Current Assets:
     Cash and cash equivalents                                                  $     66,241
     Prepaid expenses and other current assets                                       241,158
                                                                                ------------

     Total Current Assets                                                            307,399

Property and equipment, net                                                           72,867

Note receivable                                                                      229,640
Deferred financing costs, net                                                        242,238
Other assets                                                                          13,005
Capitalized software                                                                 824,288
Due from related parties                                                              15,634
                                                                                ------------

         TOTAL ASSETS                                                           $  1,705,071
                                                                                ============
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------

CURRENT LIABILITIES:
     Loans payable                                                              $  1,000,547
     Convertible debentures (net of debt discount of $1,493,307)                     576,693
     Notes payable - related party                                                   150,000
     Accrued liabilities, including $411,427 due to related parties                6,221,570
     Due to related parties                                                          453,930
                                                                                ------------
           TOTAL LIABILITIES                                                       8,402,740
                                                                                ------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
     Preferred stock - $.001 par value; 1,000,000 shares
       authorized; -0- shares issued and outstanding                                     --
     Common stock - $.0001 par value; 800,000,000
       shares authorized; 210,975,148 shares issued
       and outstanding                                                                21,096
     Additional paid-in capital                                                   36,066,849
     Accumulated other comprehensive income                                           33,028
     Deficit accumulated during the development stage                            (42,818,642)
                                                                                ------------

         TOTAL STOCKHOLDERS' DEFICIENCY                                           (6,697,669)
                                                                                ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                         $  1,705,071
                                                                                ============

                  See notes to condensed consolidated financial statements.


                                            F-34




                                        ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                    (A DEVELOPMENT STAGE COMPANY)

                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (Unaudited)



                                                                                                                    For the Period
                                                                                                                    from Inception
                                               For the Three Months Ended          For the Nine Months Ended      October 1, 1999 to
                                                     September 30,                       September 30,               September 30,
                                             ------------------------------     -------------------------------     --------------
                                                 2005              2004              2005              2004              2005
                                             -------------    -------------     -------------     -------------     -------------
REVENUE                                      $          --    $          --     $          --     $          --     $       9,862
COST AND EXPENSES:
Research and development                             3,814          558,248           630,345           837,372         1,989,547
In-process research and development                     --               --                --                --        23,224,695
Consulting fees                                     40,200          497,172           169,749           745,758         2,464,960
General and administrative, including
  compensatory element of stock
  issuance of $422,990 and
  $442,970 for the three months ended
  September 30, 2005 and 2004,
  respectively and $950,633 and
  $1,145,737 for the nine
  months ended September 30, 2005
  and 2004, respectively                           930,362          679,612         2,364,781         1,405,859        13,697,953
Depreciation and amortization                       15,080            7,772            45,553            23,316           303,286
Interest and amortization of debt
  issuance costs                                   609,378           14,744           923,054            22,116         1,040,179
Other expenses/income                              (15,493)          32,888            (8,555)           49,332           107,884
                                             -------------    -------------     -------------     -------------     -------------
  TOTAL COSTS AND EXPENSES                       1,583,341        1,790,436         4,124,927         3,083,753       (42,828,504)
                                             -------------    -------------     -------------     -------------     -------------
NET LOSS                                     $  (1,583,341)   $  (1,790,436)    $  (4,124,927)    $  (3,083,753)    $ (42,818,642)
                                             =============    =============     =============     =============     =============
Basic and diluted loss per common share      $       (0.01)   $       (0.04)    $       (0.02)    $       (0.07)
                                             =============    =============     =============     =============
Weighted average number of common shares
outstanding-Basic and Diluted                  197,115,864       46,338,936       189,735,453        44,252,927
                                             =============    =============     =============     =============

                                      See notes to condensed consolidated financial statements.

                                                                F-35

                                        ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                    (A DEVELOPMENT STAGE COMPANY)

                                    CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                             FROM JANUARY 1, 2005 TO SEPTEMBER 30, 2005
                                                             (Unaudited)

                                                                               Accumulated
                                                                                  Other       Deficit
                                                                                  Compre-   Accumulated
                                                                    Additional    Hensive   During the       Total       Compre-
                               Common Stock       Preferred Stock    Paid-in      Income    Development  Stockholders'   Hensive
                             Shares    Amount     Shares    Amount   Capital      (Loss)       Stage       Deficiency     Loss
                          ----------------------------------------------------------------------------------------------------------
Balance at
  January 1, 2005          83,931,775  $ 8,393    243,336  $  195   31,291,219  $(433,723) $(38,693,715)  $(7,827,631)
Issuance of stock on
  a conversion of an
  accrued expense ($.17)    1,692,388      169         --      --      287,537         --            --       287,706
Issuance of stock on
  a conversion of an
  accrued expense ($68.75)         --       --     10,538      11      727,459                                727,470
Issuance of stock for
  compensation ($.15)         523,811       52         --      --       78,519         --            --        78,571
Issuance of stock for
  compensation ($.15)         380,952       38         --      --       57,104         --            --        57,142
Issuance of stock for
  consulting fees ($69.23)         --       --        375       1       22,499                                 22,500
Issuance of stock for
  consulting fees ($.19)      187,500       19         --      --       35,981         --            --        36,000
Issuance of common
  stock for cash ($.10)       500,000       50         --      --       49,950         --            --        50,000
Issuance of common
  stock for cash ($.10)       250,000       25         --      --       24,975         --            --        25,000
Issuance of common
  stock for cash ($.099)      300,000       30                          29,535                                 29,565
Warrants issued with
  convertible debentures           --       --         --      --    1,052,006         --            --     1,052,006
Value assigned to
  beneficial conversions           --       --         --      --      972,994         --            --       972,994
Issuance of stock on
  a conversion of a
  note payable ($.17)       1,971,428      197         --      --      137,803         --                     138,000
Issuance of common stock
  for cash ($.10)             250,000       25         --      --       24,975                                 25,000
Issuance of common stock
  for services ($.13)         276,394       28         --      --       35,903                                 35,931
Issuance of common stock
  for services ($.12)         312,500       31         --      --       37,469                                 37,500
Issuance of stock to
  an officer of the
  Company ($.12)            1,000,000      100         --      --      119,900                                120,000
Issuance of stock to
  an officer of the
  Company ($.14)            1,000,000      100         --      --      139,900                                140,000
Issuance of stock to
  an officer of the
  Company ($.10)              333,000       33         --      --       33,300                                 33,333
Issuance of stock to
  an officer of the
  Company ($.11)              333,000       33         --      --       36,634                                 36,667
Issuance of stock for
  consulting fees ($.11)      300,000       30         --      --       32,970                                 33,000
Issuance of stock on a
  conversion of an
  accrued expense ($.13)       70,000        7         --      --        9,093                                  9,100
Issuance of stock with
  investor in connection
  with certain amendments
  related to the 9%
  Convertible Debenture
  financing consulting
  fees ($32.00)                    --       --      1,875      10       59,990                                 60,000
Issuance of stock for
  finders fees ($32.00)            --       --     10,000      10      319,990                                320,000
Exercise of warrants
  to purchase Series
  A Convertible Stock              --       --     27,282      27      460,626                                460,653
Conversion of Preferred
  Stock to Common Stock   117,362,400   11,736   (293,406)   (254)     (11,482)                                    --
Comprehensive Income:
   Net loss                        --       --         --      --           --         --            --            --            --
   Other comprehensive
     income (loss)                 --       --         --      --           --         --    (4,124,927)   (4,124,927)   (4,124,927)
   Foreign currency
     translation
     adjustment                    --       --         --      --           --    466,751            --       466,751       466,751
                          -----------  -------   --------  ------  -----------  ---------  ------------   -----------   -----------
Balance at
  September 30, 2005      210,975,148  $21,096         --  $   --  $36,066,849  $  33,028  $(42,818,642)  $(6,697,669)  $(3,658,176)
                          ===========  =======   ========  ======  ===========  =========  ============   ===========   ===========

The common stock of LTDN has been retroactively restated to reflect the recapitalization and merger transactions discussed in Note
1. See notes to condensed consolidated financial statements.

                                                                F-36

                          ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                      (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (Unaudited)


                                                                                        For the Period
                                                    For the Nine                        from Inception
                                                    Months Ended                        October 1, 1999
                                                    September 30,                       to September 30,
                                                    ------------      ------------      --------------
                                                        2005              2004              2005
                                                    ------------      ------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                          $ (4,124,927)     $ (3,083,753)     $  (42,818,642)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Acquired-in process technology                            --                --          23,224,695
      Stock-based compensation                           950,633         1,145,729           6,351,897
      Depreciation and amortization                       45,553            23,316             285,855
     Loss on sale of investment                           88,927                --              88,927
     Non-cash consulting                                      --                --             470,000
    Debt discount amortization                           531,693                --             531,693
Amortization of deferred financing costs                  51,834                                51,834
    Write-off of fixed assets                                 --                --              11,068
  Changes in Operating Assets and Liabilities:
    Prepaid expenses and other current assets            (12,469)          (16,323)           (173,569)
   Other assets                                           60,153           (13,204)             46,948
    Accrued liabilities                                1,163,663          (269,142)          1,865,482
                                                    ------------      ------------      --------------

    Net Cash Used in Operating Activities             (1,244,940)       (2,213,377)        (10,663,812)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from issuance of common ATI stock                    --                --             460,000
Capitalized software                                    (344,912)         (174,786)           (824,289)
Advances to ATI prior to merger                               --          (201,968)         (2,443,619)
Proceeds from sale of investments                         21,019                --              21,019
Capital expenditures                                          --                --            (317,467)
                                                    ------------      ------------      --------------

    Net Cash (Used in) by Investing                     (323,893)         (376,754)         (3,104,356)
      Activities

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of common stock                  129,565           185,437           9,986,633
Capitalized financing costs                             (294,072)               --            (294,072)
Proceeds from issuance of convertible debenture        2,025,000                --           2,025,000
 Proceeds from loans                                          --                --             886,903
 Repayment of loans                                           --          (230,933)            (78,954)
 Due from (to) related parties, net                     (275,281)        2,699,829             708,899
                                                    ------------      ------------      --------------

    Net Cash Provided by Financing Activities          1,585,212         2,654,333          13,234,409

Increase in Cash                                          16,379            64,202              66,241

Cash - Beginning of Year                                  49,862            59,053                  --
                                                    ------------      ------------      --------------

Cash - End of Period                                $     66,241      $    123,255      $       66,241
                                                    ============      ============      ==============

                        See notes to condensed consolidated financial statements.


                                                   F-37




                                      ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                                  (A DEVELOPMENT STAGE COMPANY)

                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)


                                                                                                                For the Period
                                                                                                                From Inception
                                                                             For the Nine Months Ended        (October 1, 1999)
                                                                                     September 30,                 Through
                                                                          --------------------------------      September 30,
                                                                               2005              2004                2005
                                                                          -------------     --------------     ----------------
Supplementary disclosure of Cash Flows Information:

   Interest paid                                                          $          --     $           --     $             --
                                                                          =============     ==============     ================

   Income taxes paid                                                      $          --     $           --     $             --
                                                                          =============     ==============     ================

Non-Cash Investing and Financing Transactions:
----------------------------------------------

   Conversion of debt and related interest                                $     138,000     $           --     $        362,819
                                                                          =============     ==============     ================

   Value allocated to debt discount related to convertible debentures     $   2,025,000     $           --     $      2,025,000
                                                                          =============     ==============     ================

   Exercise of warrants satisfied by reduction in related party payables  $     460,653     $           --     $        460,653
                                                                          =============     ==============     ================
   Conversion of advances to affiliate                                    $          --     $           --     $      1,055,000
                                                                          =============     ==============     ================

   Offering costs satisfied by transfer of ATI stock                      $          --     $           --     $       (125,000)
                                                                          =============     ==============     ================

   Conversion of accrued liabilities                                      $   1,024,276     $           --     $      1,024,276
                                                                          =============     ==============     ================

In addition, see Note 3 for details related to the acquisition of ATI.

                                    See notes to condensed consolidated financial statements.


                                                             F-38

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BUSINESS, REVERSE MERGER AND BASIS OF PRESENTATION

REVERSE MERGER
--------------

On December 15, 2004 (the "Closing Date"), Advanced Technology Industries, Inc. ("ATI") consummated the acquisition of all of the issued and outstanding shares of capital stock of LTDnetwork, Inc., a Delaware corporation ("LTDN"). LTDN and ATI collectively are referred to as "the Company".

LTDN and its wholly-owned Australian subsidiary LTDnetwork PTY LTD ("LTD PTY") are development stage companies and their efforts have been primarily devoted to technology identification and acquisition, research and development and raising capital. LTDN and LTD PTY specialize in the development of innovative technologies, software and services for online e-tailers, advertising, media and marketing companies.

The acquisition was consummated pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2004, among ATI, LTDN and LTDN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ATI ("Acquisition Sub"), as amended by the First Amendment thereto, dated as of December 15, 2004, among ATI, LTDN and Acquisition Sub. Such acquisition was effected pursuant to a merger (the "Merger") of LTDN with and into Acquisition Sub. Pursuant to the terms of the Merger and taking into account the purchase price adjustment in connection therewith, ATI issued to the stockholders of LTDN consideration (the "Merger Consideration") consisting of (i) 193,336 shares of Series A Convertible Preferred Stock, of ATI ("Series A Preferred Stock") and
(ii) warrants (the "Warrants") to purchase 487,903 shares of Series A Preferred Stock at an exercise price of $16.33 per share. The exercise period with respect to 25% of the aggregate Warrants will expire on the 14th day following the effective date of the registration statement relating to the Series A Preferred Stock described below, 25% of the aggregate Warrants will expire on the 44th day following such effective date, 25% of the aggregate Warrants will expire on the 74th day following such effective date and 25% of the aggregate Warrants will expire on the 104th day following such effective date.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BUSINESS, REVERSE MERGER, AND BASIS OF PRESENTATION (CONTINUED)

REVERSE MERGER (CONTINUED)
--------------------------

The terms of the Series A Preferred Stock provide that each share of Series A Preferred Stock will automatically convert into 400 shares of common stock, of ATI ("Common Stock") if the holders of Common Stock approve an amendment (the "Certificate of Incorporation Amendment") to ATI's certificate of incorporation to increase its authorized capital stock from 100,000,000 shares to at least 500,000,000 shares. At the Annual Meeting of Stockholders held on September 26, 2005, the stockholders approved an amendment to the articles of incorporation of ATI whereby the number of shares of common stock authorized for issuance by the Company was increased from 100,000,000 shares to 800,000,000 shares. Accordingly, as a result of this stockholder approval, the 193,336 shares of Series A Preferred Stock issued to the LTDN stockholders together with 100,070 shares of Series A Preferred Stock for a total of 293,406 shares of the Company's Series A Preferred Stock automatically converted into 117,362,400 shares of the Company's Common Stock.

ATI has agreed to file a registration statement with the Securities and Exchange Commission relating to the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued in the Merger within 90 days following the date (the "Trigger Date") the Certificate of Incorporation Amendment is filed with the Delaware Secretary of State. In addition, ATI has agreed to use its reasonable efforts to cause such registration statement to be declared effective within 180 days of the Trigger Date. In the event that the Certificate of Incorporation Amendment is not filed by December 15, 2005, ATI has agreed to register the shares of Series A Preferred Stock issued in the Merger. ATI has agreed to keep any such registration statement effective until the earliest of (a) the sale of all securities eligible to be sold thereunder,
(b) the expiration of the period referred to in Rule 144(k) under the Securities Act and (c) two years from the effective date of such registration statement. Such registration statement was filed with the Securities and Exchange Commission on November 2, 2005

Because the former stockholders of LTDN own a majority of the merged company and the LTDN management controls the Board of Directors of the merged company, this transaction has been accounted for as a reverse merger with LTDN as the acquirer of ATI (See Note 3). The accompanying consolidated financial statements of the Company reflect the historical results of LTDN, and the consolidated results of operations of ATI subsequent to the acquisition date of December 15, 2004.

The common stock of LTDN has been retroactively restated to reflect the recapitalization and merger transactions discussed above.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BUSINESS, REVERSE MERGER AND BASIS OF PRESENTATION (CONTINUED)

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information-. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the three and nine-month periods ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

For further information, refer to the consolidated financial statements and footnotes thereto the year ended December 31, 2004, included elsewhere herein in this document.

GOING CONCERN AND MANAGEMENT'S PLAN
-----------------------------------

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, as shown in the accompanying unaudited condensed consolidated financial statements, the Company has incurred losses from operations since inception. Management anticipates incurring substantial additional losses in 2005. Further, the Company may incur additional losses thereafter, depending on its ability to generate revenues from the licensing or sale of its technologies and products, or to enter into any or a sufficient number of joint ventures. The Company has no revenue to date. There is no assurance that the Company can successfully commercialize any of its technologies and products and realize any revenues there from. The Company's technologies and products have never been utilized on a large-scale commercial basis and there is no assurance that any of its technologies or products will receive market acceptance. There is no assurance that the Company can continue to identify and acquire new technologies. As of September 30, 2005, the Company had an accumulated deficit since inception of $42,818,642 and a working capital deficiency and stockholder's deficiency of $8,095,341 and $6,697,669, respectively. In addition the Company is delinquent in paying its payroll taxes in Germany and Australia at September 30, 2005 in the amounts of approximately $199,800 and $359,174, respectively

Management's business plan will require additional financing.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BUSINESS, REVERSE MERGER AND BASIS OF PRESENTATION (CONTINUED)

GOING CONCERN AND MANAGEMENT'S PLAN (CONTINUED)
-----------------------------------------------

While no assurance can be given, management believes the Company can raise adequate capital to keep the Company functioning during 2006. No assurance can be given that the Company can obtain additional working capital, or if obtained, that such funding will not cause substantial dilution to shareholders of the Company. If the Company is unable to raise additional funds, it may be forced to change or delay its contemplated marketing and business plans. Between January 1, 2005 through November 28, 2005, the Company has raised from various financing sources approximately $2,675,000 through the issuance of convertible debt securities ("Debentures") and warrants ("Debenture Warrants") to purchase approximately 38,500,000 shares of Common Stock.

Being a development stage company, the Company is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of the Company. All of the factors discussed above raise substantial doubt about the Company's ability to continue as a going concern.

These unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
---------------------------

The unaudited condensed consolidated financial statements include the accounts of LTDN and its subsidiaries and ATI and all of its wholly-owned and its majority-owned subsidiaries commencing with the acquisition date of December 15, 2004. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method when the Company owns at least 20%, but no more than 50% of such affiliates and under the cost method when the Company owns less than 20%. Under the equity method, the Company records its proportionate shares of profits and losses based on its percentage interest in earnings.

USE OF ESTIMATES
----------------

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUITY METHOD OF ACCOUNTING FOR UNCONSOLIDATED AFFILIATES
---------------------------------------------------------

At September 30, 2005, investments in companies accounted for under the equity method consist of the following inactive foreign development-stage technology companies:

                                                        %             Country of
                                                      Owned           Operations
                                                      -----           ----------
         Flexitech, Ltd.                              20.00%            Israel
         Pirocat, Ltd.                                20.00%            Israel
         Sibconvers                                   50.00%            Russia
         Container Engineering, Ltd                   50.00%            Russia

The Company does not have sufficient control over management, the board of directors or financial matters and accordingly the Company does not consolidate such entities. The above companies do not have any revenue nor any significant assets, liabilities, commitments and contingencies. The Company's carrying values in these equity-method investments is zero as of September 30, 2005.

IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal On Long-Lived Assets," the Company reviews the carrying amount of long-lived assets on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows before interest from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITALIZED SOFTWARE
--------------------

Capitalization of computer software development costs begins upon the establishment of technological feasibility. Technological feasibility for the Company's computer software is generally based upon achievement of a detailed program design free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized computer software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technology.

Amortization of capitalized computer software development costs commences when the related products become available for general release to customers. Amortization is provided on a product by product basis. The annual amortization is the greater of the amount computed using (a) the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product, or (b) the straight-line method over the remaining estimated economic life of the product.

The Company periodically performs reviews of the recoverability of such capitalized software development costs. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, the capitalized costs of each software product is then valued at the lower of its remaining unamortized costs or net realizable value.

Amounts capitalized by LTDN during the nine months ended September 30, 2005 and 2004 totaled $344,912 and $174,786 respectively. There was no amortization expense for the three and nine months ended September 30, 2005 and 2004 as the software product was not placed into use as of September 30, 2005.

COMPREHENSIVE INCOME (LOSS)
---------------------------

SFAS No. 130, "Accounting for Comprehensive Income," establishes standards for reporting and disclosure of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities.

Accumulated other comprehensive income, at September 30, 2005, consists of foreign currency translation adjustments in the amount of $33,028.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION
------------------------

The Company accounts for stock-based compensation for employees in accordance with Accounting Principals Board ("APB") No. 25 and Financial Interpretation No.
44. Stock and options granted to other parties in connection with providing goods and services to the Company are accounted for under the fair value method as prescribed by SFAS No. 123.

In December 2002, the Financial Accounting Standard Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of SFAS Statement No. 123". This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures.

The additional disclosures required by SFAS No. 148 are as follows:


                                                                  For the Three Months Ended          For the Nine Months Ended
                                                                          September 30,                     September 30,
                                                            ---------------------------------      -------------------------------
                                                                 2005                2004               2005              2004
                                                            --------------      -------------      ------------      -------------
                                                                       (UNAUDITED)                          (UNAUDITED)

Net loss applicable to common stockholders, as reported     $   (1,583,341)     $  (1,790,436)     $ (4,124,927)     $  (3,083,753)
   Add:  Stock-based employee compensation expense
         included in reported net loss

   Less: Stock-based employee compensation expense
         net of  tax effect under  the fair
         value-based method of accounting                               --                 --                --                 --
                                                            --------------      -------------      ------------      -------------

   Pro-Forma Net Loss Under Fair Value Method               $   (1,583,441)     $  (1,790,436)     $ (4,124,927)     $  (3,083,753)
                                                            ==============      =============      ============      =============

    Loss Per Share-Basic and Diluted, as Reported           $        (0.01)     $       (0.04)     $      (0.02)     $       (0.07)
                                                            ==============      =============      ============      =============
    Pro-Forma Loss Per Share-Basic and Diluted              $        (0.01)     $       (0.04)     $      (0.02)     $       (0.07)
                                                            ==============      =============      ============      =============


              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

TRANSLATION OF FOREIGN CURRENCIES
---------------------------------

The U.S. dollar is the functional currency for all of the Company's businesses, except its operations in Australia and Europe. Foreign currency denominated assets and liabilities for these units are translated into U.S. dollars based on exchange rates prevailing at the end of each period presented, and revenues and expenses are translated at average exchange rates during the period presented. The effects of foreign exchange gains and losses arising from these translations of assets and liabilities are included as a component of equity.

LOSS PER SHARE OF COMMON STOCK
------------------------------

Basic net earnings (losses) per share of common stock are computed by dividing earnings (losses) available to common stockholders by the weighted average number of common shares outstanding during the periods presented.

Diluted net earnings (losses) per share reflects per share amounts that result if dilutive common stock equivalents are converted to common stock.

Common stock equivalents, consisting of convertible debt, convertible preferred stock, options and warrants, discussed in Note 7, were not included in the calculation of diluted loss per share because their inclusion would have had been anti-dilutive.

Basic and diluted loss per share have been calculated assuming the Series A Preferred Stock has been converted under the "if converted method" since each share of Series A Preferred Stock automatically converts into 400 shares of common stock upon the increase in authorized common shares to 500 million. The Series A Preferred Stock was converted into common shares on September 27, 2005.

BUSINESS SEGMENT
----------------

SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," establishes standards for the way public enterprises report information about operating segments in annual consolidated financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographical areas and major customers. The Company has determined that under SFAS No. 131, it operates in three geographic segments (see Note 9).

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R eliminates the alternative to use APB No. 25's intrinsic value method of accounting that was provided in SFAS No 123 as originally issued. SFAS No. 123R requires entities to recognize the cost of employee services in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide the service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service.
SFAS No. 123R requires entities to initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of the award will be remeasured at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. The grant date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. SFAS No. 123R is effective as of the beginning of the Company's fiscal year following December 15, 2005 (January 1, 2006). The adoption of SFAS No. 123R will have no effect on the Company's consolidated cash flows or financial position but will have an adverse effect on the Company's consolidated results of operations.

In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on the Company's calculation of EPS.

In June 2005, the Financial Accounting Standards Board published Statement of Financial Accounting Standards No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS. SFAS 154 establishes new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS 154 completely replaces Accounting Principles Bulletin No. 20 and SFAS 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. The requirements in SFAS 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company will apply these requirements to any accounting changes after the implementation date.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 3 - MERGER AND CONVERSION AGREEMENT

MERGER AGREEMENT - LTDN
-----------------------

On December 15, 2004, ATI consummated the acquisition of all of the issued and outstanding shares of capital stock of LTDN, through the merger transaction discussed in Note 1.

Immediately after the merger, the stockholders of LTDN controlled a majority of the merged company's voting securities and LTDN management controlled the board of directors of the merged company. Accordingly, LTDN is considered to be the accounting acquirer in the transaction.

The total consideration for the acquisition of the ATI equity securities was determined as follows:

                                                       No. of
                                                       Shares          Amount
                                                     ----------     ------------
         Value of ATI common stock                   83,931,775     $ 12,589,766
         Value of 50,000 shares of ATI preferred
             stock, based upon a conversion rate
             of 400 to 1 conversion rate             20,000,000        3,000,000
         Value of ATI options/warrants               15,589,766          351,889

                 Total Purchase Price                               $ 15,941,655

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3 - MERGER AND CONVERSION AGREEMENT (CONTINUED)

MERGER AGREEMENT - LTDN (CONTINUED)
-----------------------------------

The fair value used to value the Common Stock was based on the quoted market price of Common Stock at the time the merger transaction was announced.

The fair value of the ATI options/warrants was determined using the Black-Scholes valuation model. To determine the fair value of these options/warrants, the following assumptions were used: expected volatility of 127.33%, risk-free interest rate of 3.250%, and expected life of four to ten years.

Under the purchase method of accounting, the total estimated purchase price as detailed above was allocated to ATI's net tangible and intangible assets based as follows:

         Prepaid expenses and other current assets            $          67,589
         Property and equipment, net                                     52,166
         Note receivable-related party                                  229,640
         Due from related parties                                        59,946
         Loans and notes payable                                       (549,999)
         Accrued liabilities                                         (5,584,825)
         Advances from LTDN                                          (1,388,619)
         Due to related parties                                        (168,938)
         Acquired in-process technology                              23,224,695
         Equity securities issued                                   (15,941,655)
                                                              ------------------
         Net Cash                                             $              --
                                                              =================

The amount allocated to acquired in-process technology of $23,224,695 has been expensed as a charge against operations and is included in the consolidated statement of operations for the year ended December 31, 2004. The amount allocated to acquired in-process technology relates to products that had not yet reached technological feasibility and that, until completion of development, had no alternative future use. These products require substantial development and testing prior to reaching technological feasibility. However, there can be no assurance that these products will reach technological feasibility or develop into products that may be sold by the Company. The acquired in-process technology has required, and may require substantial development by the Company.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


MERGER AGREEMENT - LTDN (CONTINUED)
-----------------------------------

The following unaudited pro forma information has been prepared assuming that this acquisition had taken place at the beginning of the respective periods; it is not necessarily indicative of results that may occur in the future.

                                                      NINE MONTHS ENDED                      THREE MONTHS ENDED
                                                          SEPTEMBER 30,                         SEPTEMBER 30,
                                             --------------------------------      --------------------------------
                                                  2005               2004               2005               2004
                                             -------------      -------------      -------------      -------------
                                                                          (UNAUDITED)
Net revenues                                 $          --      $          --      $          --      $          --

Net loss                                        (4,124,927)        (3,083,753)        (1,583,341)        (1,790,436)

Basic and diluted loss per common share:
   Net loss                                  $        (.02)     $       (0.07)     $       (0.01)     $       (0.04)


Prior to the Merger, LTDN advanced monies to ATI to be used for working capital purposes. Loans made by LTDN to ATI for the years ended December 31, 2004, 2003, and 2002 totaled $1,428,000, $720,566, and $295,053, respectively. During the years ended December 31, 2004 and 2003, LTDN converted $130,000, and $925,000 respectively of such loans into 1,300,000, and 9,250,000 respectively, of shares of Common Stock of ATI. LTDN accounted for their interests in ATI's Common Stock under the cost method since LTDN at any point in time prior to December 15, 2004 did not own more than 20% of ATI's equity securities.

In 2003, 1,600,000 shares of Common Stock owned by LTDN were sold resulting in proceeds of $160,000.

In 2003, 2,300,000 shares of Common Stock owned by LTDN were transferred to consultants in connection with consulting services valued at $230,000.

In 2004, 3,000,000 shares of Common Stock owned by LTDN were sold to stockholders of LTDN in connection with the purchase of shares of stocks of LTDN. The value allocated to the ATI shares was $300,000.

In 2004, 2,400,000 shares of Common Stock owned by LTDN were transferred to consultants in connection with consulting services valued at $240,000.

In 2004, 1,250,000 shares of Common Stock owned by LTDN were transferred to finders valued at $125,000 in connection with the sale of LTDN common stock.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2005 consisted of the following:

         Office furniture and fixtures                       $  47,190
         Purchased software                                    172,053
         Computer hardware                                     173,830
         Assets acquired in merger                              52,166
                                                             ---------
                                                               445,239
         Less: Accumulated depreciation                       (372,372)
                                                             ---------

         Property and equipment, net                         $  72,867
                                                             =========

Depreciation expense for the three months ended September 30, 2005 and 2004 amounted to $15,080 and $7,772, respectively. Depreciation expense for the nine months ended September 30, 2005 and 2004 amounted to $45,553 and $23,316, respectively.

NOTE 5 - DEFERRED FINANCING COST

At September 30, 2005, deferred financing costs incurred in connection with the sale of a 9% convertible debentures (Note 6) was:

         Deferred financing cost                             $ 294,072
         Less: Accumulated amortization                        (51,834)
                                                             ---------
         Deferred Financing Cost, Net                        $ 242,238
                                                             =========

Amortization of deferred financing cost for the three months ended September 30, 2005 and September 30, 2004 was $33,198 and $-0-, respectively. Amortization of deferred financing cost for the nine months ended September 30, 2005 and September 30, 2004 was $51,834 and $-0-, respectively.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 6 - CONVERTIBLE DEBENTURES

During March 2005 the Company raised from an individual $150,000 through the issuance of convertible debt securities ("Debentures") and warrants ("Debenture Warrants) to purchase 1,666,668 shares of Common Stock. On April 5, 2005 the Company entered into an Amendment of the Debentures and the Debenture Warrants relating to the March 2005 financing were increased to 2,142,856. During the second quarter of 2005, the Company has raised from various financing sources approximately $750,000 through the issuance of Debenture and Debenture Warrants to purchase 11,190,474 shares of Common Stock. During the third quarter of 2005, the Company raised from various financing sources approximately $1,125,000 through the issuance of Debentures and Debenture Warrants to purchase 16,071,428 shares of Common Stock. During July 2005, the Company has also issued an additional $45,000 aggregate principal amount of Debentures and Debenture Warrants to purchase 642,857 shares of Common Stock to certain holders of the Debentures, and granted to such lenders a security interest in certain patents of the Company pursuant to a security agreement, in consideration for such holders agreeing to certain amendments with respect to the terms of the Debentures. Subsequent to September 30, 2005, the Company raised from various financing sources approximately $350,000 through the issuance of Debentures and Debenture Warrants to purchase 5,000,000 shares of Common Stock.

The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. The Debentures are convertible, at the holder's option, into shares of Common Stock at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board.

In connection with the issuance of the Debentures through September 30, 2005, the Company issued warrants to purchase up to 29,571,429 shares of Common Stock, at a per share exercise price of $0.10, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs.

In August 2005 the Company issued 1,875 shares of its Series A Convertible Preferred Stock to an investor in connection with certain amendments to the 9% Convertible Debentures previously issued to such investors.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

               NOTES TO CONDENSED CONSOLDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 6 - CONVERTIBLE DEBENTURES (CONTINUED)

Each Debenture Warrant is exercisable until the second anniversary of the effective date of the registration statement described below. If the average of the closing bid prices of the Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Debenture Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Debenture Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Debenture Warrants are entitled to effect a cashless exercise of the Debenture Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Debenture Warrants.

The Company has agreed to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Debenture Warrants. The Company will be obligated to pay the holder of the Debentures certain liquidated damages in the event that such registration statement is not filed by October 5, 2005 or is not declared effective by November 30, 2005 or the effectiveness of such registration statement is subsequently suspended for more than certain permitted periods. The Company will use its reasonable best efforts to cause the registration statement to be declared effective. The Registration Statement was filed on November 2, 2005. Accordingly, liquidated damages of approximately $20,000 are due to the holders of the Debentures as a result of the late filing. In the event that the Company is unable to register the common shares discussed above, the registration rights agreement provides that the Company may satisfy such requirement with Rule 144 stock.

The fair value of the $150,000 debt securities issued in March of 2005 were allocated 72.2% or $108,271 to the Debentures and 27.8% or $41,729 to the Debenture Warrants. The conversion price of the Debentures was below the market price of the Company's Common Stock at March 2, 2005, which resulted in a beneficial conversion feature relating to the $150,000 of $108,271. In Accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering less the value allocated to the warrants issued to the purchasers.

The fair value of the $750,000 debt securities issued during the second quarter of 2005 were allocated 29.2% or $218,750 to the Debentures and 70.8% or $531,250 to the Debenture Warrants. The combined values allocated to the warrants and beneficial conversion feature of $750,000 was recorded as a debt discount and is being amortized over the period ending August 20, 2006. In Accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering less the value allocated to the warrants issued to the purchasers.

The fair value of the $1,125,000 debt securities issued during the third quarter of 2005 were allocated 57.4% or $645,973 to the Debentures and 42.6 % or $479,027 to the Debenture Warrants. The combined values allocated to the warrants and beneficial conversion feature of $1,125,000 was recorded as a debt discount and is being amortized over the period ending August 20, 2006. In Accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering less the value allocated to the warrants issued to the purchasers.

Amortization of debt discount for the period ended September 30, 2005 was $366,007.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 7 - STOCKHOLDERS' EQUITY

PREFERRED STOCK AND INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
-----------------------------------------------------------------

The Company has authorized 1,000,000 shares of preferred stock, par value - $.001 per share. The Board of Directors of the Company has broad discretion to create one or more series of preferred stock and to determine the rights, preferences and privileges of any such series.

During March 2005, the Company issued 375 shares of Series A Convertible Preferred Stock, valued at $22,500, to a party as a finders fee relating to financings the Company entered into during the first quarter of 2005.

In August 2005 the Company issued 1,875 shares of its Series A Convertible Preferred Stock to an investor in connection with certain amendments to the 9% Convertible Debentures previously issued to such investors. The Company recorded a charge of $60,000 which was charged to financing expense for three and nine-month period ended September 30, 2005.

In September 2005, the Company issued 10,000 shares of its Series A Convertible Preferred Stock as a finder's fee to a finder in connection with the Company's acquisition of LTDN. The Company recorded a charge of $320,000 which was charged to financing expense for three and nine-month period ended September 30, 2005.

In September 2005 the Company issued to certain affiliates of its chief executive officer 27,282 shares of the Company's Series A Convertible Preferred Stock upon the exercise of warrants at an aggregate exercise price of $460,653 The exercise price of $460,653 was satisfied by a reduction of the debt due to the executive officer.

At the Annual Meeting of Stockholders held on September 26, 2005, the stockholders approved an amendment to the articles of incorporation of ATI whereby the number of shares of common stock authorized for issuance by the Company was increased from 100,000,000 shares to 800,000,000 shares. Accordingly, as a result of this stockholder approval, 293,406 shares of the Company's Series A Preferred Stock automatically converted into 117,362,400 shares of the Company's Common Stock.

COMMON STOCK ISSUANCES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
------------------------------------------------------------------

During February 2005, the Company issued to the President and Chief Executive Officer of the Company 523,811 shares of Common Stock as a bonus valued at $78,571.

During February 2005, the Company issued to a Director of the Company 380,952 shares of Common Stock as a bonus valued at $57,142.

During February 2005, the Company issued former Consultant 1,692,388 shares of Common Stock registered on Form S-8 and 10,538 shares of the Company's Series A Preferred Stock in settlement of $1,016,000 of accrued consulting fees.

During February 2005, the Company issued 187,500 shares of common stock to a consultant for services provided valued at $36,000. During March 2005, the Company sold to several investors 1,050,000 shares of Common Stock for $104,565.

During May 2005, the Company issued 276,394 shares of Common Stock to a consultant for services provided valued at $35,931.

During June 2005, the Company entered into a conversion agreement with a debt holder whereby the Company issued 1,971,428 shares of restricted Common Stock as full and final payment of $138,000 of accrued liabilities.

During June 2005, the Company issued 312,500 shares of Common Stock to a consultant for services provided valued at $37,500.

During April 2005, the Company sold to an investor 250,000 shares of Common Stock for $25,000.

During June 2005, the Company issued to an officer 2,000,000 shares of its Common Stock pursuant to a June 30, 2005 Bonus Inceptive arrangement. The officer is also entitled to be issued up to 1,000,000 shares of Common Stock upon additional milestones being reached. The total value of the 2,000,000 shares issued was $260,000, which was charge to operations during the quarter ended June 30, 2005.

During July 2005, the Company issued to an officer 333,000 shares as an incentive bonus. The total value of the 333,000 shares was $33,333, which was charged to operations during the quarter ended September 30, 2005.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 7 - STOCKHOLDERS' EQUITY (CONTINUED)

During July 2005, the Company issued 300,000 shares of Common Stock to a consultant for services provided valued at 33,000.

During August 2005, the Company issued to an officer 333,000 shares as an incentive bonus. The total value of the 333,000 shares was $36,667, which was charged to operations during the quarter ended September 30, 2005.

During September, 2005, the Company issued 70,000 shares of its Common Stock for legal services to one of the Company's law firms valued at $9,100, in connection with a legal settlement discussed in Note 8.

2005 EQUITY INCENTIVE PLAN

At the Annual Meeting of Stockholders held on September 26, 2005, the stockholders approved the Advanced Technology Industries, Inc. 2005 Equity Incentive Plan (the "Incentive Plan").

A maximum of 15,000,000 shares of common stock may be delivered in satisfaction of awards made under the Incentive Plan. In the event of a stock dividend, stock split or other change in the capital structure of the Company, the person (the Company's Board or committee of such Board, and their delegates) charged with administering the Incentive Plan (the "Administrator") will make appropriate adjustments to the maximum number of shares available under the Incentive Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Incentive Plan and to preserve the value of awards.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 7 - STOCKHOLDERS' EQUITY (CONTINUED)

EARNINGS PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

         Convertible Debentures                              30,000,000
         Options to purchase Common Stock                     1,713,000
         Warrants to purchase Common Stock                  215,000,000
                                                            -----------

           Total as of September 30, 2005                   246,713,000
                                                            -----------

Substantial and potential issuances after September 30, 2005:

         Issuance of Common Stock                             2,542,842
         Warrant to purchase Common Stock                     9,285,714
         Convertible Debentures                               9,285,714

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 8 - COMMITMENTS AND OTHER MATTERS

CONSULTING AGREEMENT - ERBC
---------------------------

By letter dated June 1, 1996, ATI engaged ERBC Holdings, LTD ("ERBC"), a related party, as a consultant to undertake all aspects of ATI's operations in Russia. Pursuant to the letter agreement, ATI agreed to pay ERBC a fee of $115,000 per year which was increased to $240,000 commencing in 2001 In February 2005, the balance outstanding under this agreement of $1,015,176 was converted into 1,692,388 shares of Common Stock and 10,538 shares of Series A Preferred Stock.

RUSSIAN CONTRACTS FOR RESEARCH AND DEVELOPMENT
----------------------------------------------

ATI is a party to a research and development agreement with a Moscow-based State Scientific Research Institute Scientific Production Company named Lutch pursuant to which such entity has agreed to perform various contract research and development services related to technology obtained by ATI from Nurescell for a total price of $985,000. Through September 30, 2005, the Company paid $100,000 under this agreement. As a continued result of limited funding, no services have been performed under this agreement to date. It is uncertain when or if any services will eventually be completed under this contract.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 8 - COMMITMENTS AND OTHER MATTERS (CONTINUED)

ATI is a party to a research and development agreement with a branch of the Ministry of the Atomic Energy of the Russian Federation pursuant to which such entity has agreed to perform various contract research and development services to develop an industrial fireproof swelling cable coating for a total price of $462,000. As a result of limited funding of this contract, the performance of services were rescheduled to occur commencing with the quarter ended December 31, 2003 and to be completed within one year. The work under the contracts has not been completed as of June 30, 2005 and at this time the completion date can not be determined as a continued result of limited funding.

ACQUISITION OF IN-PROCESS TECHNOLOGIES
--------------------------------------

In connection with an oral agreement, ATI has agreed to acquire the rights to certain in-process technologies now held by a German bank, for an estimated purchase price of $500,000 payable in cash and/or common stock. Management of ATI has indicated that this transaction is expected to close during the end of 2005 although there is no assurance it will be consummated. As of September 30, 2005, LTDN has paid $352,089 to the German bank as part of this oral agreement.

LEGAL DISPUTES
--------------

During the quarter ended June 30, 2003, ATI was notified that Dr. Jurgen Lempert intended to commence legal proceeding against ATI relating to his termination as Chief Executive Officer of ATI Nuklear. A German court ruled the Dr. Lempert is entitled to collect $69,629. As of September 30, 2005, the Company has accrued such amounts.

A noteholder has threatened to sue ATI for repayment of an outstanding note. To date, ATI has not been served with a lawsuit. In the event the noteholder does sue ATI, ATI believes it has sufficient defenses for nonpayment of the note and intends to vigorously defend itself against such claims.

James Cassidy and TPG Capital have filed for arbitration against ATI regarding a purported reset provision in an agreement entered into during 1999. TPG believes it is entitled to receive an additional 1,465,671 shares of Common Stock under an agreement previously executed between the parties. Should litigation arise, the Company believes that it has sufficient defenses and intends to vigorously defend itself against such claims. The Company agreed to a minimum paybment to TPG of $150,000 as part of an agreement to postpone an arbitration hearing.

Dr. Alexander Kaul, former Chairman of the Supervisory Board of ATI Nuklear, initiated legal proceedings against ATI for monies he believes are due him under his terminated employment contract. A German court ruled that Dr. Kaul is entitled to collect $67,808. As of September 30, 2005, the Company has accrued such amounts.

Peter Goerke, a former Vice President of the Company, initiated legal proceedings against the Company for the value of his remaining employment agreement, accrued wages and expenses. A German court ruled that Mr. Goerke is not entitled to the remaining value of his employment contract and is only entitled to collect $197,486. At September 30, 2005, the Company has accrued such amounts. Mr. Goerke has filed for a lien against certain assets of Cetoni, one of the Company's wholly owned subsidiaries.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 8 - COMMITMENTS AND OTHER MATTERS (CONTINUED)

LEGAL DISPUTES (CONTINUED)
--------------------------

The Company is delinquent in paying its payroll taxes in Germany and Australia, at September 30, 2005, in the amounts of $199,800 and $359,174, respectively.

Cnet Networks, Inc. initiated proceedings against LTDN for amounts due it by a former third party affiliate of LTDN. During June 2005, Cnet Networks, Inc. received a judgment in the amount of $100,000 against LTDN. LTDN believes that it is not liable for this amount and intends to appeal the verdict. Additionally, LTDN believes that it has a cause of action against Cnet Networks, Inc. relating to a breach of contract and other claims relating to a contract between it and Cnet Networks, Inc. As of September 30, 2005, LTDN accrued $100,000 related to this judgment.

A German court has suspended the corporate registration of Cetoni. The Company does not intend to appeal this decision as it is consistent with the restructuring of all German operations. The Company does not believe this ruling will have a material impact on the Company's operations as Cetoni no linger has any significant tangible or intangible assets.

The Company is also subject to various matters of litigation during its normal course of operations. Management believes that the eventual outcome of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows.

LIEN ON STAR CAN PATENTS
------------------------

During June 2003, the Company became aware that a lien had been placed against the patents relating to the resealable can by Paxsys Ltd., a Bermuda corporation, in connection with a failed financing. The Company disputes the validity of the claim and intends to take vigorous action to remedy the situation and have the lien removed.

SETTLEMENT AGREEMENT
--------------------

On June 15, 2004, ATI entered into a settlement agreement with a law firm previously engaged by ATI in connection with the settlement of various claims between such parties. Such claims included a claim by such law firm that ATI owed such law firm approximately $721,000 for legal services and interest on the outstanding amount. Pursuant to such settlement agreement each party provided the other with a general release for all claims arising prior to the date of such settlement agreement and ATI issued to such law firm 2,250,000 shares of Common Stock. Shares issued under these arrangement were valued at $405,000. As part of the settlement agreement, the law firm was entitled to penalty shares in the event certain shares were not registered on Form S-8 by July 1, 2004. As such, the law firm received 65,590 shares of restricted common stock as a penaly. The Settlement Agreement allows for a period of one year, for a repricing of shares in the event that the Common Stock trades below a price of $0.12 per shares for a period of 30 consecutive days. In the event that the repricing is triggered, additional shares of Common Stock would be issuable as detailed in the Settlement Agreement. During August 2005, the repricing mechanism was triggered and the Company issued 70,000 shares of its restricted Common Stock under the terms of the Settlement Agreement.

              ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 9 - SEGMENT REPORTING

The Company's business is organized on a geographic basis, and the Company's Chief Operating Decision Maker assesses performance and allocates resources on this basis. The information provided in the following section is representative of the information used by the Chief Operating Decision Maker in deciding how to allocate resources and in assessing performance.

The Company has three geographic reportable segments: United States of America (U.S.A.), Australia and Germany. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on net income (loss).

Segment results for the nine months ended September 30, 2005 and 2004 are as follows:


2005:
-------------------
                            U.S.A.         Australia         Germany        Eliminations     Consolidated
                        -------------     -----------      ------------     -------------    ------------
Net Loss                $  (1,898,686)    $(2,180,358)     $    (45,883)    $          --     $(4,124,927)
                        =============     ===========      ============     =============     ===========

Depreciation and
  amortization          $          --     $    28,874      $     16,679     $          --     $    45,553
                        =============     ===========      ============     =============     ===========

Identifiable Assets     $     229,640     $ 1,366,348      $    109,083     $          --     $ 1,705,071
                        =============     ===========      ============     =============     ===========

2004:
-------------------

Net Loss                $          --     $(3,083,753)     $         --     $          --     $(3,083,753)
                        =============     ===========      ============     =============     ===========

Depreciation and
  amortization          $          --     $    23,316      $         --     $          --     $    23,316
                        =============     ===========      ============     =============     ===========


                                                  F-60




                         ADVANCED TECHNOLOGY INDUSTRIES, INC. AND SUBSIDIARIES
                                     (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                              (UNAUDITED)

Segment results for the three months ended September 30, 2005 and 2004 are as follows:

2005:
-------------------
                         U.S.A.         Australia         Germany        Eliminations     Consolidated
                     -------------     -----------      ------------     -------------    ------------
Net Loss             $    (964,817)    $  (595,787)     $    (22,737)    $          --     $(1,583.341)
                     =============     ===========      ============     =============     ===========

Depreciation and
amortization         $          --     $     8,187      $      6,893                --     $    15,080
                     =============     ===========      ============     =============     ===========


2004:
-------------------
Net Loss             $          --     $(1,790,436)     $         --     $          --     $(1,790,436)
                     =============     ===========      ============     =============     ===========

Depreciation and
amortization         $          --     $     7,772      $         --     $          --     $     7,772
                     =============     ===========      ============     =============     ===========


At September 30, 2004, all identifiable assets were in Australia.

NOTE 10 - SUBSEQUENT EVENTS

SUBSEQUENT STOCK AND WARRANT ISSUANCES

In November 2005, the Company issued to an officer 334,000 shares as an incentive bonus.

In October 2005, the Company issued to an investor $150,000 aggregate principal amount of its 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share. The terms of these securities are substantially the same to the securities described in Note 6.

In October 2005, the Company issued to an investor $200,000 aggregate principal amount of its 9% Convertible Debentures and warrants to purchase 2,857,143 shares of our common stock at a per share exercise price of $.10 per share. The terms of these securities are substantially the same to the securities described in Note 6.

During November 2005, the Company issued 2,000,000 shares of its common stock for services provided by a third party which will be expensed during the fourth quarter of 2005.

In November 2005 we issued to an investor $150,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share.

In November 2005 we issued to an investor $150,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share.

In December 2005, a shareholder excercised a warrant to purchase 4,841,200 shares of Common Stock for an exercise price in the amount of approximately $197,000.

In December 2005, a shareholder exercised a warrant to purchase 6,731,956 shares of Common Stock for an excercise price in the amount of approximately $274,900.

In December 2005, a shareholder exercised a warrant to purchase 6,251,560 shares of Common Stock for an exercise price in the amount of approximately $255,300.

In December 2005, a shareholder exercised a warrant to purchase 3,462,400 shares of Common Stock for an exercise price in the amount of approximately $141,400.

In December 2005, a shareholder exercised a warrant to purchase 96,000 shares of Common Stock for an exercise price in the amount of approximately $3,800.

In December 2005, the Company issued 208,842 shares of Common Stock as an incentive for services provided to the Company.

Other Subsequent Events

During December 2005, the Company paid approximately $466,400 in taxes, penalties and interest to the Australian government.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for any breach of the duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of a dividend or approval of a stock repurchase in violation of the DGCL or for any transaction in which such director obtained an improper personal benefit. Our Certificate of Incorporation, as amended, includes a provision that eliminates such personal liability to the extent provided in such Section 102.

         Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that the person is or was a director, officer, agent or employee of us or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) in the case of a present or former director or officer, if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he or she reasonably believes to be in our best interest, or not opposed to our best interest and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of us as well, but only to the extent of defense expenses (including attorneys' fees) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall be adjudged to be liable to us, unless the court believes that in light of all the circumstances indemnification should apply. Our Certificate of Incorporation, as amended, requires us to indemnify such persons to the fullest extent permitted by such Section 145.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

         The indemnification provisions contained in our Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we may maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than broker commissions, payable by us in connection with the sale of the shares offered hereby. All amounts shown are estimates (except for the Securities and Exchange Commission filing fees).

--------------------------------------------
SEC filing fee
--------------------------------------------
Legal fees and expenses
--------------------------------------------
Blue sky filing fees and expenses
--------------------------------------------
Printing costs
--------------------------------------------
Miscellaneous expenses
--------------------------------------------

--------------------------------------------
Total
--------------------------------------------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On May 8, 2003, we issued 360,677 shares of our common stock for the satisfaction of $45,000 in legal fees to one of our law firms. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On May 21, 2003, we issued to certain of our investors 2,000,000 shares of our common stock at $0.12 per share. Such issuance was effected pursuant to Regulation S under the Securities Act.

On June 18, 2003, we entered into a conversion agreement with LTDN pursuant to which LTDN converted $800,000 of debt owed to it into 8,000,000 shares of our common stock. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On June 19, 2003 we issued 2,000,000 shares of our common stock to a consultant. These shares were valued at $940,000. Such issuance was effected pursuant to
Section 4(2) under the Securities Act.

During July 2003, we and entered into a conversion agreement with a former consultant pursuant to which the we and such consultant agreed to convert EURO 108,402 of outstanding consulting fees due to such consultant into 510,000 shares of our common stock. Such issuance was effected pursuant to Regulation S under the Securities Act.

On September 17, 2003, we issued 85,000 shares of our common stock to a consultant for the satisfaction of $18,700 in consulting fees. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On November 11, 2003, we issued 150,000 shares of our common stock to a consultant for the satisfaction of services provided valued at $24,000. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On November 11, 2003, we issued 100,000 shares of our common stock to a consultant for the satisfaction of services provided valued at $16,000. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During November 2003, we entered into a conversion agreement with LTDN pursuant to which LTDN converted $125,000 of debt owed to it into 1,250,000 shares of our common stock. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On November 11, 2003, we issued 50,000 shares of our common stock to a consultant for the satisfaction of $8,000 in consulting fees. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On November 21, 2003, we issued 660,000 shares of our common stock as full and final payment of all principal and interest on a $60,000 note payable by the Company. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On November 21, 2003, we issued 340,000 shares of our common stock to a consultant as consideration for services provided valued at $51,000. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

On March 19 2004, we issued 6,000,000 shares of our common stock as payment in full of a promissory note payable in the amount of $860,000 plus accrued $318,000 of accrued interest. Such issuance was effected pursuant to section 4(2) under the Securities Act.

On March 26, 2004, we entered into a conversion agreement with LTDN pursuant to which LTDN converted $130,000 of debt owed to it into 1,300,000 shares of our common stock. Such issuance was effected pursuant to section 4(2) under the Securities Act.

On March 31, 2004, we issued 50,000 shares of our common stock for legal services to one of our law firms. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During April 2004, we issued 60,000 shares of our common stock to an investor as additional interest on amounts due to such investor. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During May 2004, the Company issued 282,350 shares of Common Stock to a consultant under a one year service agreement. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During June 2004, we issued 65,000 shares of our common stock to a consultant for services rendered. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During June 2004, we issued 2,250,000 shares of our common stock to a law firm as part of a settlement agreement. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During July 2004, we issued 2,337,500 shares of our common stock to a consultant as payment of consulting fees. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During July 2004, we issued 1,700,000 shares of our common stock to a consultant as payment of consulting fees. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During July 2004, we issued 1,526,238 shares of our common stock to an employee as part of a conversion agreement signed during 2003. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In July 2004, we entered into a conversion agreement with an investor for the conversion of a $15,000 principal amount note plus accrued interest into 205,500 shares of our common stock. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During August 2004, we issued 937,777 shares of our common stock to an employee. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During August 2004, Dr. Hans-Joachim Schuerholz resigned as a member of the Company's Board of Directors due to personal reasons. Upon his resignation the Company issued 100,000 shares of Common Stock valued at $16,000 to Dr. Schuerholz for past services provided as Director. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During September 2004, the Company and an employee entered into a conversion agreement whereby the employee agreed to convert $142,000 of accrued salary into 1,183,333 shares of restricted Common Stock. Such issuance was effected pursuant to section 4(2) under the Securities Act.

During September 2004, the Company and a consultant entered into a conversion agreement whereby the Consultant agreed to convert $61,875 of accrued salary into 515,625 shares of restricted Common Stock. Such issuance was effected pursuant to sectin 4(2) under the Securities Act.

During November 2004, we issued 906,677 shares of our common stock to a note holder in full payment of a note in the principal amount of $100,000 plus accrued interest. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During November 2004, we issued 100,000 shares of our common stock to a former Director for services previously provided. Such issuance was effected pursuant to section 4(2) under the Securities Act.

On December 13, 2004, we issued 43,600 shares of our Series A Convertible Preferred Stock as part of the purchase price of Alfa-Pro Products GmbH and 6,400 shares of our Series A Convertible Preferred Stock as part of the purchase price of certain intellectual property rights from Schlattl GBR. Such issuance was effected pursuant to Regulation S under the Securities Act.

On December 15, 2004, as consideration paid in connection with the acquisition of LTDN, we issued 193,336 shares of our Series A Convertible Preferred Stock and 487,903 warrants to purchase our Series A Convertible Preferred Stock. Such issuance was effected pursuant to Regulation S and Section 4(2) under the Securities Act.

During February 2005, we issued to our President and Chief Executive Officer 523,811 shares of our common stock as a bonus valued at $78,571. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During February 2005, we issued to a Director of the Company 380,952 shares of our common stock as a bonus valued at $57,142. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During February 2005, we issued to a former consultant 1,692,388 shares of our common stock and 10,536 shares of our Series A Convertible Preferred Stock in settlement of $1,016,000 of accrued consulting fees. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During March 2005, we issued to a consultant 187,500 shares of our common stock valued at $36,000. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In March 2005 we issued to an investor $300,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 4,285,714 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During April 2005, we issued 375 shares of our Series A Convertible Preferred Stock, valued at $22,500, to a party as a finders fee relating to financings we entered into during the first quarter of 2005. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In April 2005 we issued to an investor $300,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 4,285,714 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In April 2005 we issued to an investor $200,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,857,142 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In April 2005 we issued to an investor $100,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 1,428,571 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During April 2005, we issued to several investors 1,050,000 shares of our common stock for $104,565. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During April 2005, the Company sold to an investor 250,000 shares of Common Stock for $25,000.

During May 2005, we issued 276,394 shares of our common stock to a consultant for services provided valued at $35,931. Such issuance was effected pursuant to
Section 4(2) under the Securities Act.

During June 2005, we entered into a conversion agreement with a debt holder whereby we issued 1,971,428 shares of our common stock as full and final payment of $138,000. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During June 2005, we issued 312,500 shares of our common stock to a consultant for services provided valued at $37,500. Such issuance was effected pursuant to
Section 4(2) under the Securities Act.

During June 2005, we issued to an officer 2,000,000 shares of our common stock pursuant to a June 30, 2005 bonus arrangement. The officer is also entitled to be issued up to 1,000,000 shares of common stock upon additional milestones being reached. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In July 2005 we issued to 14 investors $850,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 12,142,857 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In July 2005 we issued to 4 investors $45,000 aggregate principal amount of our 9% Convertible Debentures in connection with certain amendments to the 9% Convertible Debentures previously issued to such investors. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In August 2005 we issued 1,875 shares of our Series A Convertible Preferred Stock to an investor in connection with certain amendments to the 9% Convertible Debentures previously issued to such investors. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In August 2005 we issued to an investor $150,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In September 2005 we issued to an investor $150,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In September 2005 we issued to certain affiliates of our chief executive officer 27,282 shares of our Series A Convertible Preferred Stock upon the exercise of warrants at an aggregate exercise price of $460,653 (such amount was paid by the cancellation of debt to our chief executive officer. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In September 2005 we issued 10,000 shares of our Series A Convertible Preferred Stock as a finder's fee to a finder in connection with our acquisition of LTDN.

In October 2005 we issued to an investor $150,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In October 2005 we issued to an investor $200,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,857,143 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In October 2005 we issued to four investors 642,857 warrants to purchase shares of our common stock at an exercise price of $.10 per share in connection with certain amendments effected in July 2005 to the 9% Convertible Debentures previously issued to such investors. Such issuance was effected pursuant to
Section 4(2) under the Securities Act.

In November 2005 we issued to an investor $150,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In November 2005 we issued to an investor $150,000 aggregate principal amount of our 9% Convertible Debentures and warrants to purchase 2,142,857 shares of our common stock at a per share exercise price of $.10 per share. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In November 2005, we issued to a consultant 2,000,000 shares of Common Stock for services provided to the Company. Such issuance was effected pursuant to Section 4 (2) under the Securities Act.

In December 2005, a shareholder excercised a warrant to purchase 4,841,200 shares of Common Stock for an exercise price in the amount of approximately $197,000. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In December 2005, a shareholder exercised a warrant to purchase 6,731,956 shares of Common Stock for an excercise price in the amount of approximately $274,900. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In December 2005, a shareholder exercised a warrant to purchase 6,251,560 shares of Common Stock for an exercise price in the amount of approximately $255,300. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In December 2005, a shareholder exercised a warrant to purchase 3,462,400 shares of Common Stock for an exercise price in the amount of approximately $141,400. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

During December 2005, the Company issued 208,842 shares of Common Stock as an incentive for services provided to the Company. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

In December 2005, a shareholder exercised a warrant to purchase 96,000 shares of Common Stock for an exercise price in the amount of approximately $3,800. Such issuance was effected pursuant to Section 4(2) under the Securities Act.

ITEM 27. EXHIBITS

Exhibit 2.1 Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2004, among the Registrant, LTDnetwork, Inc. and LTDN Acquisition Corp. (1)

Exhibit 2.2 First Amendment, dated as of December 15, 2004, among the Registrant, LTDnetwork, Inc. and LTDN Acquisition Corp. to that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2004, among the Registrant, LTDnetwork, Inc. and LTDN Acquisition Corp. (2)

Exhibit 2.3 Stock and Intellectual Property Purchase Agreement, dated as of December 13, 2004, among Alice Schlattl, Schlattl GBR, the Registrant, Claudia Schreiner, Susanne Schlattl and Ralph Schlattl. (2)

Exhibit 3.1       Certificate of Incorporation of the Registrant (3)

Exhibit 3.2 Certificate of Designations for the Series A Convertible Preferred Stock of the Registrant (2)

Exhibit 3.3 Amendment No. 1 to the Certificate of Designations for the Series A Convertible Preferred Stock of the Registrant (8)

Exhibit 3.4       Amended and Restated By-laws of the Registrant (10)

Exhibit 4.1 Warrant Agreement, dated as of December 15, 2004, between the Registrant and LTDnetwork, Inc. (2)

Exhibit 4.2 Registration Rights Agreement, dated as of December 15, 2004, between the Registrant and LTDnetwork, Inc. (2)

Exhibit 4.3 Securities Purchase Agreement dated as of March 1, 2005 between the Registrant and The Gross Foundation, Inc.(8)

Exhibit 4.4 Amendment No. 1 dated as of April 5, 2005 to the Securities Purchase Agreement and the Transaction Documents between the Registrant and The Gross Foundation, Inc.(8)

Exhibit 4.5 Form of 9% Convertible Debenture issued to The Gross Foundation, Inc.(8)

Exhibit 4.6       Form of Warrant issued to The Gross Foundation, Inc.(8)

Exhibit 4.7 Registration Rights Agreement dated as of March 1, 2005 between the Registrant and The Gross Foundation, Inc.(8)

Exhibit 4.8 Securities Purchase Agreement dated as of April 14, 2005 between the Registrant and Double U Master Fund, L.P.(8)

Exhibit 4.9 Form of 9% Convertible Debenture issued to Double U Master Fund, L.P.(8)

Exhibit 4.10      Form of Warrant issued to Double U Master Fund, L.P.(8)

Exhibit 4.11 Registration Rights Agreement dated as of April 14, 2005 between the Registrant and Double U Master Fund, L.P.(8)

Exhibit 4.12 Securities Purchase Agreement dated as of April 14, 2005 between the Registrant and Platinum Partners Value Arbitrage Fund, L.P.(8)

Exhibit 4.13 Form of 9% Convertible Debenture issued to Platinum Partners Value Arbitrage Fund, L.P.(8)

Exhibit 4.14 Form of Warrant issued to Platinum Partners Value Arbitrage Fund, L.P.(8)

Exhibit 4.15 Registration Rights Agreement dated as of April 18, 2005 between the Registrant and Platinum Partners Value Arbitrage Fund, L.P.(8)

Exhibit 4.16 Securities Purchase Agreement dated as of April 18, 2005 between the Registrant and JM Investors, Inc.(8)

Exhibit 4.17      Form of 9% Convertible Debenture issued to JM Investors,
                  Inc.(8)

Exhibit 4.18      Form of Warrant issued to JM Investors, Inc.(8)

Exhibit 4.19 Registration Rights Agreement dated as of April 18, 2005 between the Registrant and JM Investors, Inc.(8)

Exhibit 4.20 Securities Purchase Agreement dated as of July 14, 2005 between the Registrant and the investors named therein (10)

Exhibit 4.21 Form of 9% Convertible Debenture issued to certain investors on July 19 (10)

Exhibit 4.22      Form of Warrant issued to certain investors on July 19 (10)

Exhibit 4.23 Registration Rights Agreement dated as of July 14, 2005 between the Registrant and the investors named therein (10)

Exhibit 4.24 Amendment No. 1 dated as of July 19, 2005 to the Registration Rights Agreements between the Registrant and the investors named therein and the related Debentures(10)

Exhibit 4.25 Security Agreement dated as of July 19, 2005 between the Registrant and the investors named therein (10)

Exhibit 4.26 Securities Purchase Agreement dated as of August 26, 2005 between the Registrant and Harborview Master Fund L.P.(11)

Exhibit 4.27 Form of 9% Convertible Debenture issued to Harborview Master Fund L.P. (11)

Exhibit 4.28      Form of Warrant issued to Harborview Master Fund L.P.(11)

Exhibit 4.29 Registration Rights Agreement dated as of August 26, 2005 between the Registrant and Harborview Master Fund L.P. (11)

Exhibit 4.30 Securities Purchase Agreement dated as of September 12, 2005 between the Registrant and Silverlake Holdings. Inc.(11)

Exhibit 4.31 Form of 9% Convertible Debenture issued to Silverlake Holdings. Inc. (11)

Exhibit 4.32      Form of Warrant issued to Silverlake Holdings. Inc. (11)

Exhibit 4.33 Registration Rights Agreement dated as of September 12, 2005 between the Registrant and Silverlake Holdings. Inc. (11)

Exhibit 4.34 Securities Purchase Agreement dated as of October 11, 2005 between the Registrant and Chicago Venture Partners L.P.(11)

Exhibit 4.35 Form of 9% Convertible Debenture issued to Chicago Venture Partners L.P. (11)

Exhibit 4.36      Form of Warrant issued to Chicago Venture Partners L.P. (11)

Exhibit 4.37 Registration Rights Agreement dated as of October 11, 2005 between the Registrant and Chicago Venture Partners L.P. (11)

Exhibit 4.38 Securities Purchase Agreement dated as of October 17, 2005 between the Registrant and Monarch Capital Fund Ltd (11)

Exhibit 4.39 Form of 9% Convertible Debenture issued to Monarch Capital Fund Ltd (11)

Exhibit 4.40      Form of Warrant issued to Monarch Capital Fund Ltd (11)

Exhibit 4.41 Registration Rights Agreement dated as of October 17, 2005 between the Registrant and Monarch Capital Fund Ltd (11)

Exhibit 4.42 Securities Purchase Agreement dated as of November 28, 2005 between the Registrant and Harborview Master Fund L.P.(13)

Exhibit 4.43 Form of 9% Convertible Debenture issued to Harborview Master Fund L.P. (13)

Exhibit 4.44      Form of Warrant issued to Harborview Master Fund L.P.(13)

Exhibit 4.45 Registration Rights Agreement dated as of November 28, 2005 between the Registrant and Harborview Master Fund L.P. (13)

Exhibit 4.46 Securities Purchase Agreement dated as of November 28, 2005 between the Registrant and Monarch Capital Fund Ltd (13)

Exhibit 4.47 Form of 9% Convertible Debenture issued to Monarch Capital Fund Ltd (13)

Exhibit 4.48      Form of Warrant issued to Monarch Capital Fund Ltd (13)

Exhibit 4.49 Registration Rights Agreement dated as of November 28, 2005 between the Registrant and Monarch Capital Fund Ltd (13)

Exhibit 5.1       Opinion of Ropes & Gray LLP*

Exhibit 10.1 Release and Stock Purchase Agreement, dated as of July 15, 2003, between James Samuelson and the Registrant (4)

Exhibit 10.2 Option Agreement, dated as of March 12, 2004, between James Samuelson and the Registrant. (5)

Exhibit 10.3 Settlement Agreement and General Release, dated as of May 17, 2004, among Richardson & Patel, a Law Corporation, Richardson & Patel LLP, LTDnetwork, Inc. and the Registrant. (5)

Exhibit 10.4 Consulting Services Agreement dated as of July 8, 2004 between Allan Klepfisz and the Registrant. (5)

Exhibit 10.5 Consulting Services Agreement dated as of July 8, 2004 between Chai Ong and the Registrant. (5)

Exhibit 10.6      2000 Stock Option Plan (9)

Exhibit 10.7      2001 Consultant's Stock Plan (6)

Exhibit 10.8      2005 Stock Compensation Plan (7)

Exhibit 10.9      2005 Equity Incentive Plan (12)

Exhibit 21.1      List of Subsidiaries (8)

Exhibit 23.1      Consent of Independent Registered Public Accounting Firm*

Exhibit 23.2      Consent of Ropes & Gray LLP (included in Exhibit 5.1)

*  Filed herewith

(1) Incorporated herein by reference to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 13, 2004
(2) Incorporated herein by reference to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 17, 2004
(3) Incorporated herein by reference to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 15, 2000.
(4) Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.
(5) Incorporated by reference to the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on July 15, 2004
(6) Incorporated by reference to the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on December 3, 2001
(7) Incorporated by reference to the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on February 28, 2005
(8) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on May 23, 2005.
(9) Incorporated herein by reference to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 8, 2000
(10) Incorporated herein by reference to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 20, 2005
(11) Incorporated herein by reference to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 1, 2005
(12) Incorporated by reference to the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on November 1, 2005
(13) Incorporated herein by reference to the Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 30, 2005.


ITEM 28.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any additional or changed information on the plan of distribution

         (2) That, for determining liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of New York, New York on this 3rd day of January 2006.

                            ADVANCED TECHNOLOGY INDUSTRIES, INC.

                            By /s/ Allan Klepfisz
                               -----------------------------------------------
                               Allan Klepfisz
                               Chief Executive Officer, President and Director


                  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated:  January 3, 2006       /s/ Allan Klepfisz
                               -----------------------------------------------
                               Allan Klepfisz
                               Chief Executive Officer, President and Director


Dated:  January 3, 2006       /s/ James Samuelson
                               -----------------------------------------------
                               James Samuelson
                               Vice President, Chief Financial
                               Officer and Director


Dated:  January 3, 2006        /s/ Chai Ong
                               -----------------------------------------------
                                Chai Ong
                                Director


Dated:  January 3, 2006        /s/  Arie Baalbergen
                               -----------------------------------------------
                                Arie Baalbergen
                                Director